POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                 SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404 572-6600)


                                     October 15, 1998


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      FLAG Financial Corporation - Registration Statement on Form S-4

Ladies and Gentlemen:

         As counsel to FLAG Financial Corporation, a Georgia corporation (the "Company"), we enclose for filing with the Commission under the Securities Act of 1933, as amended, the Company's Registration Statement on Form S-4 registering 262,500 shares of its common stock for issuance in connection with the proposed merger of The Brown Bank with and into Citizens Bank, a wholly-owned subsidiary of the Company.

         No distribution of the Registration Statement or the related Proxy Statement/Prospectus will be made prior to effectiveness of the Registration Statement, except that, as noted below, copies will be furnished to certain bank regulatory agencies pursuant to their filing requirements.

         The transactions described in the Registration Statement are also subject to certain filings with and approvals by the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance. We will advise you promptly if a favorable approval is not obtained from any of these entities, although no difficulty is expected in obtaining such approvals.

         If you have any questions or comments concerning the Registration Statement, please call me at 404/572-4514 or Kathryn L. Knudson at 404/572-6952. Our fax number is 404/572-5954 or 404/572-6999.

                                     Sincerely,


                                     /s/ Lynn M. Sumlin
                                     ------------------
                                     For POWELL, GOLDSTEIN, FRAZER & MURPHY LLP


Enclosures

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1998
                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           FLAG FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

             Georgia                  6060                      58-2094179
 (State or other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number) Identification No.)

                           101 NORTH GREENWOOD STREET
                             LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

(Address,  including zip code,  and telephone  number,  including  area code, of
                   Registrant's principal executive offices)

                             J. Daniel Speight, Jr.
                      President and Chief Executive Officer
                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000

(Name, address,  including zip code, and telephone number,  including area code, of agent for service) with copies to:

           Walter G. Moeling, IV                  T. Daniel Brannan, Esq.
  Powell, Goldstein, Frazer & Murphy LLP       Morris Manning & Martin L.L.P.
                Suite 1600                     1600 Atlantic Financial Center
        191 Peachtree Street, N.E.               3343 Peachtree Road, N.E.
          Atlanta, Georgia 30303                   Atlanta, Georgia 30326
              (404) 572-6600                           (404) 233-7000
                              --------------------
         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ________________


                                          CALCULATION OF REGISTRATION FEE
----------------------------------------- --------------- --------------------- -------------------- ----------------
          Title of Each Class                               Proposed Maximum     Proposed Maximum
             of Securities                 Amount to be      Offering Price          Aggregate          Amount of
            to be Registered              Registered (1)        Per Unit        Offering Price (2)    Registration
                                                                                                           Fee
----------------------------------------- --------------- --------------------- -------------------- ----------------
Common Stock, $1.00 par value                262,500              N/A                1,673,000           $494.00
=====================================================================================================================


(1) This Registration Statement covers the maximum number of shares of the common stock of the Registrant which is expected to be issued in connection with the merger.

(2) Pursuant to Rule 457(f)(2), the registration fee was computed on the basis of the aggregate book value of the common stock of The Brown Bank to be exchanged in the merger. The registrant hereby amends this registration statement on such date or dates as may be necessary to dela its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                 THE BROWN BANK
                                 Railroad Street
                             Cobbtown, Georgia 30420


To the Shareholders of                     October __, 1998
The Brown Bank

         I am pleased to invite you to attend a Special Meeting of the shareholders of The Brown Bank to be held at the main office of The Brown Bank, located at Railroad Street, Cobbtown, Georgia, on _________, ______________, 1998, at _____ p.m., local time.

         At the Special Meeting, you will be asked to approve the merger agreement among The Brown Bank, FLAG Financial Corporation and Citizens Bank. The merger agreement provides that The Brown Bank will merge into Citizens Bank, which is a wholly-owned subsidiary of FLAG Financial Corporation. As a result of the merger, each outstanding share of common stock of The Brown Bank (except for shares held by The Brown Bank, FLAG Financial Corporation, or their subsidiaries, and shares held by shareholders of The Brown Bank who exercise their dissenters' rights) will be exchanged for 1.5 shares of FLAG Financial Corporation common stock. FLAG Financial Corporation will pay shareholders of The Brown Bank cash instead of issuing fractional shares.

         Your Board believes that the merger will have many benefits. We believe that the combined company will have greater financial strength and greater opportunity and flexibility to expand and diversify. Your Board of Directors unanimously approved the merger agreement and recommends that you approve the merger agreement. Consummation of the merger is subject to certain conditions, including approval of the merger agreement by the affirmative vote by holders of two-thirds of the outstanding voting stock of The Brown Bank and approval of the merger by various regulatory agencies.

         This Proxy Statement/Prospectus provides detailed information about the proposed merger. You should read this entire document carefully. You can also get information about FLAG Financial Corporation from the Securities and Exchange Commission.

         Whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed merger with FLAG Financial Corporation is a significant step for The Brown Bank and your vote on this matter is of great importance.

         On behalf of the board of directors, I strongly urge you to vote FOR approval of the merger agreement and the transactions contemplated therein by marking the enclosed proxy card "FOR" item one.

         We look forward to seeing you at the Special Meeting.

                                           Sincerely,


                                           Dennis D. Allen
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission or any state securities commission has approved of the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities offered hereby are not savings accounts or deposit accounts or other obligations of any bank or savings association and they are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.
--------------------------------------------------------------------------------

This Proxy Statement/Prospectus is dated October __, 1998 and was first mailed to shareholders on October __, 1998.

         We have not authorized anyone to give any information or make any representation about the merger or our companies that differs from, or adds to, the information in the Proxy Statement/Prospectus or in documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

         If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this Proxy Statement/Prospectus or to ask for proxies, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Proxy Statement/Prospectus does not extend to you.

         The information contained in this Proxy Statement/Prospectus speaks only as of its date unless the information specifically indicates that another date applies.

         Information in this Proxy Statement/Prospectus about FLAG Financial Corporation has been supplied by FLAG Financial Corporation, and information about The Brown Bank has been supplied by The Brown Bank.

                   A Warning About Forward-Looking Statements

         Each company makes forward-looking statements that are subject to risks and uncertainties in this document. FLAG Financial Corporation's public documents also contain forward-looking statements. These forward-looking statements include information about possible or assumed future results of operations or the performance of FLAG Financial Corporation after the merger of The Brown Bank and Citizens Bank. When we use words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions, we are making forward-looking statements. Many possible events or factors could affect the financial results and performance of each of our companies. This could cause results or performances to differ materially from those expressed in our forward-looking statements.

         You should consider these risks when you vote on the merger. These possible events or factors include the following:

         (1) our cost savings from the merger are less than we expect, or we are unable to obtain those cost savings as soon as we expect;

         (2)      we lose more deposits, customers, or business than we expect;

         (3)      competition in the banking industry increases significantly;

         (4) our restructuring costs are higher than we expect or our operating costs after the merger are greater than we expect;

         (5) technological changes and systems integration are harder to make or more expensive than we expect;

         (6)      changes in the interest rate environment reduce our margins;

         (7) general economic or business conditions are worse than we expect;

         (8) legislative or regulatory changes occur which adversely affect our business;

         (9)      changes occur in business conditions and inflation;

         (10)     changes occur in the securities markets; and

         (11) we have more trouble obtaining regulatory approvals for the merger than we expect.

              PROPOSED MERGER OF THE BROWN BANK WITH CITIZENS BANK

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD _________________, 1998

         The Brown Bank ("Brown") will hold a Special Meeting of shareholders at the main office of Brown, located at Railroad Street, Cobbtown, Georgia, on __________, ___________, 1998, at _____ p.m., local time, to vote on:

         1. Agreement and Plan of Merger, dated as of July 24, 1998 (the "Merger Agreement"), among Brown, FLAG Financial Corporation, and Citizens Bank, a wholly-owned subsidiary of FLAG Financial Corporation. The Merger Agreement provides that Brown will merge with Citizens Bank. Each outstanding share of Brown common stock at the effective time of the merger will be exchanged for 1.5 shares of FLAG Financial Corporation common stock, as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to the accompanying Proxy Statement/Prospectus as Appendix A.

         2. Any other business as may come properly before the Special Meeting, or any adjournments or postponements.

         Only shareholders who hold their stock at the close of business on ____________, 1998, will be entitled to notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger
Agreement and the transactions contemplated therein requires the affirmative vote of a majority of the issued and outstanding shares of Brown common stock.

         The Board of Directors of Brown recommends that shareholders vote FOR approval of the Merger Agreement.

                                           BY ORDER OF THE BOARD OF DIRECTORS


                                           Dennis D. Allen
                                           President and Chief Executive Officer

Cobbtown, Georgia
October __, 1998

     Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope in order to ensure that your shares will be represented at the Special Meeting.

                              --------------------

         Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares in cash if the merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of Part 552 of the Regulations of the Office of Thrift Supervision, 12 C.F.R. Section 552.14. The full text of 12 C.F.R. Section 552.14, that describes the right to dissent is included as Appendix B to the accompanying Proxy Statement/Prospectus. See "DESCRIPTION OF MERGER--Dissenters' Rights" in the accompanying Proxy Statement/Prospectus, page 22.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
SUMMARY........................................................................1

   THE COMPANIES...............................................................1
   THE MERGER..................................................................1
   OUR REASONS FOR THE MERGER..................................................1
   RECOMMENDATION TO BROWN SHAREHOLDERS........................................2
   THE BROWN BANK SPECIAL SHAREHOLDER MEETING..................................2
   RECORD DATE FOR SPECIAL SHAREHOLDER MEETING.................................2
   VOTE REQUIRED...............................................................2
   WHAT BROWN SHAREHOLDERS WILL RECEIVE........................................3
   REGULATORY APPROVALS........................................................3
   CONDITIONS TO THE MERGER....................................................3
   TERMINATION OF THE MERGER AGREEMENT.........................................3
   DISSENTERS' RIGHTS..........................................................4
   OTHER INTERESTS OF OFFICERS AND DIRECTORS IN THE MERGER THAT ARE
   DIFFERENT FROM YOURS........................................................4
   IMPORTANT FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.....................4
   ACCOUNTING TREATMENT OF THE MERGER..........................................5
   CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS.................................5
   COMPARATIVE MARKET PRICES OF COMMON STOCK...................................5
   DIVIDENDS AFTER THE MERGER..................................................5
   LISTING OF FLAG COMMON STOCK................................................5
   RISK FACTORS................................................................6
   COMPARATIVE PER SHARE DATA..................................................6
   SELECTED FINANCIAL DATA.....................................................8
   SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA....................9
   RECENT DEVELOPMENTS IN FLAG'S BUSINESS.....................................11

RISK FACTORS..................................................................12

   THERE IS LIMITED MARKET FOR SHARES OF FLAG COMMON STOCK....................12
   THERE ARE RESTRICTIONS ON FLAG'S ABILITY TO PAY DIVIDENDS..................12
   THERE MAY BE POSSIBLE COSTS ASSOCIATED WITH THE
     INTEGRATION OF FLAG'S PENDING ACQUISITIONS...............................12
   FLAG IS SUBJECT TO EXTENSIVE GOVERNMENTAL REGULATION.......................12
   THE FINANCIAL INSTITUTION INDUSTRY IS VERY COMPETITIVE.....................12
   MANAGEMENT OF FLAG HOLDS A LARGE PORTION OF FLAG COMMON STOCK..............13
   FLAG'S ARTICLES OF INCORPORATION AND BYLAWS MAY PREVENT
     TAKEOVER BY ANOTHER COMPANY..............................................13
   YEAR 2000 ISSUES...........................................................13

MEETING OF BROWN SHAREHOLDERS.................................................13

   DATE, PLACE, TIME, AND PURPOSE.............................................13
   RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIES.....14

DESCRIPTION OF MERGER.........................................................15

   GENERAL....................................................................15
   BACKGROUND OF AND REASONS FOR THE MERGER...................................16
   EFFECTIVE DATE OF THE MERGER...............................................18
   DISTRIBUTION OF FLAG CERTIFICATES..........................................18

   CONDITIONS TO CONSUMMATION OF THE MERGER...................................20
   REGULATORY APPROVALS.......................................................21
   WAIVER, AMENDMENT, AND TERMINATION.........................................22
   DISSENTERS' RIGHTS.........................................................22
   CONDUCT OF BUSINESS PENDING THE MERGER.....................................24
   MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF
     CERTAIN PERSONS IN THE MERGER............................................26
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................28
   ACCOUNTING TREATMENT.......................................................29
   EXPENSES AND FEES..........................................................30
   RESALES OF FLAG COMMON STOCK...............................................30

DESCRIPTION OF FLAG COMMON STOCK..............................................31


EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS................................32

   AUTHORIZED CAPITAL STOCK...................................................32
   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS..........................33
   CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING.............34
   REMOVAL OF DIRECTORS.......................................................35
   INDEMNIFICATION............................................................35
   SPECIAL MEETINGS OF SHAREHOLDERS...........................................36
   ACTIONS BY SHAREHOLDERS WITHOUT A MEETING..................................36
   MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS...............................36
   SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS..........................37
   DIVIDENDS..................................................................38

COMPARATIVE MARKET PRICES AND DIVIDENDS.......................................38


BUSINESS OF BROWN.............................................................40

   GENERAL....................................................................40
   MANAGEMENT STOCK OWNERSHIP.................................................40
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF BROWN......................41
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS................................................42
   CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS............................58
   YEAR 2000 ISSUES...........................................................58

BUSINESS OF FLAG..............................................................59

   GENERAL....................................................................59
   DIRECTORS AND EXECUTIVE OFFICERS...........................................59

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..................................65


SHAREHOLDER PROPOSALS.........................................................72


EXPERTS.......................................................................72


LEGAL MATTERS.................................................................73


OTHER MATTERS.................................................................73


WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG................................73

INDEX TO BROWN FINANCIAL DATA................................................F-1



APPENDIX A -- AGREEMENT AND PLAN OF MERGER BY AND AMONG
              FLAG  FINANCIAL CORPORATION, CITIZENS BANK AND THE BROWN BANK..A-1

APPENDIX B -- DISSENTERS' RIGHTS.............................................B-1

                                     SUMMARY


         This summary highlights selected information from this Proxy Statement/Prospectus. Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Proxy Statement/Prospectus and its appendices carefully before you decide to vote.

The Companies  (Page 40 for Brown, Page 59 for FLAG)

                                 The Brown Bank
                                 Railroad Street
                             Cobbtown, Georgia 30420
                                  912-684-2130

         Brown is a federal savings bank headquartered in Cobbtown, Georgia. Brown has three banking offices located in Cobbtown, Reidsville and Metter, Georgia. Brown offers a broad range of banking and banking-related services. The Brown Bank Service Corporation is a Georgia corporation and a wholly-owned subsidiary of Brown. The Brown Bank Service Corporation provides various insurance products. As of June 30, 1998, Brown's total assets were about $28.7 million, deposits were about $25.9 million and shareholder's equity was about $1.7 million.

                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                  706-845-5000

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions: Citizens Bank, Bank of Milan and First Federal Savings Bank of LaGrange. Through its subsidiaries, FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services. As of June 30, 1998, FLAG's total assets were about $442.9 million, deposits were about $339.2 million and shareholders' equity was about $38.6 million.

The Merger  (Page 15)

         The Merger Agreement provides for the merger of Brown and Citizens Bank. After the merger, the combined company will be called "Citizens Bank." Citizens Bank is a subsidiary of FLAG and will remain a subsidiary of FLAG after the merger.

         A copy of the Merger Agreement is included as Appendix A to this Proxy Statement/Prospectus. We encourage you to read the Merger Agreement since it is the legal document that governs the merger.

Our Reasons for the Merger   (Page 16)

         The Brown Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement, the Brown Board of Directors considered a number of factors, including:

         1. the ability to diversify lending risks,
         2. the liquidity of FLAG common stock,
         3. the characteristics of the markets in which FLAG currently operates, and

         4. FLAG and Brown's shared vision for future expansion.

         The FLAG Board of Directors believes that the merger is in the best interests of FLAG and its shareholders. The FLAG Board of Directors unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement and the issuance of shares of FLAG common stock to Brown shareholders in the merger, the FLAG Board of Directors considered a number of factors, including:

         1. the financial condition of Brown,
         2. the likelihood of regulators approving the merger without undue conditions or delay,
         3. the financial  and  nonfinancial terms of the merger,  and
         4. the compatibility and the community bank orientation of FLAG and Brown.

         The Boards of Directors of Brown and FLAG believe that the merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Brown and FLAG will provide greater ability to compete in the changing and competitive financial services industry.

Recommendation to Brown Shareholders  (Page 17)

         The Brown Board believes that the merger of Brown and Citizens Bank is in the best interests of Brown and Brown's shareholders. The Brown Board unanimously recommends that you vote FOR the merger.

The Brown Bank Special Shareholder Meeting  (Page 13)

         The Special Meeting will be held at the main office of Brown, located at Railroad Street, Cobbtown, Georgia, on __________, _________, 1998, at ____ p.m., local time. The Brown Board of Directors is soliciting proxies for use at the Special Meeting of Brown shareholders. At the Special Meeting the Brown Board of Directors will ask the Brown shareholders to vote on a proposal to approve the merger of Brown and Citizens Bank.

Record Date for Special Shareholder Meeting  (Page 14)

         You may vote at the Special Meeting if you owned Brown common stock as of the close of business on ____________, 1998. You will have one vote for each share of Brown common stock you owned on ____________, 1998. You can revoke your proxy at any time prior to the vote at the Special Meeting.

Vote Required  (Page 14)

         In order to approve the merger, shareholders holding two-thirds of the outstanding shares of Brown common stock must approve the Merger Agreement. As of the Brown Record Date, all directors and executive officers of Brown as a group (11 persons) could vote approximately 82,059 shares of Brown common stock, constituting approximately 47% of the total number of shares of Brown common stock outstanding at that date. The Brown directors and executive officers have committed to vote their shares of Brown common stock in favor of the merger. As of the Brown Record Date, FLAG held 5,000 shares of Brown common stock. FLAG will vote its shares of Brown Common Stock in favor of the merger.

What Brown Shareholders will Receive   (Page 15)

         As a result of the merger, FLAG will pay Brown shareholders 1.5 shares of FLAG common stock for each share of Brown common stock that they own. Brown shareholders will not receive fractional shares. Instead, they will receive a check in payment for any financial shares based on the market value of FLAG common stock. The market value is determined by the last sale price of FLAG common stock on the Nasdaq National Market (as reported by The Wall Street Journal) on the last trading day before the merger becomes effective.

         Once the merger is complete, FLAG's transfer agent will mail to you materials and instructions for use to exchange your Brown stock certificates for FLAG stock certificates.

         Brown shareholders should not send in their stock certificates until they are instructed to do so after the merger.

Regulatory Approvals  (Page 21)

         We cannot complete the merger until we receive approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Georgia Department of Banking and Finance (the "GDBF"). FLAG and Brown filed applications with the FDIC and GDBF seeking approval of the merger. FLAG and Brown also filed a notice describing the merger with the Office of Thrift Supervision (the "OTS"). The OTS is the primary regulator of Brown. It is possible that the FDIC or GDBF approvals will impose conditions or restrictions that FLAG or Brown believe to materially adversely affect the economic or business benefits of the merger.

Conditions to the Merger  (Page 20)

         The completion of the merger depends upon FLAG and Brown satisfying a number of conditions, including:

         1. Brown shareholders must approve the Merger Agreement;
         2. FLAG and Brown must receive a legal opinion confirming the tax-free nature of the merger;
         3. FLAG and Brown must receive a letter from FLAG's independent accountants stating that the merger will qualify for pooling-of-interests accounting treatment, and
         4. FLAG and Brown must receive all required regulatory approvals and any waiting periods required by law must have passed.

Termination of the Merger Agreement   (Page 21)

         Either FLAG or Brown can terminate the Merger Agreement without completing the merger if, among other things any of the following occurs:

         1. the merger is not completed by December 31, 1998;
         2. the holders of two-thirds of Brown common stock do not approve the merger or;
         3. the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the Merger Agreement.

         In certain instances, including a breach of a representation, warranty, covenant or agreement or failure of the Brown shareholders to approve the Merger Agreement, either FLAG or Brown will be required to pay the other party the lesser of $100,000 or actual costs of the other party incurred in connection with the merger. If the merger is not consummated, FLAG will continue to operate as a bank holding company under its present management and Brown will continue to operate as a federal savings bank under its present management.

Dissenters' Rights (Page 22 and Appendix B)

         The regulations of the OTS provide that a Brown shareholder may receive cash for the "fair value" of his or her shares if the Brown shareholder does not vote in favor of the merger and complies with certain notice requirements and other procedures. If you wish to dissent, you must precisely follow specific procedures to exercise the right to dissent or the right to dissent may be lost. The procedures to exercise dissenters' rights are described in this Proxy Statement/Prospectus and the regulations of the OTS that describe the procedures are attached as Appendix B.

Interests of Officers and Directors in the Merger That Are Different From Yours (Page 26)

         Certain members of Brown's management and Board of Directors have interests in the merger that are different from your interests. The Merger
Agreement states that, as a condition to completing the merger, FLAG will provide Dennis D. Allen, President and Chief Executive Officer of Brown, with a Separation Agreement. The Separation Agreement provides that if Mr. Allen is involuntarily terminated, he will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years. In addition, the Separation Agreement provides that Mr. Allen will agree not to compete with FLAG during the term of the Separation Agreement and for one year after the termination of the Separation Agreement or the termination of Mr. Allen's status as an employee of FLAG. The Merger Agreement provides that Mr. Allen will be appointed to the Board of Directors of FLAG when the merger is complete.

         The Merger Agreement also states that FLAG will indemnify the Brown directors and officers. FLAG has also agreed to provide the officers and employees of Brown with certain employee benefits that FLAG already provides to its officers and employees. The FLAG and Brown Boards of Directors were aware of these interests and took them into account in approving the Merger Agreement.

Important Federal Income Tax Consequences of the Merger  (Page 27)

         We expect that FLAG, Brown and their shareholders will not recognize any gain or loss for U.S. federal income tax purposes in the merger, except in connection with any cash that Brown shareholders receive instead of fractional shares. Both companies have received a legal opinion that this will be the case. This legal opinion is filed as an exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. The opinion will not bind the Internal Revenue Service, which could take a different view. This tax treatment will not apply to any Brown shareholder who exercises dissenters' rights. Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the merger tax consequences.

Accounting Treatment of the Merger   (Page 29)

         FLAG and Brown intend for the merger to be accounted for as a "pooling-of-interests", which means that, for accounting and financial reporting purposes, we will treat Brown and FLAG as if they had always been one company. Both FLAG and Brown have the right not to complete the merger if it does not receive a letter from FLAG's independent public accountants that the merger will qualify as a "pooling-of-interests."

Certain Differences in Shareholders' Rights  (Page 32)

         The rights of FLAG shareholders differ from the rights of Brown shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in FLAG's governing documents.

Comparative Market Prices of Common Stock   (Page 38)

         FLAG common stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FLAG." Brown common stock is not traded in any established market. On May 13, 1998, the last day prior to public announcement of the merger between Citizens and Brown, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $13.33. The resulting equivalent pro forma price per share of Brown common stock (based on the 1.5 Exchange Ratio) was $19.995.

         On _________, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $________. The resulting equivalent pro forma price per share of Brown common stock was $______. The equivalent per share price of a share of Brown common stock at each specified date represents the closing sale price of a share of FLAG common stock on that date multiplied by the Exchange Ratio of 1.5.

         To the knowledge of Brown, the most recent trade of Brown common stock prior to May 13, 1998, the last day prior to public announcement of the merger between Citizens and Brown, was on May 4, 1998 of 400 shares for a purchase price of $10.00 per share. To the knowledge of Brown, there have been no trades since the announcement of the merger. There can be no assurance as to what the market price of the FLAG common stock will be if and when the merger is consummated.

Dividends After the Merger  (Page 39)

         Brown has not paid dividends to its shareholders since 1994. FLAG has paid regular cash dividends every quarter since 1987. Although FLAG currently plans to continue to pay quarterly cash dividends, FLAG cannot assure that it will always pay dividends.

Listing of FLAG Common Stock  (Page 20)

         FLAG will list the shares of FLAG common stock to be issued in connection with the merger on the Nasdaq National Market.

Risk Factors  (Page 12)

         In determining whether to approve the Merger Agreement, you should consider the various risks associated with an investment in FLAG common stock. Such as:

         1. there is a limited market for shares of FLAG common stock;
         2. FLAG's only sources of income are dividends and other payments from its subsidiaries;
         3. FLAG's ability to integrate new banks into FLAG;
         4. FLAG and its subsidiaries must comply with extensive governmental regulations;
         5. the financial industry is very competitive;
         6. before the merger, FLAG's management controls about 24% of FLAG common stock;
         7. FLAG's Articles of Incorporation and Bylaws contain provision that will make it difficult for another company to obtain control of FLAG, and
         8. FLAG may  experience  some  problems  and losses as a result of Year
            2000.

Comparative Per Share Data

         The following table shows certain data relating to income, cash dividends, and book value on (1) an historical basis for FLAG and Brown; (2) a pro forma combined basis per share of FLAG common stock, giving effect to the merger; and (3) an equivalent pro forma basis per share of Brown common stock, giving effect to the merger. The Brown and FLAG pro forma combined information and the Brown pro forma equivalent information give effect to the merger on a pooling-of-interests accounting basis and reflects the exchange ratio of 1.5 shares of FLAG common stock for each share of Brown common stock. You should not rely on the pro forma information as being indicative of the historical results that we would have achieved or the future results we will achieve after the merger.

Comparative Per Share Data

                                                              As of and for the
                                                              -----------------
                                                 Six Months Ended
                                                     June 30,           Year Ended December 31,
                                                     --------           -----------------------
                                                 1998       1997       1997      1996      1995
                                                 ----       ----       ----      ----      ----
Income (Loss) Per Common Share
    FLAG Historical                               .41        .38        .73       .25       .68
    Brown historical                              .83        .77      (.75)       .98     (.12)
    FLAG and Brown pro forma combined (1)         .42        .38        .67       .27       .66
    Brown pro forma equivalent (2)                .63        .57       1.01       .41       .99

Dividends Declared Per Common Share
    FLAG historical                               .08        .11        .15       .14       .13
    Brown historical                                -          -          -         -         -
    FLAG and Brown pro forma combined (1) (4)     .08        .11        .15       .14       .13
    Brown pro forma equivalent (3)                .12        .17        .23       .21       .20

Book Value Per Common Share (period end)
    FLAG historical                              7.46       6.77       7.11      6.47      6.48
    Brown historical                             9.56      10.14       8.71      9.37      8.18
    FLAG and Brown pro forma combined (1)        7.40       6.77       7.05      6.46      6.43
    Brown pro forma equivalent (2)              11.10      10.16      10.58      9.69      9.65



(1) Represents the pro forma combined information of FLAG and Brown as if the merger was consummated at the beginning of the period, and were accounted for as a pooling-of-interests.
(2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 1.5 shares of FLAG common stock for each share of Brown common stock.
(3) Represents historical dividends declared per share by FLAG multiplied by the Exchange Ratio of 1.5 shares of FLAG common stock for each share of Brown common stock.
(4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the merger.

Selected Financial Data

         The following tables present certain selected historical financial information for FLAG and Brown and are derived from the consolidated financial statements (and related notes) of FLAG and Brown, contained in or incorporated by reference to this Proxy Statement/Prospectus. This information is only a summary and should be read in conjunction with each companies' historical financial statements (and related notes), and other financial information concerning FLAG and Brown contained in or incorporated by reference to this Proxy Statement/Prospectus.

         Interim unaudited data for the six month periods ended June 30, 1998 and 1997 of FLAG and Brown reflect, in the opinion of the managements of FLAG and Brown, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information. Results for the six month periods ended June 30, 1998 and 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

Summary Consolidated Financial Information
(Dollars in thousands, except per share amounts)

                                                   Six Months
                                                 Ended June 30,             As of and For the Year Ended December 31,
                                                 --------------             -----------------------------------------
                                                 1998       1997        1997        1996       1995       1994       1993
                                                 ----       ----        ----        ----       ----       ----       ----
FLAG
Balance Sheet Data
    Total assets                            $ 442,879   $370,141     $411,285    $350,519    $337,857   $326,229  $293,935
    Loans, net                                306,527    254,849      279,286     239,652     216,204    207,715   191,029
    Stockholders' equity                       38,889     34,936       36,771      33,415      32,254     28,741    28,785
    Deposits                                  339,245    312,461      324,852     294,420     270,853    251,828   242,062


Statement of Earnings Data
    Net interest income                   $     8,996  $   7,684    $  15,997   $  14,757   $  13,933  $  11,824 $  10,253
    Provision for loan losses                     444        407          765       3,744         775        490       955
    Noninterest income                          3,718      2,562        5,332       4,637       3,706      2,915     2,938
    Noninterest expense                         9,226      6,941       15,020      14,018      11,687      9,578     8,400
    Net earnings                                2,115      1,948        3,749       1,286       3,472      3,117     3,175


Per Share Data
    Book value (period end)              $       7.52$      6.77  $      7.11 $      6.47 $      6.48$      5.61$     5.60
    Net earnings                                  .41        .38          .73         .25         .68        .61       .62
    Dividends                                     .08        .11          .15         .14         .13        .13       .11
    Total shares outstanding                    5,175      5,162        5,172       5,164       4,979      5,120     5,143
    Weighted average shares outstanding         5,172      5,164        5,167       5,121       5,088      5,110     5,143


Ratios
    Return on average assets                      .99%      1.08%        1.01%        .39%       1.05%      1.00%     1.12%
    Return on average stockholders' equity      11.23      11.40        10.68        3.97       11.07      10.76     11.42
    Average equity to average assets             8.82       9.48         9.49        9.72        9.53       9.28      9.79
    Average loans to average deposits           88.21      81.48        83.81       81.92       82.62      83.47     85.00


Summary Consolidated Financial Information
(Dollars in thousands, except per share amounts)


                                                  Six Months
                                                 Ended June 30,             As of and For the Year Ended December 31,
                                                 --------------             -----------------------------------------
                                                 1998       1997        1997        1996       1995       1994       1993
                                                 ----       ----        ----        ----       ----       ----       ----
  Brown
  Balance Sheet Data
       Total assets                          $ 28,659   $ 28,143     $ 30,850    $ 24,868    $ 18,025    $ 7,438   $ 6,267
       Loans, net                              22,213     21,250       24,026      18,686      12,732      4,730     4,229
       Deposits                                25,926     25,786       28,307      21,995      16,423      6,589     5,373
       Stockholders' equity                     1,674      1,775        1,524       1,640       1,272        732       741


  Statement of Earnings Data
       Net interest income                 $      793 $      722    $   1,494   $   1,209  $      625   $    481  $    425
       Provision for loan losses                   30         75          580         100          72         13        37
       Noninterest income                         146        124          271         145          90         62        60
       Noninterest expense                        700        568        1,384       1,004         671        433       410
       Net earnings (loss)                        145        135         (131)        167         (13)        75        42


  Per Share Data
       Book value (period end)                   9.56      10.14   $     8.71  $     9.37   $    8.18  $    7.32  $   7.41
       Net earnings (loss)                        .83        .77        (.75)         .98       (.12)        .75       .42
       Dividends                                    -          -            -           -           -        .08       .04
       Total shares outstanding                   175        175          175         175         156        100       100
       Weighted average shares outstanding        175        175          175         171         109        100       100


  Ratios
       Return on average assets                  1.96%      2.04%        (.46)%       .78%       (.11)%     1.10%     1.35%
       Return on average stockholders' equity   36.40      31.71        (8.01)      11.18       (1.62)     10.22     11.16
       Average equity to average assets          5.84       6.31         5.68        7.00        6.49      10.20     10.62
       Average loans to average deposits        85.68      82.41        84.97       81.12       76.35      74.18     73.65


Selected Condensed Consolidated Pro Forma Financial Data

         The following selected unaudited pro forma financial data give effect to the merger as of the dates and for the periods indicated, assuming the merger is accounted for as a pooling-of-interests. You should not rely on the pro forma information as being indicative of the historical results that we would have achieved or the future results we will achieve after the merger. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus.

                        Selected Pro Forma Financial Data
                (Dollars in thousands, except per share amounts)

                                           For the
                                       Six Months Ended         For the Year Ended
                                           June 30,                December 31,
                                           --------                ------------
                                       1998       1997       1997      1996      1995
                                       ----       ----       ----      ----      ----
Earnings Data
    Interest income                   19,146     15,754     33,471    30,121    28,477
    Interest expense                   9,357      7,347     15,980    14,156    13,919
    Net interest income                9,789      8,406     17,491    15,965    14,558
    Provision for loan losses            474        482      1,345     3,844       847
    Noninterest income                 3,864      2,686      5,603     4,782     3,795
    Noninterest expense                9,926      7,509     16,405    15,022    12,356
    Income taxes                         993      1,018      1,727       429     1,692
    Net earnings                       2,260      2,083      3,617     1,452     3,458
    Earnings per common share            .42        .38        .67       .27       .66


                                      As of
                                  June 30, 1998
                                  -------------

Balance Sheet Data
    Total assets                     471,537
    Federal funds sold                10,180
    Investment securities             76,943
    Loans, net                       328,740
    Deposits                         365,171
    Other borrowings                  56,330
    Stockholders' equity              40,255

Recent Developments in FLAG's Business

         FLAG and Empire Bank Corp. ("Empire") entered into an Agreement and Plan of Merger (the "Empire Agreement"), dated as of July 30, 1998, which provides that Empire will merge with FLAG. The Empire Agreement provides that FLAG will exchange 42.5 shares of FLAG common stock for each share of Empire common stock outstanding. FLAG expects to issue approximately 1,124,125 shares of FLAG common stock to Empire shareholders. The parties expect the merger to be accounted for as a pooling-of-interests and expect to consummate the transaction in the fourth quarter of 1998. The merger of Empire with FLAG is subject to approval of Empire shareholders, approval of various regulatory authorities and other customary conditions of closing.

         Empire is a bank holding company located in Homerville, Georgia and is the sole shareholder of Empire Banking Co. Empire Banking Co. has two bank offices located in Homerville and Waycross, Georgia.

         FLAG and Heart of Georgia Bancshares, Inc. ("Heart") entered into an Agreement and Plan of Merger (the "Heart Agreement"), dated as of August 19, 1998, which provides that Heart will merge with FLAG. The Heart Agreement provides that FLAG will exchange 2.025 shares of FLAG common stock for each share of Heart common stock outstanding. FLAG expects to issue approximately 445,500 shares of FLAG common stock to Heart shareholders. The parties expect the merger to be accounted for as a pooling-of-interests and expect to consummate the transaction during the fourth quarter of 1998. The merger of Heart with FLAG is subject to approval of Heart shareholders, approval of various regulatory authorities and other customary conditions of closing.

         Heart is a bank holding company located in Mount Vernon, Georgia and is the sole shareholder of Mount Vernon Bank. Mount Vernon Bank has one office located in Mount Vernon, Georgia.

         You can find additional information about the Empire and Heart transactions in FLAG's Current Reports on Form 8-K dated May 28, 1998, June 1, 1998, August 10, 1998 and August 11, 1998 (the "FLAG 8-Ks"). The FLAG 8-Ks include or incorporate by reference certain forward-looking statements, estimates, and projections concerning the transactions with Empire and Heart. The parties made certain assumptions in making estimates and projections concerning the future financial performance of FLAG following the transactions with Empire and Heart. You should consider the estimates and projections only as estimates and understand that they are uncertain and may be inaccurate. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.

                                  RISK FACTORS

         In deciding whether to approve the Merger Agreement, you should consider the various risks associated with an investment in FLAG common stock, including, but not limited to the following:

There is limited market for shares of FLAG common stock

         While FLAG common stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity of FLAG common stock. The average daily trading volume of FLAG common stock over the six-month period ending June 30, 1998 was approximately 4,600 shares, and on some days the trading volume for shares of FLAG common stock was zero. FLAG does not anticipate that FLAG's acquisition of Brown will cause any significant change in the trading of FLAG common stock.

There are restrictions on FLAG's ability to pay dividends

         FLAG must comply with Georgia corporate law and rules and regulations of bank regulators before it can pay any dividends. The Board of Directors of FLAG must authorize FLAG to pay any dividends and FLAG must have sufficient funds to pay dividends. FLAG's only sources of income are dividends and other payments that First Federal Savings Bank of LaGrange, Citizens Bank, Bank of Milan, Brown, and the other subsidiaries of FLAG make to FLAG. Certain statutes and regulations restrict the ability of FLAG's subsidiaries to pay dividends to FLAG.

There may be possible costs associated with the integration of FLAG's pending acquisitions

         The ability of FLAG, as the corporation surviving the merger, to perform with financial success is dependent upon the integration of Brown, Empire, Heart and their subsidiaries into FLAG. There may be significant, unanticipated costs associated with the integration of these companies with FLAG. See "SUMMARY Recent Developments in FLAG's Business."

FLAG is subject to extensive governmental regulation

         FLAG, Brown, and their respective subsidiaries are currently subject to extensive governmental regulation. FLAG, as a bank holding company, is primarily regulated by the Federal Reserve. Citizens Bank and Bank of Milan are primarily regulated by the FDIC and the GDBF. First Federal Savings Bank of LaGrange and Brown, as federal savings banks, are primarily regulated by the OTS. The federal and state bank regulators of these entities have the ability, should the situation require, to place significant regulatory and operational restrictions upon FLAG and its subsidiaries. Any restrictions that the federal and state bank regulators impose could affect the profitability of FLAG and its subsidiaries.

The financial institution industry is very competitive

         FLAG and its subsidiaries compete directly with financial institutions that are well established. Many of FLAG's competitors have significantly greater resources and lending limits than FLAG and its subsidiaries. As a result of those greater resources, the large financial institutions that FLAG competes with may be able to provide a broader range of services to their customers than FLAG and may be able to afford newer and more sophisticated technology than FLAG. The long-term success of FLAG will be dependent on the ability of FLAG's subsidiaries to compete successfully with other financial institutions in their service areas.

Management of FLAG holds a large portion of FLAG common stock

         The directors and executive officers of FLAG beneficially own about 1,336,463 shares of FLAG common stock, or 24.6%, of the total outstanding shares of FLAG. As a result, FLAG's management has significant control of FLAG.

FLAG's Articles Of Incorporation and Bylaws may prevent takeover by another company

         FLAG's Articles of Incorporation permit the Board of Directors of FLAG to issue preferred stock without shareholder action. The ability to issue preferred stock could discourage a company from attempting to obtain control of FLAG by means of a tender offer, merger, proxy contest or otherwise. Additionally, FLAG's Articles of Incorporation and Bylaws divide the Board of Directors of FLAG into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could have the effect of making it more difficult for a company to acquire control of FLAG. FLAG is also subject to certain provisions of the GBCC and the FLAG Articles of Incorporation which relate to business combinations with interested shareholders.

Year 2000 issues

         It is possible that FLAG's and Brown's current computer systems, software products or other business systems, or those of FLAG's or Brown's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. FLAG and Brown have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which problems in correctly processing date information could affect their systems. In addition, FLAG and Brown are requesting assurances from all software vendors that they have purchased or from which they may purchase software that the software sold to FLAG and Brown will correctly process all date information at all times. FLAG and Brown are querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, FLAG and Brown cannot assure that FLAG and Brown will identify all date-handling problems in their business systems before any problems occur, or that FLAG and Brown will be able to successfully remedy problems that are discovered. The expenses of FLAG's and Brown's efforts to identify and address such problems, or the expenses or liabilities to which FLAG and Brown may experience as a result of Year 2000 problems, could have a material adverse effect on FLAG's results of operations and financial condition.


                          MEETING OF BROWN SHAREHOLDERS

Date, Place, Time, And Purpose

         The Brown Board of Directors is sending you this Proxy Statement/Prospectus in connection with the solicitation by the Brown Board of Directors of proxies for use at the Special Meeting. At the Special Meeting, the Brown Board of Directors will ask you to vote on a proposal to approve the Merger Agreement. Brown will pay the costs associated with the solicitation of proxies for the Special Meeting. The Special Meeting will be held at the main office of Brown, located at Railroad Street, Cobbtown, Georgia, on _________, ________________, 1998, at ______ p.m., local time.

Record Date, Voting Rights, Required Vote, And Revocability Of Proxies

         Brown has set the close of business on _____________, 1998, as the Brown Record Date for determining holders of outstanding shares of Brown common stock entitled to notice of and to vote at the Special Meeting. Only holders of Brown common stock of record on the books of Brown at the close of business on the Brown Record Date are entitled to notice of and to vote at the Special Meeting. As of the Brown Record Date, there were 175,000 shares of Brown common stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 140 holders of record. FLAG holds 5,000 shares of Brown common stock.

         Brown shareholders are entitled to one vote for each share of Brown common stock owned on the Brown Record Date. The vote required for the approval of the Merger Agreement is two-thirds of the issued and outstanding shares of Brown common stock entitled to vote at the Special Meeting. Consequently, with respect to the proposal to approve the Merger Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote "against" such proposal.

         The designated proxy holder will vote shares of Brown common stock, if such proxies are properly executed, received in time and not revoked, in accordance with the instructions on the proxies. If the proxy does not contain instructions of how to vote, the proxy holders will vote for approval of the Merger Agreement. Additionally, if you do not include instructions with your proxy, the proxy holder will use his or her discretion to vote on any other matter which may properly come before the Special Meeting. Further, if you do not include instructions with your proxy as to how to vote at the Special Meeting, you will not be entitled to assert dissenters' rights. See "Description of Merger -- Dissenters' Rights." If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the proposal at the time of the Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Special Meeting in order to permit further solicitation of proxies.

--------------------------------------------------------------------------------

         Failure either to vote by proxy or in person at the Special Meeting will have the effect of a vote cast against approval of the Merger Agreement.

--------------------------------------------------------------------------------

         A Brown shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (1) giving written notice of revocation to the Secretary of Brown, (2) properly submitting to Brown a duly executed proxy bearing a later date, or (3) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: The Brown Bank, Railroad Street, Cobbtown, Georgia 30420; Attention: Dennis D. Allen.

         As of the Brown Record Date, all directors and executive officers of Brown as a group (11 persons) were entitled to vote approximately 82,059 shares of Brown common stock, constituting approximately 47% of the total number of shares of Brown common stock outstanding at that date, and have committed to vote their shares of Brown common stock in favor of the Merger Agreement. As of the Brown Record Date, FLAG held 5,000 shares of Brown common stock. FLAG will vote its shares of Brown common stock in favor of the merger. See "BUSINESS OF BROWN -- Management."

                            DESCRIPTION OF THE MERGER

         The following information describes certain aspects of the merger. This description is not complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

General

         Upon consummation of the merger, Brown will merge with and into Citizens Bank, a wholly-owned banking subsidiary of FLAG. Citizens Bank will survive the merger and the separate existence of Brown will cease. On the effective date of the merger, each share of Brown common stock then issued and outstanding (excluding shares held by Brown, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Brown shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 1.5 shares of FLAG common stock (the "Exchange Ratio").

         FLAG will not adjust the Exchange Ratio based on changes in the market value of FLAG common stock before the effective date of the merger. The market value of the FLAG common stock to be received by shareholders of Brown who do not properly perfect their dissenters' rights may vary significantly between the date of this Proxy Statement/Prospectus and the effective date of the merger. Because consummation of the merger is subject to satisfaction of various conditions, including receipt of necessary regulatory approvals, the merger may not be consummated until a substantial period of time following the Special Meeting. During the time between the date of the Special Meeting and the effective date of the merger, shareholders of Brown who do not properly perfect their dissenters' rights or sell their shares of Brown common stock before the effective date of the merger will be subject to the risk of a decline in the market value of FLAG common stock.

         FLAG  will not issue  fractional  shares.  Instead,  FLAG will pay cash
(without interest) in lieu of any fractional share to which any Brown shareholder would otherwise be entitled upon consummation of the merger. FLAG will calculate the cash value of any fractional shares as the amount equal to the fractional part of a share of FLAG common stock multiplied by the last sale price of FLAG common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the effective date of the merger.

         As of the Brown Record Date, Brown had 175,000 shares of Brown common stock issued and outstanding. Based on the number of shares of Brown common stock outstanding on the Brown Record Date and the Exchange Ratio of 1.5, it is anticipated that upon consummation of the merger, FLAG would issue approximately 255,000 shares of FLAG common stock to holders of Brown common stock. FLAG will not issue shares of its common stock in exchange for the 5,000 shares of Brown common stock that FLAG holds. Accordingly, FLAG would then have issued and outstanding approximately 6,999,438 shares of FLAG common stock based on the number of shares of FLAG common stock issued and outstanding on the Brown Record Date (and assuming the completion of the mergers with Empire and Heart). Following the merger, and assuming no exercise of dissenters' rights and assuming the completion of the mergers of Empire and Heart with FLAG, the current shareholders of Brown will beneficially own approximately 3.7% of the FLAG common stock.

         The Merger Agreement permits FLAG to pursue and consummate other mergers, acquisitions or securities distributions. If FLAG issues or agrees to issue additional shares of FLAG common stock between the date of this Proxy Statement/Prospectus and the effective date of the merger in connection with a business acquisition or other securities distribution, the aggregate percentage of FLAG common stock that the Brown shareholders will receive in the merger will be decreased. Additionally, if FLAG pursues and consummates other mergers, acquisitions or securities distributions, the value of the FLAG common stock that the Brown shareholders receive in the merger may be reduced (depending on the terms of the other transaction) and the consummation of the merger may be delayed substantially. As of the date of this Proxy Statement/Prospectus, FLAG had entered into two other merger agreements whereby FLAG will issue shares of FLAG common stock if these mergers are consummated. See "SUMMARY -- Recent Developments in FLAG's Business."

Background Of And Reasons For The Merger

         Background of the Merger. Representatives from FLAG met with the Board of Directors of Brown on May 9, 1998 to discuss a combination of Brown and FLAG.

         In negotiating the final Exchange Ratio, Brown and FLAG considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. Brown and FLAG did not follow a precise formula in the negotiation of the final Exchange Ratio, which was based on a determination by management of each institution that the Exchange Ratio fairly represented equivalent value for the shareholders of each institution participating in the merger.

         The Board of Directors of Brown met on May 31, 1998 and July 24, 1998, to discuss the Merger Agreement and related agreements. On July 24, 1998, after review of the matters considered by the Board of Directors and Executive
Committee of Brown, the Board of Directors of Brown unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of Brown to take the appropriate actions necessary to execute the Merger Agreement.

         The Board of Directors of FLAG met on July 20, 1998, to discuss the Merger Agreement and related agreements. After review of the matters considered by the Board of Directors and Executive Committee of FLAG, the Board of Directors of FLAG unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of FLAG to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

         The Merger Agreement was executed as of July 24, 1998. FLAG and Brown each conducted a due diligence review of the material financial, operating and legal information relating to the other party.

         Brown's Reasons for the Merger and Recommendation of Directors. The Brown Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the merger to the shareholders of Brown. In reaching its conclusion that the Merger Agreement is in the best interests of Brown and its shareholders, the Brown Board of Directors carefully considered the following material factors:

                  (1) the business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

                  (2) the demographic, economic and financial characteristics of the markets in which FLAG operates, including the similarity to the markets in which Brown operates, existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

                  (3) the local autonomy that FLAG provides its subsidiary banking operations;

                  (4) the results of Brown's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Brown, including Brown's desire to expand into markets outside the general vicinity of its core markets;

                  (5) the potential increases in access to the public capital markets and stock liquidity;

                  (6) the vision shared by Brown and FLAG relating to future expansion; and

                  (7) the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay.

         While each member of the Brown Board of Directors individually considered the foregoing and other factors, the Brown Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Brown Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interests of the Brown shareholders.

         The terms of the merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Brown and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Brown approved the Merger Agreement and the merger as being in the best interests of Brown and its shareholders.

         The  Brown  Board  of  Directors  unanimously   recommends  that  Brown
shareholders vote "FOR" approval of the Merger Agreement.

         FLAG's Reasons for the Merger. Since the completion of the merger of Middle Georgia Bankshares, Inc. with FLAG in March 1998, FLAG has explored opportunities that would further FLAG's goal of building a strong presence in Georgia through a partnership of community banks. The FLAG Board of Directors evaluated the financial, legal and market considerations relating to the merger. In reaching its conclusion that the Merger Agreement is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

                  (1) the information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Brown, including the composition of the earning assets portfolio of Brown;

                  (2) the financial terms of the merger, including the relationship of the value of the consideration issuable in the merger to the market value, tangible book value, and earnings per share of Brown common stock;

                  (3) the nonfinancial terms of the merger, including the treatment of the merger as a tax-free exchange of Brown common stock for FLAG common stock for federal income tax purposes;

                  (4) the likelihood of the merger being approved by applicable regulatory authorities without undue conditions or delay;

                  (5) the opportunity for reducing the noninterest expense of the operations of Brown and the ability of the operations of Brown after the effective date of the merger to contribute to the earnings of FLAG;

                  (6) the attractiveness of the Brown franchise, the market position of Brown in Cobbtown, Reidsville and Metter, the compatibility of the franchise of Brown with the operations of FLAG and the ability of Brown to contribute to the business strategy of FLAG;

                  (7) the compatibility of the community bank orientation of the operations of Brown to that of FLAG; and

                  (8) the opportunity to leverage the infrastructure of FLAG.

         While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the merger is in the best interests of the FLAG shareholders.

         The terms of the merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Brown. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the merger as being in the best interests of FLAG and its shareholders.

Effective Date Of The Merger

         Subject to the conditions to the obligations of the parties to effect the merger, the effective date of the merger will occur on the date and at the time that the Secretary of State of the State of Georgia declares the Certificate of Merger effective. Unless Brown and FLAG otherwise agree in writing, and subject to the conditions to the obligations of FLAG and Brown to effect the merger, the parties will use their reasonable efforts to cause the effective date of the merger to occur on the fifth business day following the last to occur of (1) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the merger, and (2) the date on which the shareholders of Brown approve the Merger Agreement.

         FLAG and Brown cannot assure that they can obtain the necessary shareholder and regulatory approvals or that they can or will satisfy other conditions precedent to the merger. Brown and FLAG anticipate that they will satisfy all conditions to consummation of the merger so that the merger can be completed during the fourth quarter of 1998. However, delays in the consummation of the merger could occur.

         The Board of Directors of either Brown or FLAG generally may terminate the Merger Agreement if the merger is not consummated by December 31, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

Distribution of FLAG Certificates

         Promptly after the effective date of the merger, FLAG will mail appropriate transmittal materials and instructions for use in exchanging Brown Certificates for FLAG Certificates representing shares of FLAG common stock to each holder of record of a Brown Certificate or Certificates which, immediately prior to the effective date of the merger, represented outstanding shares of Brown common stock.

         Holders  of  Brown   Common  Stock  should  NOT  send  in  their  Brown
Certificates until they receive the appropriate transmittal materials and instructions.

         FLAG's Exchange Agent will issue and mail to each holder of Brown common stock (other than shares as to which holders have perfected dissenters' rights) a FLAG Certificate or Certificates representing the number of shares of FLAG common stock to which such holder is entitled after the Exchange Agent receives the Brown Certificates and properly completed transmittal materials. The Exchange Agent will also send Brown shareholders a check for the amount to be paid in lieu of any fractional shares (without interest), and all undelivered dividends or distributions in respect of such shares (without interest thereon).

         After the effective date of the merger, to the extent permitted by law, holders of Brown common stock of record as of the effective date of the merger will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG common stock into which their shares of Brown common stock have been converted, regardless of whether such shareholders have surrendered their Brown Certificates. Whenever FLAG declares a dividend or other distribution on FLAG common stock, the record date for which is at or after the effective date of the merger, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement. FLAG will not pay any dividend or other distribution payable after the effective date of the merger with respect to FLAG common stock to the holder of any unsurrendered Brown
Certificate until the holder duly surrenders such Brown Certificate. Upon surrender of such Brown Certificate, however, both the FLAG Certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Brown Certificate. In no event will the holder of any surrendered Brown Certificate(s) be entitled to receive interest on any cash to be issued to such holder. In no event will FLAG or the Exchange Agent be liable to any holder of Brown common stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         After the effective date of the merger, no transfers of shares of Brown common stock on Brown's stock transfer books will be recognized. If Brown Certificates are presented for transfer after the effective date of the merger, they will be canceled and exchanged for the shares of FLAG common stock and a check for the amount due in lieu of fractional shares, if any.

         After the effective date of the merger, holders of Brown Certificates will have no rights with respect to the shares of Brown common stock other than the right to surrender such Brown Certificates and receive in exchange the shares of FLAG common stock, if any, to which such holders are entitled. After the effective date of the merger, holders of Brown Certificates who have complied with the rules and regulations of the OTS relating to dissenters' rights still have the right to perfect their dissenters' rights.

         If a Brown shareholder wishes to have a FLAG Certificate issued in a name other than that in which the Brown Certificate surrendered for exchange is issued, the surrendered Brown Certificate shall be properly endorsed and otherwise in proper form for transfer. The person requesting such exchange must affix any requisite stock transfer tax stamps to the Brown Certificates surrendered, provide funds for the purchase of any stock transfer tax stamps, or establish to the exchange agent's satisfaction that such taxes are not payable.

Conditions To Consummation of The Merger

     Consummation of the merger is subject to various conditions, including:

         (1) approval of the Merger Agreement by the shareholders of Brown as required by any law or by the provisions of any governing instruments of Brown;

         (2) receipt of certain regulatory approvals required for consummation of the merger (see "-- Regulatory Approvals");

         (3) receipt of all consents required for consummation of the merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

         (4) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

         (5) the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG common stock issuable pursuant to the Merger Agreement;

         (6) approval of the shares of FLAG common stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

         (7) receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP as to the qualification of the merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

         (8) the accuracy, as of the date of the Merger Agreement and as of the effective date of the merger, of the representations and warranties of Brown and FLAG as set forth in the Merger Agreement;

         (9) the performance of all agreements and the compliance with all covenants of Brown and FLAG as set forth in the Merger Agreement;

         (10)  receipt by FLAG of a letter from Porter Keadle Moore,  LLP to the
               effect  the  merger   will   qualify   for   pooling-of-interests
               accounting treatment; and

         (11) satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Brown, the execution of certain claims letters by the directors and officers of Brown, the receipt of certain opinion letters from counsel for FLAG and counsel for Brown, and receipt of various certificates from the officers of Brown and FLAG.

         No assurance can be provided as to when or if all of the conditions precedent to the merger can or will be satisfied or waived by the party permitted to do so. In the event the merger is not effected on or before

December 31, 1998, the Merger Agreement may be terminated and the merger abandoned by either Brown or FLAG, unless the failure to consummate the merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

Regulatory Approvals

         The merger may not be consummated in the absence of the receipt of the requisite regulatory approvals. FLAG and Brown cannot assure whether or when they will receive such regulatory approvals. Additionally, FLAG and Brown cannot assure that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of FLAG or Brown would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, either of FLAG or Brown would not, in its reasonable judgment, have entered into the Merger Agreement.

         Brown and FLAG are not aware of any material governmental approvals or actions that are required for consummation of the merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger  will  require the prior  approval of the FDIC,  pursuant to
Section 18(c) of the Federal Deposit Insurance Act. FLAG has filed all required applications with the FDIC. In evaluating the merger, the FDIC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the FDIC from approving the merger if (1) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (2) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the FDIC finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The merger may not be consummated until the 30th day (which may be reduced to 15 days) following the date of the FDIC approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. FLAG and Brown cannot assure when or whether the FDIC will approve the merger.

         The merger will also require the prior approval of the GDBF pursuant to the Financial Institutions Code of Georgia. FLAG has filed all applications required to be filed with the GDBF in connection with the merger.
FLAG and Brown cannot assure when or whether the GDBF will approve the merger.

         FLAG and Brown also filed a notice with the OTS describing the Merger.

Waiver, Amendment, and Termination

         To the extent permitted by applicable law, Brown and FLAG may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Brown shareholders. After the Brown shareholders approve the Merger Agreement no amendment shall be made to the Merger Agreement that, pursuant to 12 C.F.R. Section 552.13(h) of the OTS Regulations, requires further shareholder approval without receiving such shareholder approval. In addition, prior to or at the effective date of the merger, either Brown or FLAG, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Brown or FLAG, as the case may be.

         The Merger Agreement may be terminated and the merger abandoned at any time prior to the effective date of the merger (1) by the mutual consent of Brown and FLAG or (2) by Brown or FLAG (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Brown or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (c) if the merger is not consummated by December 31, 1998, provided that the failure to consummate is not due to a breach by the party electing to terminate, or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (i) any approval of any regulatory authority required for consummation of the merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (ii) the shareholders of Brown fail to vote their approval of the matters submitted for the approval by such shareholders at the Special Meeting.

         If the merger is terminated as described in this section, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Dissenters' Rights

         If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Brown who properly dissents from the merger in connection with the Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Brown common stock determined immediately prior to the merger, excluding any appreciation or depreciation in anticipation of the merger.

--------------------------------------------------------------------------------

         FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

--------------------------------------------------------------------------------

         Any shareholder of Brown entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Brown common stock upon compliance with the applicable provisions of 12 C.F.R. Section
552.14. Any Brown shareholder intending to enforce the right to dissent (1) may not vote in favor of the Merger Agreement, and (2) must file a written notice of demand for payment for his or her shares (the "Demand Notice") with The Brown Bank, Railroad Street, Cobbtown, Georgia 30420 (telephone: (912) 684-2130,
Attention: Dennis D. Allen), before the vote on the proposal to approve the Merger Agreement is taken at the meeting. The Demand Notice must state that the shareholder demands payment for his or her shares of Brown common stock if the merger is effected. A vote against approval of the Merger Agreement, in and of itself, will not constitute a Demand Notice satisfying the requirements of
Section 552.14.

         If the Merger Agreement is approved by Brown's shareholders at the Special Meeting, each shareholder who has properly filed a Demand Notice and who has not voted in favor of the Merger Agreement will be notified by FLAG of such approval within ten days of the effective date of the merger. Such notice must
(1) state the effective date of the merger, (2) make a written offer to each shareholder to pay for dissenting shares at a specified price deemed by FLAG to be the fair value for the shares, and (iii) inform the shareholder that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and
(c)(6) of section 552.14 (set out in the notice) must be satisfied. Such notice must also be accompanied by (1) Brown's balance sheet and statement of income for a fiscal year ending not more than sixteen months before the date of the notice, and (2) the latest available interim financial statements.

         Any shareholder who has made a Demand Notice shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distributions payable to, or a vote to be taken by shareholders of record at a date which is on or prior to, the effective date of the merger); however, if any shareholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the merger, such shareholder shall thereupon be entitled to vote and receive the distributions described above.

         If within sixty days of the effective date of the merger the fair value is agreed upon between FLAG and any shareholder who has complied with the provisions of Section 552.14, payment for the shares shall be made within ninety days of the effective date of the merger. If a fair value cannot be agreed upon between FLAG and any shareholder who has complied with the provisions of Section
552.14 within sixty days of the effective date of the merger, any such shareholder may file a petition with the OTS, with a copy by registered or certified mail to FLAG, demanding a determination of the fair market value of the stock of all such shareholders. A shareholder entitled to file a petition who fails to file such petition within sixty days of the effective date of the merger shall be deemed to have accepted the terms offered under the merger.

         Within sixty days of the effective date of the merger, each shareholder demanding appraisal and payment under Section 552.14 shall submit to the transfer agent his stock certificates for notation on the stock certificates that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any shareholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under Section 552.14 and shall be deemed to have accepted the terms offered under the merger.

         Notwithstanding the foregoing, at any time within sixty days after the effective date of the merger, any shareholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the merger.

         After demand for appraisal and payment has been made to the OTS, the Director of the OTS shall either appoint one or more independent persons or direct appropriate staff of the OTS to appraise the shares to determine their fair market value, as of the effective date of the merger, exclusive of any element of value arising from the accomplishment or expectation of the merger. The Director, after consideration of the appraisal report and the advice of the appropriate staff, shall, if he or she concurs in the valuation of the shares, direct payment by FLAG of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the merger at a rate deemed equitable by the Director. The costs and expenses of any proceeding under
Section 552.14 may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by Section 552.14.

         The foregoing summary of the applicable provisions of 12 C.F.R. Section
552.14 is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Appendix B to this Proxy Statement/Prospectus. The provisions of the statutes are technical in nature and complex. It is suggested that any shareholder who desires to exercise the right to object to the Merger Agreement consult counsel. Failure to comply with the provisions of the statute may defeat a shareholder's right to dissent. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Brown shareholders, except as indicated above or otherwise required by law.

         Any dissenting Brown shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes.
See "-- Certain Federal Income Tax Consequences."

Conduct Of Business Pending The Merger

         Pursuant to the Merger Agreement, Brown and FLAG have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Brown and FLAG will, and will cause its respective subsidiaries to (1) operate its business only in the usual, regular, and ordinary course, (2) preserve intact its business organization and assets and maintain its rights and franchises, and (3) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

         In  addition,  Brown  has  agreed  that,  from the  date of the  Merger
Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless FLAG has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Brown will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

         (1) amend the Articles of Incorporation, Bylaws or other governing instruments of any Brown entity;

         (2) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Brown entity to another Brown entity) in excess of an aggregate of $100,000 (for the Brown entities on a consolidated basis) except in the ordinary course of the business of the Brown subsidiaries consistent with past practices (which shall include, for Brown subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Brown entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Brown);

         (3) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Brown entity, or declare or pay any dividend or make any other distribution in respect of Brown's capital stock;

         (4) except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to FLAG by Brown, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Brown common stock or any other capital stock of any Brown entity, or any stock appreciation rights, or any option, warrant, or other equity right;

         (5) adjust, split, combine or reclassify any capital stock of any Brown entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Brown common stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Brown subsidiary (unless any such shares of stock are sold or otherwise transferred to another Brown entity);

         (6) enter into or amend any employment contract between any Brown entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Brown entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the effective date of the merger;

         (7) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly-owned Brown subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (a) foreclosures in the ordinary course of business, (b) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (c) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

         (8) grant any increase in compensation or benefits to the employees or officers of any Brown entity, except in accordance with past practice previously disclosed to FLAG by Brown or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Brown; enter into or amend any severance agreements with officers of any Brown entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Brown entity except in accordance with past practice previously disclosed to FLAG by Brown; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

         (9) adopt any new employee benefit plan of any Brown entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Brown entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

         (10) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

         (11) commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Brown, settle any litigation involving any liability of any Brown entity for material money damages or restrictions upon the operations of any Brown entity; or

         (12) except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the effective date of the merger or the termination of the Merger Agreement, unless Brown has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Brown common stock or take any action that will materially adversely impact the ability of the FLAG entities to consummate the merger.

Management And Operations After The Merger; Interests Of Certain Persons In The Merger

         Citizens Bank will be the surviving corporation resulting from the merger. Certain members of Brown's management and the Brown Board of Directors have interests in the merger in addition to their interests as shareholders of Brown generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the effective date of the merger, Dennis D. Allen, President and Chief Executive of Brown, will become a member of FLAG's Board of Directors. Additionally, the Merger Agreement provides that Mr. Allen and FLAG will execute a Separation Agreement. As of the Brown

Record Date, none of the directors and officers of Brown beneficially owned any shares of FLAG common stock.

         Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend and hold harmless each person entitled to indemnification from a Brown entity against all liabilities arising out of actions or omissions occurring at or prior to the effective date of the merger (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Brown's Charter and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.

         Separation Agreement. The Merger Agreement provides that, as a condition to consummation of the merger, FLAG will provide Mr. Allen with a Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Allen will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event Mr. Allen is involuntarily terminated, as such term is defined in the Separation Agreement. In addition, pursuant to the terms of the Separation Agreement, Mr. Allen will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Allen's status as an employee of FLAG.

         Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the effective date of the merger, FLAG will either (1) continue to provide to officers and employees of the Brown entities employee benefits under Brown's existing employee benefit and welfare plans or, (2) if FLAG determines to provide to officers and employees of the Brown entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Brown entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG common stock), on terms and conditions which, when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (1) service under any qualified defined benefit plan of Brown will be treated as service under FLAG's defined benefit plan, if any, (2) service under any qualified defined contribution plans of Brown will be treated as service under FLAG's qualified defined contribution plans, and (3) service under any other employee benefit plans of Brown will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Brown entities who, at or after the effective date of the merger, become employees of a FLAG entity and who, immediately prior to the effective date of the merger, are participants in one or more employee welfare benefit plans maintained by the Brown entities, FLAG will cause each comparable employee welfare benefit plan which is substituted for a Brown welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Brown between any Brown entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the effective date of the merger under the Brown benefit plans.

Certain Federal Income Tax Consequences

         The following is a summary of the material anticipated federal income tax consequences of the merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

         A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, will render an opinion to Brown and FLAG concerning material federal income tax consequences of the proposed merger under federal income tax law. It is such firm's opinion that, based upon the assumption the merger is consummated in accordance with the Merger Agreement and the representations made by the management of Brown and FLAG, the merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Assuming  the merger  does  qualify  as a  reorganization  pursuant  to
Section 368(a) of the Code, the shareholders of Brown will have the following federal income tax consequences:

                  (a) The shareholders of Brown will recognize no gain or loss upon the exchange of all of their Brown common stock solely for shares of FLAG common stock.

                  (b) The aggregate tax basis of the FLAG common stock received by the Brown shareholders in the merger will, in each instance, be the same as the aggregate tax basis of the Brown common stock surrendered in exchange therefor, less the basis of any fractional share of FLAG common stock settled by cash payment.

                  (c) The holding period of the FLAG common stock received by the Brown shareholders will, in each instance, include the period during which the Brown common stock surrendered in exchange therefor was held, provided that the Brown common stock was held as a capital asset on the date of the exchange.

                  (d)  The  payment  of cash to  Brown  shareholders  in lieu of fractional share interests of FLAG common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

                  (e) Where solely cash is received by a Brown shareholder in exchange for Brown common stock pursuant to the exercise of dissenters' rights, the former Brown shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Brown common stock, subject to the provisions and limitations of Section 302 of the Code.

         Upon the subsequent sale or exchange of FLAG common stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the FLAG common stock. Under recently enacted legislation, capital gains recognized by certain non-corporate holders of FLAG common stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in FLAG common stock, non-United States holders of FLAG common stock or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities) or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of FLAG common stock.

         Each Brown shareholder who receives FLAG common stock in the merger will be required to attach a statement to such shareholder's federal income tax return for the year of the merger which describes the facts of the merger, including the shareholder's basis in the Brown common stock exchanged, and the number of shares of FLAG common stock received in exchange for Brown common stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG common stock received in the merger.

         If the merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (1) gain or loss would be recognized to Brown as a result of the merger; (2) gain or loss would be recognized by the holders of Brown common stock upon the exchange of such shares in the merger for shares of FLAG common stock; (3) the tax basis of the FLAG common stock to be received by the holders of Brown common stock in the merger would be the fair market value of such shares of FLAG common stock at the effective date of the merger; and (4) the holding period of such shares of FLAG common stock to be received by Brown shareholders pursuant to the merger would begin the day after the effective date of the merger. If the condition of receiving this tax opinion is waived by Brown, Brown will resolicit its shareholders prior to proceeding with the merger.

         Certain tax consequences of the merger may vary depending upon your particular circumstances. You are urged to consult your own tax advisors to determine the particular tax consequences of the merger to you (including the application and effect of federal, state, local and foreign income and other tax laws).

Accounting Treatment

         FLAG and Brown anticipate that the merger will be accounted for as a pooling-of-interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Brown will be carried forward at their previously recorded amounts.

         In order for the merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Brown common stock must be exchanged for FLAG common stock with substantially similar terms. There

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

are certain other criteria that must be satisfied in order for the merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the effective date of the merger.

         For information concerning certain conditions to be imposed on the exchange of Brown common stock for FLAG common stock in the merger by affiliates of Brown and certain restrictions to be imposed on the transferability of the FLAG common stock received by those affiliates in the merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of FLAG common stock."

Expenses And Fees

         The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         In the event the Merger Agreement is terminated by FLAG as a result of a material breach by Brown of any representation, warranty, covenant or agreement, which cannot be or has not been cured within 30 days after FLAG has given Brown written notice of such breach, and the breach of any representation or warranty, in the opinion of FLAG is reasonably likely to have a material adverse effect or if the Brown shareholders do not approve the Merger Agreement, then Brown shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the merger transaction.

         In the event that the Merger Agreement is terminated by Brown as a result of a material breach by FLAG of any representation, warranty, covenant or agreement, which cannot or has not been cured within 30 days after Brown has given FLAG written notice of such breach, and the breach of any representation or warranty, in the opinion of Brown, is reasonably likely to have a material adverse effect, then FLAG shall pay to Brown an amount equal to the lesser of $100,000 or Brown's actual out of pocket expenses incurred in connection with the merger transaction.

Resales Of FLAG Common Stock

         The issuance of FLAG common stock to shareholders of Brown in connection with the merger will be registered under the Securities Act. All shares of FLAG common stock received by holders of Brown common stock and all shares of FLAG common stock issued and outstanding immediately prior to the effective date of the merger, upon consummation of the merger will be freely transferable by those shareholders of Brown and FLAG not deemed to be "Affiliates" of Brown or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Brown or FLAG at the time of the Special Meeting (generally, directors, executive officers and 10% shareholders).

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of FLAG common stock received in the merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the effective date of the merger, Affiliates of Brown or FLAG may resell publicly the FLAG common stock received by them in the merger within certain limitations as to the amount of FLAG common stock sold in any three-month period and as to the manner of sale. After this one-year period, Affiliates of Brown who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG common stock received in the merger under Rule 144 or 145 as summarized herein generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell FLAG common stock received in the merger. Affiliates also would be permitted to resell FLAG common stock received in the merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of FLAG common stock received by persons who may be deemed to be Affiliates of Brown or FLAG.

         Brown has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Brown to execute and deliver to FLAG prior to the effective date of the merger, an agreement (each, a "Brown Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG common stock obtained as a result of the merger
(1) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (2) in any case, until after results covering 30 days of post-merger operations of FLAG have been published. The receipt of the Brown Affiliate Agreements by FLAG is also a condition to FLAG's obligations to consummate the merger. Brown Certificates surrendered for exchange by any person who is an Affiliate of Brown for purposes of Rule 145(c) under the Securities Act shall not be exchanged for FLAG Certificates until FLAG has received such a written agreement from such person. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG common stock received by an Affiliate pursuant to the merger. The stock certificates representing FLAG common stock issued to Affiliates in the merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."


                        DESCRIPTION OF FLAG COMMON STOCK

         FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG common stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG common stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the GBCC and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG common stock does not have any preemptive rights with respect to acquiring additional shares of FLAG common stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG common stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG common stock does not have cumulative voting rights in the election of FLAG directors.

         The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding. Although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

         In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of FLAG common stock entitled to vote thereon is required, unless (1) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which such shareholder became an interested shareholder, or (2) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.


                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the merger, holders of Brown common stock will be exchanging their shares of a federal savings bank which are governed by the Home Owners' Loan Act, as amended (the "HOLA"), regulations issued by the OTS pursuant to HOLA, Brown's Charter (the "Brown Charter"), and Bylaws, for shares of common stock of FLAG, a Georgia corporation, which are governed by the GBCC, FLAG's Articles of Incorporation (the "FLAG Articles"), and Bylaws. Certain significant differences exist between the rights of Brown shareholders and those of FLAG shareholders. The differences that Brown and FLAG deem material are summarized below. The following discussion is necessarily general. It is not intended to be a complete statement of all the differences affecting the rights of shareholders, and their respective entities, and it is qualified in its entirety by reference to the GBCC, and the HOLA, as well as to FLAG's Articles and Bylaws and Brown's Charter and Bylaws.

Authorized Capital Stock

         FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of common stock, $1.00 par value, of which 5,174,807 shares were issued and outstanding as of the June 30, 1998. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock ("FLAG Preferred Stock") with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles.

         Shares of FLAG common stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG common stock is entitled to one vote per share for all purposes.

         FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG common stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG common stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

         The authority to issue additional shares of FLAG common stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG common stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG common stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG common stock (or the right to receive FLAG common stock) to FLAG shareholders, may have the effect of

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

discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

         Brown. Brown's authorized capital stock consists of 25,000,000 shares of Brown common stock, $1.00 par value, of which 175,000 shares were issued and outstanding as of the Brown Record Date. Each share of Brown common stock is entitled to one vote per share for all purposes. Brown's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Brown common stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Brown has the ability to increase the number of issued and outstanding shares of Brown common stock without the approval of the shareholders, within the maximum number of shares authorized by Brown's Charter.

Amendment Of Articles Of Incorporation And Bylaws

         FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

         The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the GBCC reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or special meeting of the shareholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

         Brown. The Brown Charter generally provides that no amendment, addition, alteration, change or repeal of the Charter can be made unless the change is proposed by the Brown Board of Directors, preliminarily approved by the OTS, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal meeting. Section 552.4 of the OTS Regulations provides that the board of directors of a savings bank must adopt a resolution proposing the charter amendment that states the text of the amendment. Section 552.4 further provides that a savings bank must file an application with the OTS and obtain its prior approval if the proposed charter amendment would render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a block of the federal saving bank's stock, the removal of incumbent management, or involve a significant issue of law or policy. Otherwise, Section 552.4 generally only requires the federal savings bank to notify the OTS of the proposed amendments by submitting the proposed amendments to the OTS.

         The Brown Bylaws provide that the Bylaws may be amended in a manner consistent with regulations by the OTS at any time by a majority of the full Board of Directors or by a majority of the votes cast by the Brown shareholders at any legal meeting. Section 552.5 of the OTS Regulations reiterates that bylaws of a federal savings bank may be adopted, amended or repealed by either a majority of the board of directors or a majority of the votes cast by the shareholders at a legal meeting. The regulation further provides that OTS approval is required for any bylaw amendment which would render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the saving bank's stock, or the removal of incumbent management, or if the amendment is inconsistent with OTS regulations, applicable laws, rules, regulations or the savings bank's charter or involve a significant issue of law or policy, including indemnification, conflicts of interest, and limitations on director liability.

Classified Board Of Directors And Absence Of Cumulative Voting

         FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be twelve. The FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the shareholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Brown. The Brown Bylaws provide that the Board of Directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for the term of three years and until their successor are elected and qualified with one class elected annually. The Brown Charter provides that each holder of shares of Brown common stock shall be entitled to one vote for each share held by such holder, including votes for the election of directors, for which holders shall not be entitled to cumulate votes.

Removal Of Directors

         FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

         Brown. The Brown Bylaws provide that any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors at a meeting of shareholders called expressly for that purpose. If less than the entire board is to be removed, no one director may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Brown Charter or supplemental sections thereto, the removal provisions apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

Indemnification

         FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (1) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (2) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (3) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or
(4) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that, shareholders are entitled to notification of any indemnification granted to the directors.

         Brown. The Brown Bylaws provide that Brown shall indemnify its directors, officers and employees in accordance with the requirements of 12 C.F.R. Section 545.121. Section 545.121 provides that a federal savings bank shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the bank for
(1) any amount for which that person becomes liable under a judgment, and (2) reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under the regulation if he or she attains a favorable judgment in such enforcement action. Furthermore, Section 545.121 states that indemnification shall be made for such person only if (1) final judgment on the merits is in his or her favor, or (2) in case of settlement, final judgment against him or her, or final judgment in her or her favor other than on the merits if a majority of the disinterested directors of the federal savings bank determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the federal savings bank or its members. The indemnification provision requires the federal savings bank to give the OTS 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the OTS advises the federal savings bank in writing, within the notice period, of its objection. Section 545.121 permits a federal savings bank to obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers or employees. However, no insurance may be obtained which provides for payment of losses of any person incurred as a result of his or her willful or criminal misconduct. Finally,
Section 545.121 authorizes the payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of an action if a majority of the directors concludes that any person ultimately may become entitled to indemnification. Prior to the advancement of such expenses, Section 545.121 requires the federal savings bank to obtain an agreement providing for repayment if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

Special Meetings Of Shareholders

         FLAG. FLAG's Bylaws provide that special meetings of the shareholders may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         Brown. The Brown Bylaws provide that special meetings of the shareholders may be called for any purpose, unless otherwise prescribed by OTS regulations, by the President, Chairman of the Board of Directors, or a majority of the Board of Directors. Brown is required to call a special meeting when requested in writing of not less than 10% of all shares of Brown entitled to vote at the meeting.

Actions by Shareholders Without a Meeting

         FLAG. In accordance with Section 14-2-704 of the GBCC, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

         The provisions of the GBCC do not affect the special voting requirements contained in the FLAG Articles of Incorporation or Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG common stock outstanding and entitled to vote, unless (1) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder prior to the date when such interested shareholder first became an interested shareholder, or (2) the business combination is unanimously approved by the continuing directors of FLAG.

         Brown. The Brown Bylaws provide that any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, is given by all of the shareholders entitled to vote with respect to the subject matter.

Mergers, Consolidations, And Sales Of Assets

         FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested shareholder") of FLAG common stock entitled to vote to approve a "business combination" with an interested shareholder (basically, a 10% or more shareholder of FLAG), unless (1) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date such shareholder became an interested shareholder, or (2) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (1) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (2) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the Articles of Incorporation of FLAG. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles of Incorporation would continue to apply to any such business combinations.

         The provisions of the FLAG Articles of Incorporation and Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the GBCC are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts.

         Brown. The Brown Charter and Bylaws are silent with respect to mergers, consolidations, and sales of assets. The OTS generally requires, pursuant to 12 C.F.R. Section 552.13, an affirmative vote of two-thirds of the outstanding voting stock of any constituent federal savings bank for approval of a combination agreement. Section 552.13 defines a constituent institution as a resulting, disappearing, acquiring or transferring depository institution in a combination. Combination is defined by Section 552.13 as a merger or consolidation with another depository institution, or an acquisition of all or substantially all of the assets or assumption of all or substantially all of the liabilities of a depository institution by another depository institution.

Shareholders' Rights To Examine Books And Records

         FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (1) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (2) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (3) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and, (4) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

         Brown. Neither the Charter and Bylaws of Brown nor the OTS Regulations authorize the inspection of the accounts and books of Brown by the shareholders of Brown.

Dividends

         FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the GBCC and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (1) the corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Brown. As a federal savings bank, Brown is subject to OTS regulations which restrict its ability to make capital distributions such as dividends. Under these regulations, a savings bank that meets its fully phased-in capital requirements is permitted, with the approval of its Board of Directors, to make capital distributions without OTS approval during any calendar year up to 100% of its net income to date during that year plus an amount that would reduce its surplus capital ratio (as measured at the beginning of the calendar year) by one-half. Any proposed capital distributions in excess of this amount are subject to objection by the OTS. Savings banks that have capital immediately prior to, and on a pro forma basis after giving effect to, a proposed capital distribution that is equal to or in excess of their minimum capital requirement, but less than their fully phased-in capital requirement, may make capital distributions from 25% to 75% of net income during the most recent four quarters (minus distributions previously made over that period), depending upon how close they are to meeting their fully phased-in capital requirement. Savings banks that fail to meet their minimum capital requirements are not authorized to make any capital distributions without prior written approval from the OTS. All savings banks must provide notice to the OTS prior to making any capital distribution.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

         FLAG common stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG common stock on the Nasdaq National Market and the dividends paid per share of FLAG common stock for the indicated periods. Effective June 3, 1998, FLAG declared a 3-for-2 stock split. The amounts below have been adjusted to reflect the stock split.


                                                Sale Price Per
                                                 Share of FLAG
                                                 Common Stock            Dividends Declared
                                          --------------------------     Per Share of FLAG
                                             High           Low            Common Stock
                                          -----------    -----------    --------------------

1996
First Quarter.............................   $ 9.67         $ 8.33           $0.042
Second Quarter............................     9.00           8.00            0.034
Third Quarter.............................     8.50           6.33            0.034
Fourth Quarter............................     7.83           7.17            0.034

                                       38

1997
First Quarter.............................   $ 8.67         $ 6.83           $0.046
Second Quarter............................     9.75           7.50            0.034
Third Quarter.............................    11.00           9.33            0.034
Fourth Quarter............................    14.33          11.00            0.034

1998
First Quarter.............................  $ 14.33        $ 11.92           $0.046
Second Quarter............................    19.38          12.67            0.060
Third Quarter                                 19.38          12.50            0.060
Fourth Quarter (through _______, 1998)


         On May 13, 1998, the last day prior to the public announcement of the proposed merger between Citizens and Brown, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $13.33, as adjusted for 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Brown common stock (based on the 1.5 Exchange Ratio) was $19.995. On _____________, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG common stock on the Nasdaq National Market was $______, and the resulting equivalent pro forma price per share of Brown common stock was $_____. The equivalent per share price of a share of Brown common stock at each specified date represents the last reported sale price of a share of FLAG common stock on such date multiplied by the Exchange Ratio.

         The market price of FLAG common stock on the effective date of the merger may be higher or lower than the market price at the time the Merger Proposal was announced, at the time the Merger Agreement was executed, at the time of mailing of this Proxy Statement/Prospectus, or at the time of the Special Meeting. Holders of Brown common stock are not assured of receiving any specific market value of FLAG common stock on the effective date of the merger, and such value may be substantially more or less than the current value of FLAG common stock.

         There is no established public trading market for the Brown common stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Brown pays dividends quarterly. Brown has not paid dividends since 1994.

         To the knowledge of Brown, the most recent trade of Brown common stock prior to May 13, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Brown, was the sale of 400 shares on May 4, 1998 at $10.00 per share. To the knowledge of Brown, there have been no trades of Brown common stock since the announcement of the merger.

         The foregoing information regarding Brown common stock is provided for informational purposes only and, due to the absence of an active market for Brown's shares, should not be viewed as indicative of the actual or market value of Brown common stock.

         The holders of FLAG common stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its common stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG common stock, FLAG cannot assure that its dividend policy will not change after consummation of the merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Brown's abilities to pay dividends on their respective common stock during the pendency of the merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the merger."

         FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. FLAG's bank subsidiaries and subsidiary thrift institution are subject to certain legal restrictions on the amount of dividends they are permitted to pay.


                                BUSINESS OF BROWN

General

         Brown is a federal savings bank headquartered in Cobbtown, Georgia. Brown operates three banking offices located in Cobbtown, Reidsville and Metter, Georgia. As of June 30, 1998, Brown had total consolidated assets of approximately $28.7 million, total consolidated deposits of approximately $25.9 million, and total consolidated shareholders' equity of approximately $1.7 million. Brown offers a broad range of banking and banking-related services. The Brown Bank Service Corporation, a Georgia corporation and a wholly-owned subsidiary of Brown, provides various insurance products.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of Brown and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Brown common stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                      Number of Shares                Percent
                                    Beneficially Owned at                Of
       Name                         the Brown Record Date            Class (%)
       ----                         ---------------------            ---------
(a)   Directors

         Dennis D. Allen                   15,007.17                   8.58%
         John Robert Bowen                    400                      0.23%
         I.A. Brannen, Jr.                 13,933.25                   7.96%
         Yevonne Brown                     24,733.25                  14.13%
         Lamar Durden                      11,666.75    (1)            6.67%
         J. Dale Fordham                    5,453                      3.12%
         Don Kennedy                        5,550                      3.14%

(b)   Executive Officers

         Malcolm C. Coleman                 3,857.75                   2.20%
         Rhonda Hendrix                       200       (2)            0.11%
         Judy Johnston                        100       (3)            0.06%
         Barbara L. Rich                    1,208.25                   0.69%

(c)   Executive Officers and Directors     82,059.42                  46.89%
     As a Group (11 persons)

--------------------
         (1) Consists of (i) 1,666.75 shares held by Mr. Durden and (ii) 10,000 shares held jointly by Mr. Durden and his spouse.

         (2) Held jointly by Ms. Hendrix and her spouse.

         (3) Held jointly by Ms. Johnston and her spouse.

Voting Securities And Principal Shareholders of Brown

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 175,000 outstanding shares of Brown common stock as of the Brown Record Date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Brown common stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                    Number of Shares                Percent
                                  Beneficially Owned At                Of
Name and Address                  the Brown Record Date            Class (%)
----------------                  ---------------------            ---------

Dennis D. Allen                        15,007.17                      8.58%
Route 2, Box 161
Cobbtown, Georgia 30420

I. A. Brannen, Jr.                     13,933.25                      7.96%
Route 3, Box 236
Metter, Georgia 30437

Yevonne Brown                          24,733.25                     14.13%
Route 1, Box 4
Cobbtown, Georgia 30420

Geneva Denmark                         10,566.75                      6.04%
P.O. Box 193
Cobbtown, Georgia 30420

Lamar Durden                           11,666.75    (1)               6.67%
P.O. Box 51
Cobbtown, Georgia 30420

Tera Perkins                            9,816.75    (2)               5.61%
209 S. Caswell Street
Glennville, Georgia 30427

--------------------
         (1) Consists of (i) 1,666.75 shares held by Mr. Durden and (ii) 10,000 shares held jointly by Mr. Durden and his spouse.

         (2) Held jointly by Ms. Perkins and her children.


Management's Discussion And Analysis Of Financial Condition And Results Of Operations

Corporate Profile
-----------------

         Brown is a federally chartered savings bank headquartered in Cobbtown, Georgia with additional offices in Metter and Reidsville, doing business in Tattnall, Toombs and Candler Counties in Southeast Georgia.

         Brown began business in 1946 under the rules of the GDBF. In January 1995, management and the Board converted the charter to a federal savings bank operating under the regulation of the OTS, in an effort to allow Brown to grow outside of its then defined market area of north Tattnall County.

         Brown is community oriented, with an emphasis on retail banking, and offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, Mastercard and VISA accounts, and money transfers. In addition, Brown finances agriculture, commercial and consumer transactions, makes secured and unsecured loans, including residential mortgage loans, and provides a variety of other banking services, including the recent opening of an internet branch.

         Brown's primary service area is in Tattnall, Toombs and Candler Counties, Georgia and surrounding counties. The service area has experienced minimal growth for the past several years. The area's economic base is dependent upon cyclical factors, such as agriculture and real estate activities.

         The following discussion focuses on significant changes in the financial condition and results of operations of Brown during the past three years. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this report.

Financial Highlights
--------------------

         Net earnings decreased significantly during 1997 as compared to 1996 as Brown reported a net loss of just over $131,000. Net earnings for 1996 were approximately $167,000, which was a significant improvement over 1995's loss of $13,000. These unusual fluctuations in earnings were the result of significant growth during the periods, with 1997 also being effected primarily by an increase in Brown's provision for loan losses for normal growth as well as for one specific potential problem credit.

         Total assets at December 31, 1997 were $30.8 million compared to $24.9 million at the end of 1996, an increase of approximately 24%. Total loans were approximately $24.7 million at December 31, 1997, an increase of over 30% from the 1996 balance, and total deposits at December 31, 1997 were $28.3 million as compared to $22.0 million in 1996, an increase of 29%. Brown continues to fund the majority of its assets with deposits acquired in its local marketplace. Core deposits, which exclude certificates of deposit of $100,000 or more, increased by 40% during the past twelve months. Brown also held approximately $1.6 million of public fund deposits at December 31, 1997.

Net Interest Income
-------------------

      Net interest income (the difference between interest earned on assets and interest paid on deposits and liabilities) is the largest component and most important source of Brown's earnings. Brown actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks. Net interest income for 1997 increased by 24% from 1996 and by 93% in 1996 as compared to 1995. The increased volume of earning assets was the primary reason for the increase in each of these years.

      Interest income increased 30% in 1997 and 86% in 1996. The increase in 1997 was primarily a result of an increase in interest and fees on loans of approximately $642,000 or 33%, and an increase in interest on investment securities of approximately $16,000 or 9%.

      Average earning assets in 1997 increased 35% when compared to 1996 due to increases in average loans of over $6.6 million and average investment securities of $220,000. Increases in average earning assets of 74% were also experienced between 1996 and 1995 due to increases in average loans of $7.1 million and a $1.3 million increase in average investment securities. The average earning asset mix remained relatively consistent during 1997 with loans at 85%, investment securities at 13% and other earning assets at 2% of the total. In 1996, loans accounted for 81%, investment securities 17% and other earning assets 2%. The mix of earning assets is monitored on a continuing basis in order to react to favorable interest rate movements and to maximize the return on earning assets.

Table 1 presents net interest income, yields and rates, and average balances for 1997, 1996 and 1995. Non-accrual loans and the interest income which was recorded on these loans (both prior and subsequent to the time the loans were placed on non-accrual status, if any) are included in the yield calculation for loans in all periods reported.


                                                   1997                           1996                            1995
                                                    ----                           ----                            ----
                                                             Average                         Average                         Average
                                         Average             Yield/    Average               Yield/      Average              Yield/
                                         Balance   Interest   Cost     Balances   Interest    Cost       Balance   Interest    Cost
                                         -------   --------   ----     --------   --------    ----       -------   --------    ----
Interest-earning Assets:
   Federal funds sold                 $   320,411    18,391   5.74%     277,842      14,289   5.14%      385,795    17,381     4.51%
   Loans                               22,244,188 2,610,117  11.73%  15,672,528   1,968,520  12.56%    8,586,677 1,038,961    12.10%
   Taxable investment securities        3,233,868   181,413   5.61%   3,213,170     176,258   5.49%    1,903,259    95,767     5.03%
   Non-taxable investment securities      211,135    10,339   4.90%        -            -                   -         -
   Other earning assets                   109,794     7,588   6.91%     188,792      11,108   5.88%      252,848    14,342     5.67%
                                          ------- ---------             -------    --------              -------    ------
Total interest-earning assets          26,119,396 2,827,848  10.83%  19,352,332   2,170,175  11.21%   11,128,579 1,166,451    10.48%

Non-interest-earning assets             2,731,028                     2,036,436                        1,658,265
                                        ---------                     ---------                        ---------
Total assets                          $28,850,424                    21,388,768                       12,786,844
                                       ==========                    ==========                       ==========
Interest-bearing liabilities:
   Demand                             $ 3,724,481   104,123   2.80%   3,887,598    123,295   3.17%     1,820,619    55,051     3.02%
   Savings                                929,568    22,634   2.43%     865,966     26,877   3.10%       623,377    20,440     3.28%
   Time                                19,818,464 1,173,534   5.92%  13,067,847    791,523   6.06%     7,339,021   461,830     6.29%
   Federal funds purchased and repos      285,007    18,257   6.41%     364,044     19,904   5.47%        65,370     4,038     6.18%
   FHLB advances                          229,167    15,434   6.73%        -          -                     -          -
                                          ------- ---------             -------     ------                ------    ------
Total interest-bearing liabilities     24,986,687 1,333,982   5.34%  18,185,455    961,599   5.29%     9,848,387   541,359     5.50%

Noninterest-bearing liabilities
   Deposits                             1,707,459                     1,498,419                        1,463,226
   Other noninterest-bearing liabilities  517,429                       207,884                          645,478
                                          -------                       -------                          -------
Total liabilities                      27,211,575                    19,891,758                       11,957,091
Equity                                  1,638,849                     1,497,010                          829,753
                                        ---------                     ---------                          -------
Total liabilities and shareholders' equity      $28,850,424                     21,388,768                     12,786,844
                                                 ==========                     ==========                     ==========
Net interest-earning assets           $ 1,132,709                     1,166,877                        1,280,192
                                        =========                     =========                        =========
Net interest income / interest rate spread       1,493,866   5.49%               1,208,576  5.93%                 625,092     4.98%
                                                 =========                       =========                        =======
Net interest margin                                          5.72%                          6.25%                             5.62%
Ratio of average interest-earning assets to
 Average interest-bearing liabilities                      104.53%                        106.42%                           113.00%



Consolidated Average Balances, Interest and Rates
-------------------------------------------------

         The net cost of funds, defined as interest expense divided by average earning assets, increased 14 basis points in 1997, while the yield on total earning assets decreased 38 basis points and earning assets to total assets remained constant. The rate paid on interest-bearing liabilities increased 5 basis points from 1996 levels. During 1996, the yield on total earning assets increased 73 basis points while the rate paid on interest-bearing liabilities decreased 21 basis points and the net cost of funds increased 11 basis points.

         The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest-bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of average total earning assets and takes into account the positive impact of investing noninterest-bearing funding sources.

         The net interest spread decreased 44 basis points to 5.49% from the 1996 spread of 5.93% as the yield on interest-earning assets decreased while the rates paid on interest-bearing liabilities increased. The increase in 1996 was 95 basis points from the 4.98% reflected in 1995. The net interest margin also showed a decline as reflected by the 5.72% earned in 1997, a 53 basis point decrease from 1996. The net interest margin for 1996 increased 63 basis points from the 5.62% shown in 1995. Table 2 shows the change in net interest income for the past two years due to changes in volumes and rates.

Table 2 - Analysis of the Changes in Net Interest Income


                                                       1997/1996                                 1996/1995
                                                Change Attributable To                     Change Attributable To
                                                ----------------------                     ----------------------
                                                                        Total                                     Total
                                                               Rate/   Increase/                       Rate/    Increase/
                                         Volume       Rate    Volume   Decrease    Volume     Rate     Volume    Decrease
                                         ------       ----    ------   --------    ------     ----     ------    --------
 Interest-earning Assets:
   Federal funds sold                  $   2,189     1,659      254     4,102       (4,864)   2,460     (688)    (3,092)
   Loans                                 825,422  (129,517) (54,308)  641,597      857,366   39,553   32,640    929,559
   Taxable investment securities           1,135     3,994       26     5,155       65,911    8,636    5,944     80,491
   Non-taxable investment securities        -         -      10,339    10,339         -        -        -          -
   Other earning assets                   (4,648)    1,940     (812)   (3,520)      (3,633)     535     (136)    (3,234)
                                         ------------------------------------      ------------------------------------
Total net change in income on
  Interest-earning assets                824,098  (121,925) (44,501)  657,673      914,780   54,184   37,760  1,003,724
                                         ------------------------------------      ------------------------------------
Interest-bearing liabilities
   Deposits                               (5,173)  (14,612)     613   (19,172)      62,500    2,690    3,054     68,244
   Savings                                 1,974    (5,792)    (425)   (4,243)       7,954   (1,092)    (425)     6,437
   Ftime                                 408,887   (17,721)  (9,154)  382,011      360,504  (17,304) (13,507)   329,693
   Federal funds purchased and repos      (4,321)    3,416     (742)   (1,647)      18,450     (464)  (2,120)    15,866
   FHLB advances                            -         -      15,434    15,434         -        -        -          -
                                         ------------------------------------      ------------------------------------
Total net change in expense on
  Interest-bearing liabilities           401,366   (34,709)   5,726   372,383      449,408  (16,170) (12,998)   420,240
                                         ------------------------------------      ------------------------------------
Net change in net interest income     $  422,732   (87,216) (50,226)  285,290      465,372   67,354   50,758    583,484
                                         ====================================      ====================================


Loans
-----

         Average loans increased over 42% in 1997 with much of the increase concentrated in the real estate mortgage category, which accounts for 57% of the total loan portfolio. Total gross loans outstanding at year end increased 29% over the previous year end levels. The growth in the portfolio resulted from Brown's ongoing efforts to increase the loan portfolio through the origination of quality loans. Consumer installment loans also increased 31% from year end 1996.

         Table 3 breaks down the composition of the loan portfolio for each of the past five years while Table 4 shows the amount of loans outstanding for selected categories as of December 31, 1997, with maturities based on the remaining scheduled repayments of principal.

Table 3- Loan Portfolio Composition

                                                                      December 31,
                                      1997                1996               1995              1994                1993
                                      ----                ----               ----              ----                ----
                                    Percent of          Percent of         Percent of       Percent of          Percent of
                                 Balance   Total     Balance   Total    Balance   Total    Balance   Total     Balance   Total
                                 -------   -----     -------   -----    -------   -----    -------   -----     -------   -----
Commercial, financial
     and agricultural        $ 4,459,310   18.07%   3,065,606  16.21%  2,781,725  21.63%   634,000   13.24%    650,000    15.19%
Real estate-construction         895,550    3.63%     245,308   1.30%    396,394   3.08%      -       0.00%       -        0.00%
Real estate-mortgage          13,946,009   56.51%  11,355,063  60.05%  5,389,873  41.91% 3,317,000   69.28%  2,616,000    61.14%
Leases                             4,449    0.02%     151,284   0.80%    750,327   5.83%      -       0.00%       -        0.00%
Consumer                       5,371,837   21.77%   4,090,783  21.64%  3,541,064  27.54%   837,000   17.48%  1,013,000    23.67%
                               ---------   -----    ---------  -----   ---------  -----    -------   -----   ---------    -----
Total Loans                   24,677,155  100.00%  18,908,044 100.00% 12,859,383 100.00% 4,788,000  100.00%  4,279,000   100.00%
Allowance for Loan Losses        650,711    2.71%     222,245   1.19%    127,723   1.00%    58,000    1.23%     50,000     1.18%
                                 -------              -------            -------            ------              ------
Total Loans, net            $ 24,026,444           18,685,799         12,731,660         4,730,000           4,229,000
                              ==========           ==========         ==========         =========           =========

Table 4 - Loan Portfolio Maturity


                                                  Maturity                                      Rate Structure
                                                  --------                                      --------------
                                                  Over One
                                    One             Year             Due                         Predetermined     Floating or
                                   Year or         Through          After                          Interest        Adjustable
                                    Less         Five Years      Five Years          Total           Rate             Rate
                                    ----         ----------      ----------          -----           ----             ----
  Commercial                   $ 3,285,228          684,048        490,034         4,459,310       4,459,310            -

  Real estate - construction       895,550           -              -                895,550         895,550            -
                                ----------      -----------    -----------        ----------      ----------       ------
                               $ 3,374,778          684,048        490,034         5,354,860       5,354,860            -
                                 =========          =======        =======         =========       =========       ======


Investment Securities
---------------------

         The composition of Brown's investment securities portfolio reflects its investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of Brown's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling Brown's interest rate position while at the same time producing adequate levels of interest income. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. Brown's classification of its entire portfolio as available-for-sale indicates its desire to maintain a high level of liquidity and provide more flexibility in meeting liquidity needs. During 1997 and 1996, there were no investment securities sales. Maturities, calls and paydowns were $1.8 million and $109 thousand during 1997 and 1996, respectively, representing 50% and 3% of the average total portfolio for each year. Gross unrealized gains in the total portfolio amounted to approximately $11,000 at year end 1997 and gross unrealized losses amounted to approximately $28,000.

         Total average investment securities increased 7% during 1997. Average investment securities during 1996 increased 69% from the 1995 average levels. Total investment securities decreased $700,000, or approximately 20%, during 1997.

         Table 5 reflects the carrying amount of the investment securities portfolio for the past three years.

Table 5 - Carrying Value of Securities Available-for-Sale


                                                                    December 31
                                                                    -----------
                                                  1997                  1996                    1995
                                            Amount    Percent      Amount  Percent        Amount     Percent
                                            ------    -------      ------  -------        ------     -------
Available-for-Sale
     U.S. Treasury                     $   499,219     17.8%      997,913    28.5%       514,375      19.6%
     U.S. Government agencies            1,672,735     59.7%    2,160,982    61.7%     1,140,625      43.4%
     Mortgage-backed securities            266,816      9.5%      341,452     9.8%       973,455      37.0%
     State, county and municipals          362,714     12.9%         -        0.0%          -          0.0%
                                           ----------------------------------------------------------------
Total                                 $  2,801,484    100.0%    3,500,247   100.0%     2,628,455     100.0%
                                         ==================================================================

Table 6 presents the expected maturity of the total investment securities portfolio by maturity date and average yields at December 31, 1997. It should be noted that the composition and maturity/repricing distribution of investment securities available-for-sale is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

Table 6 - Expected Maturity of Investment Securities


                                                            After One           After Five
                                       Within               But Within          But Within            After
                                      One Year              Five Years           Ten Years           Ten Years         Totals
                                  Amount      Yield      Amount     Yield     Amount    Yield     Amount    Yield      Amount
                                  ------      -----      ------     -----     ------    -----     ------    -----      ------
    U.S. Treasury              $  499,219     5.13%         -            -       -         -          -        -       499,219
    U.S. Government agencies      689,203     3.38%      983,532     5.53%       -         -          -        -     1,672,735
    State, county and municipal         -       -         50,685     4.50%    108,849   7.00%   203,180     5.48%      362,714
    Mortgage-backed securities          -       -            -         -         -          -   266,816     7.06%      266,816
                                ----------    -----      -------     -----    -------   -----   -------     -----      -------
    Total                      $1,188,422     4.11%    1,031,217     5.48%    108,849   7.00%   469,996     6.38%    2,801,484
                                =========     ====     =========     ====     =======   ====    =======     =====    =========

Deposits
--------

         As reflected in Table 1, total average interest-bearing liabilities increased 37% during 1997. The largest dollar increase in average interest-bearing deposits was in the time deposit category, rising over $6.7 million or 51% from 1996. Average interest-bearing demand deposits decreased by $164,000 or 4%. Average noninterest-bearing demand deposits increased over $209,000 or approximately 14% during 1997 after increasing 2% during 1996. Savings deposits, interest-bearing demand deposits and noninterest-bearing demand deposits accounted for 24% and 32% of total average deposits during 1997 and 1996, respectively. The maturities of time deposits of $100,000 or more issued by Brown at December 31, 1997 are summarized in Table 7. Management is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.

Table 7 - Maturities of Time Deposits Over $100,000


           Within 3 months                      $    3,068,556
           After 3 through 6 months                    947,373
           After 6 through 12 months                 2,162,887
           After 12 months                             300,000
                                                    ----------
                                                $    6,478,816

Liquidity Management
--------------------

         The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs of Brown and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of Brown to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining Brown's ability to meet the day to day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, Brown would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are monitored on a daily basis.

         The asset portion of the balance sheet provides liquidity primarily through loan principal repayments, maturities of securities and, to a lesser extent, sales of securities available-for-sale. Commercial and real estate-construction loans that mature in one year or less amounted to $4.5 million or 19% of the total loan portfolio at December 31, 1997. Securities available-for-sale maturing in the same time frame totaled over $1.2 million or 42% of the total investment securities portfolio at year end 1997 (including estimated maturities of mortgage backed securities). Other short-term investments such as federal funds sold and maturing interest bearing deposits with other banks are additional sources of liquidity funding.

         The liability portion of the balance sheet provides liquidity through various customers' interest-bearing and noninterest-bearing deposit accounts. Federal funds purchased are additional sources of liquidity and represent Brown's incremental borrowing capacity. This source of liquidity is short-term in nature and is used as necessary to fund asset growth and meet short-term liquidity needs.

         As disclosed in Brown's Consolidated Statement of Cash Flows included elsewhere herein, net cash provided by operating activities for 1997 decreased by approximately $90,000 primarily due to increases in other assets. Net cash used in investing activities for 1997 decreased by $1.5 million, primarily due to additional maturities of securities available-for-sale of $1.6 million. This resulted from management's continued efforts to maximize the return on its yielding assets by moving more funds into loans from investment securities. The $600,000 decrease for 1997 in net cash provided by financing activities consisted primarily of the $750,000 increase in demand, savings and time deposits netted against the $1.2 million change in other borrowed funds.

         Management considers Brown's liquidity position at the end of 1997 to be sufficient to meet its foreseeable cash flow requirements. Reference is made to the Consolidated Statements of Cash Flows appearing in the Consolidated Financial Statements for a three year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities.

Interest Rate Sensitivity Management
------------------------------------

      The absolute level and volatility of interest rates can have a significant impact on Brown's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve Brown's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

         Brown uses income simulation modeling prepared by a third party as a primary tool in measuring interest rate risk and managing interest rate sensitivity. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, and general market conditions.

         Interest rate sensitivity is a function of the repricing characteristics of Brown's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest-bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in Brown's current portfolio that are subject to repricing at various time horizons: immediate through three months, four to twelve months, one to five years and on a cumulative basis. The differences are known as interest sensitivity gaps. Table 8 shows interest sensitivity gaps for these different intervals as of December 31, 1997.

Table 8 - Interest Rate Sensitivity Analysis

                                                  Within    Three to    More than     More than       Over
                                                  Three      Twelve    one year to  three years to    five
                                                  Months     months    three years    five years      years     Total
                                                  ------     ------    -----------    ----------      -----     -----
Interest-earning Assets:
   Federal funds sold                          $   250,000       -           -            -           -          250,000
   Loans                                         7,090,577   8,203,421   6,799,697    1,272,980   1,310,480   24,677,155
   Investment securities available-for-sale           -      1,188,422     486,122      548,095     578,845    2,801,484
   Other earning assets                             16,891       -           -             -         98,300      115,191
                                                 -----------------------------------------------------------------------
Total interest-earning assets                    7,357,468   9,391,843   7,285,819    1,821,075   1,987,625   27,843,830
                                                 -----------------------------------------------------------------------
Interest-bearing liabilities:
   Demand                                        3,389,451       -           -            -           -        3,389,451
   Savings                                         719,542       -           -            -           -          719,542
   Time                                          8,335,879  12,765,815     989,986      224,996       -       22,316,676
   FHLB advances                                     -           -           -            -         500,000      500,000
                                                ------------------------------------------------------------------------
Total interest-bearing liabilities              12,444,872  12,765,815     989,986      224,996     500,000   26,925,669
                                                ------------------------------------------------------------------------
Excess (deficiency) of interest-earning
  assets over interest-bearing liabilities      (5,087,404) (3,373,972)  6,295,833    1,596,079   1,487,625
                                                -----------------------------------------------------------
Cumulative excess (deficiency) of
  interest-earning assets over interest-
  bearing liabilities                        $  (5,087,404) (8,461,376) (2,165,543)    (569,464)    918,161
                                                -----------------------------------------------------------
Cumulative excess (deficiency) of interest-
  earning assets over interest-bearing liabilities
  as a percent of total assets                      -1.18%      -1.96%      -0.50%       -0.13%       0.21%


         As seen in Table 8, 90% of earning asset funding sources will reprice within one year compared to 60 % of all interest-earning assets. Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to Brown's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

         Varying interest rate environments can create changes in prepayment levels of assets and liabilities which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on Brown's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of Brown's exposure to changes in interest rates.

         Table 8 indicates Brown is in a liability sensitive or negative gap position after twelve months. This liability sensitive position would generally indicate that Brown's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

Capital Resources
-----------------

         Stockholders' equity at December 31, 1997 decreased 6% from December 31, 1996. The net loss for 1997 net of the change in the unrealized loss on the securities available-for-sale portfolio, net of tax, accounted for the decrease in stockholders' equity.

      No dividends have been declared on Brown's common stock in 1997 or 1996, as Brown has strived to retain earnings in order to keep pace with the rate of asset growth.

      Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1997 was 5.7% compared to 7% in 1996. The decrease in the ratio is the result of 1997's net loss coupled with the overall growth experienced. Table 9 summarizes these and other key ratios of Brown for each of the last three years.

Table 9 - Key Ratios

                                             1997            1996          1995
                                           -------------------------------------
         Return on average assets           (.46)%            .78%        (.11)%
         Return on average equity          (8.01)%          11.18%       (1.62)%
         Dividend payout ratio                .00%            .00%          .00%
         Average equity to average assets    5.68%           7.00%         6.49%

      The OTS has issued guidelines for the implementation of risk-based capital requirements by U.S. banks. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.

         Brown's Tier I capital, which consists of stockholders' equity net of unrealized gains and losses on securities available-for-sale and intangible assets, amounted to $1.5 million at December 31, 1997. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses.
Tier I capital plus Tier II capital components is referred to as Total Risk-based Capital and was $1.8 million at December 31, 1997. The percentage ratios, as calculated under the guidelines, were 6.3% and 7.5% for Tier I and Total Risk-based Capital, respectively, at December 31, 1997.

         A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier 1 capital divided by average assets adjusted for the unrealized gain/loss on the investment securities investment portfolio and intangible assets. Although a minimum leverage ratio of 3% has been established, the OTS will require a bank to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the OTS. The OTS uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks. Brown's leverage ratios at December 31, 1997 and 1996 were 5% and 6.7%, respectively. Risk-based and leverage capital positions as of December 31, 1997 and 1996 are presented in Table 10.

Table 10 - Analysis of Capital Adequacy

                                                          1997          1996
                                                          ----          ----
    Risk-based capital ratios:
         Tier I capital to risk-adjusted assets              6.3%         9.4%
         Tier II capital to risk-adjusted assets             1.2%         1.2%
                                                             ---        -----
               Total capital to risk-adjusted assets         7.5%        10.6%
                                                             ===         ====
               Leverage ratio                                5.0%         6.7%
                                                             ===          ===
         Tier I capital                              $  1,537,000    1,668,000
         Tier II capital                                  308,000      222,000
                                                      ----------- ------------
         Total capital                               $  1,845,000    1,890,000
                                                      ===========  ===========
    Total risk-adjusted assets                       $ 24,500,000   17,800,000
                                                       ==========   ==========

         All three of the capital ratios of Brown exceed the minimum ratios required as defined by federal regulators and are deemed to be adequately capitalized. Brown monitors these ratios to ensure that the Bank remains within regulatory guidelines. Increased regulatory activity in the financial industry as a whole will continue to impact the structure of the industry, however, management does not anticipate any negative impact on the capital resources or operations of Brown.

Provision and Allowance for Loan Losses
---------------------------------------

         Brown manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. Brown's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures.

         The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and economic factors and trends.

         During the past year, Brown has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards in order to minimize the impact an economic downturn might have on credit quality. Loan review procedures, including such techniques as loan grading and on-site reviews, are continually utilized in order to ensure that potential problem loans are identified early in order to lessen any potentially negative impact such problem loans may have on Brown's earnings. Management's involvement continues throughout the process and includes participation in the workout process and recovery activity. These formalized procedures are monitored internally by the loan review committee. Such review procedures are quantified in quarterly reports to senior management and are used in determining whether such loans represent potential loss to Brown. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be identified on a timely basis and an appropriate allowance maintained.

         The provision for loan losses increased 480% in 1997 compared to a 38% increase in 1996. The increased provision for 1997 and 1996 is a direct result of management's efforts to maintain an adequate allowance given the increase in loans outstanding and certain problem credits. The allowance for loan losses as a percentage of gross loans outstanding at year end totaled 2.64% and 1.18% for 1997 and 1996, respectively.

         Brown does not allocate the allowance for loan losses to the various loan categories. The entire allowance is available to absorb losses from any and all loans. Table 11 sets forth information with respect to Brown's allowance for loan losses for each of the last five years.

Table 11 - Analysis of the Allowance for Loan Losses

                                                                  December 31
                                                                  -----------
                                             1997         1996        1995         1994       1993
                                             ----         ----        ----         ----       ----
Balance at Beginning of Year           $   222,245      127,723      58,161       50,001     49,798

Provisions charged to Expense              580,000      100,000      72,400       12,648     36,672

Chargeoffs:
    Real estate                                928        1,406         326         -        35,928
    Commercial and agricultural             99,523         -            656        2,562      -
    Consumer and other                      53,673        5,419       3,844        4,183      3,040
                                            -------------------------------------------------------
Total charge-offs                          154,124        6,825       4,826        6,745     38,968
                                           --------------------------------------------------------
Recoveries:
    Real estate                              1,406         -           -            -          -
    Commercial and agricultural                 27         -           -           2,257       -
    Consumer and other                       1,157        1,347       1,988         -         2,499
                                             ------------------------------------------------------
Total recoveries                             2,590        1,347       1,988        2,257      2,499
                                             ------------------------------------------------------
Net loan charge-offs                       151,534        5,478       2,838        4,488     36,469
                                           --------------------------------------------------------
Balance at end of period               $   650,711      222,245     127,723       58,161     50,001
                                           ========================================================
Allowance for loan losses to total
  loans at end of period                      2.64%        1.18%       0.99%        1.21%      1.17%

Allowance for loan losses to total
  non-performing assets                      61.87%       28.92%      63.62%      527.27%   5000.00%

Net charge-offs to average loans              0.68%        0.03%       0.03%        0.11%      0.85%

Recoveries as a percentage
  of charge-offs                              1.68%       19.74%      41.19%       33.46%      6.41%


Asset Quality
-------------

         Nonperforming assets, comprised of nonaccrual loans, loans 90 days or more past due and other real estate owned totaled $1,051,743 at December 31, 1997. At December 31, 1996, nonperforming assets amounted to $768,421. There were no related party loans which were considered nonperforming at December 31, 1997 or 1996. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Loans made by Brown to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.

         There were no commitments to lend additional funds on nonaccrual loans at December 31, 1997. There were no other foreclosed or repossessed assets at December 31, 1997. Table 12 summarizes Brown's' risk elements for each of the last five years.

Table 12 - Risk Elements


                                                                 December 31
                                                                 -----------
                                                1997       1996     1995       1994       1993
                                                ----       ----     ----       ----       ----
Nonaccrual Loans                          $  1,051,743   386,939    35,955    11,000      1,000

Loans Past Due 90 Days
  And Still Accruing                              -      381,482   164,802      -          -

Other Real Estate Owned                           -         -         -         -          -
                                             ---------------------------------------------------
Total Non-Performing Assets               $  1,051,743   768,421   200,757    11,000      1,000
                                             ==================================================

Non-performing assets to net
  loans and other real estate                    4.38%     4.11%     1.58%     0.23%      0.02%

Allowance for loan losses to total loans
  at end of period                               2.64%     1.18%     0.99%     1.21%      1.17%

Allowance for loan losses to non-
  performing assets                             61.87%    28.92%    63.62%   527.27%   5000.00%


         A loan is placed on nonaccrual status when, in management's judgment, the collection of interest appears doubtful. As a result of management's ongoing review of the loan portfolio, loans are classified as nonaccrual generally when they are past due in principal or interest payments for more than 90 days or it is otherwise not reasonable to expect collection of principal and interest under the original terms. Exceptions are allowed for 90 day past due loans when such loans are well secured and in process of collection.

         There may be additional loans within Brown's portfolio that become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1997. At December 31, 1997, management was unaware of any known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on Brown's liquidity, capital resources or operations.

Noninterest Income
------------------

         Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts. Noninterest income increased 87% during 1997 as compared to 1996 primarily due to new accounts. Total noninterest income for 1996 showed an increase of 72 % compared to 1995.

Noninterest Expense
-------------------

         Noninterest expense for 1997 increased 38% following an increase of 50% in 1996. Total salaries and employee benefits increased 36% during 1997 and 63% in 1996 due largely to employee additions required to support Brown's branch growth.

         Net occupancy expense increased 28% in 1997 following an increase of 85% in 1996. The 1996 increase in occupancy expense was due to expenses related to branch renovations, including depreciation and maintenance expenses, as well as increases due to investments in technology upgrades.

         Other operating expense increased by approximately $176,000 or 43% compared to a 30% increase in 1996. The largest components of other operating expenses include data processing and stationary and supplies, which increased 88% in 1997. Management continues to evaluate other operating expense details in efforts to further decrease the cost of providing expanded banking services to a growing customer base.

Income Taxes
------------

         Income tax expense decreased $150,000 in 1997 due to Brown's net loss. The effective tax rate as a percentage of pretax income was 34% in 1997 and 33% in 1996. See Note 7 to Brown's Consolidated Financial Statements for an analysis of income taxes.

Impact of Inflation and Changing Prices
---------------------------------------

         A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends on Brown's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.

Year 2000 Issues
----------------

         Brown is aware of the issues relating to its computer systems as the Year 2000 approaches. The Year 2000 issue is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

         Brown has appointed a Year 2000 committee comprised of several key senior executives. The committee meets on a monthly basis to provide direction and monitor the progress being made relating to Brown's Year 2000 efforts.

         Brown managers and supervisors have identified hardware and software used in their area of responsibility impacted by the Year 2000 issue and have identified vendors whom Brown relies upon to provide financial information or services which may be impacted by the Year 2000 issue. Brown has conducted a risk assessment for each product, and has categorized the risks associated with each product as "catastrophic," "serious," or "minimal."

         Brown plans to convert from its current ProVesa software system to an application system provided by Phoenix International Ltd., Inc. ("Phoenix") in December 1998. Phoenix has represented in their contract that the Phoenix application system is Year 2000 compliant. Brown will test the system for Year 2000 compliance prior to conversion. The Phoenix application system will include many critical applications, including the general ledger, loan application system, deposit application system, and accounts receivable and payable.

         Brown is in the initial stages of determining the impact of the Year 2000 on its larger loan customers. For those loan customers with a significant risk to their ongoing operations arising from possible Year 2000 issues, Brown will monitor and document their Year 2000 compliance efforts. Brown is in the process of developing a questionnaire for its lending officers to use in assessing the Year 2000 risk for larger loan customers. Brown plans to conduct Year 2000 seminars for its commercial customers. Brown also intends to add a provision to its standard loan agreement relating to the borrower's Year 2000 compliance.

Recent Accounting Pronouncements
--------------------------------

         In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in a full set of general-purpose financial statements. SFAS No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 requires that companies (1) classify items of other comprehensive income by their nature in a financial statement and
(2) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial condition. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comprehensive purposes is required.

         Also, in June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Management believes that the adoption of these statements will have no material impact on Brown's financial position, results of operation, or liquidity.

Management's Discussion and Analysis of Financial Condition and Results of Operations For Each of the Six Months Ended June 30, 1998 and 1997

Financial Condition
-------------------

         Total assets at June 30, 1998 were approximately $28.7 million, representing a 7% decrease from December 31, 1997. Deposits decreased approximately $2.4 million, or 8.4% from December 31, 1997, while net loans decreased approximately $1.8 million, or 7.5%. The allowance for loan losses at June 30, 1998 totaled $594,302, representing 2.6% of total loans compared to the December 31, 1997 total of $650,711, representing 2.6% of total loans. Securities available-for-sale decreased 37% from December 31, 1997. The decreases in assets, loans and deposits are primarily due to management's attempt to manage the Bank's capital position and current capital ratios for regulatory purposes.

         The total of nonperforming assets, which includes nonaccrual loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased from $1,051,743 at December 31, 1997 to $858,075 at June 30, 1998. There were no related party loans which were considered nonperforming at June 30, 1998.

         Brown was most recently examined by its primary regulatory authority in April 1998. There were no recommendations by the regulatory authority that in management's opinion will have material effects on Brown's liquidity, capital resources or operations.

Results of Operations
---------------------

         Net interest income increased $ 116,000, or 18%, in the first six months of 1998 compared to the same period for 1997. Interest income for the first six months of 1998 was $1,472,000, representing an increase of $168,000, or 13%, over the same period in 1997. Interest expense for the first six months of 1998 increased approximately $97,000, or 17%, compared to the same period in 1997. This increase in interest income and interest expense during the first six months of 1998 compared to the same period in 1997 is primarily attributable to the increase in the volume of both loans and deposits.

         The provision for loan losses for the first six months of 1998 decreased $45,000 compared to the same period for 1997. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

         Noninterest income increased 18% to approximately $146,000 for the six month period ended June 30, 1998, as compared to the same period in 1997.

         Noninterest expenses for the first six months of 1998 increased approximately $132,000, or 23%, compared to the first six months of 1997. The net increase is primarily attributable to employee additions required to maintain growth.

Capital Resources
-----------------

         Brown is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary -actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Brown must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Brown's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require Brown to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital (as defined) to average assets. As of June 30, 1998, Brown met all capital adequacy requirements to which it is subject.

The following tables present Brown's regulatory capital position at June 30, 1998:

         Risk-Based Capital Ratios
         -------------------------
         Tier 1 Capital                                           7.54%
         Tier 1 Capital minimum requirement                       4.00%
                                                                  -----
         Excess                                                   3.54%
                                                                  =====

         Total Capital                                            8.80%
         Total Capital minimum requirement                        8.00%
                                                                  -----
         Excess                                                    .80%
                                                                   ====

         Leverage Ratio
         --------------
         Tier 1 Capital to adjusted total assets                  5.65%
         Minimum leverage requirement                             3.00%
         ----------------------------                             -----

         Excess                                                   2.65%
                                                                  =====


Certain Transactions And Business Relationships
-----------------------------------------------

         Several of Brown's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Brown. These persons, corporations and firms have had transactions in the ordinary course of business with Brown including borrowings, all of which, in the opinion of Brown management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Brown expects to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by Brown to directors, executive officers, and related parties of Brown as of June 30, 1998, was approximately $138,320, which represented approximately 8.3% of consolidated shareholders' equity on that date.

Year 2000 Issues
----------------

         Brown currently has computer systems, software products or other business systems, or those of suppliers or customers that might not accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. Brown has conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems resulting from incorrectly processing date information. Brown is also requesting assurances from all software vendors that they have dealt with or plan to possibly purchase software from that the software will correctly process all date information at all times. Additionally, Brown is querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in processing date information as the year 2000 approaches and is reached. There can be no assurances, however, that Brown will identify all date-handling problems with their business systems or those of their customers and suppliers in advance of their occurrence, or that Brown will be able to successfully remedy problems that are discovered. The expenses of Brown's efforts to identify and address such problems, or the expenses or liabilities to which Brown may become subject as result of such problems, could have a material adverse effect on Brown's results of operations and financial condition.


                                BUSINESS OF FLAG

General

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions: Citizens Bank, Bank of Milan and First Federal Savings Bank of LaGrange. Citizens Bank and Bank of Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal Savings Bank of LaGrange is a federal savings bank, with five offices in LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of $442,878,940, total consolidated deposits of $339,245,243, and total consolidated shareholders' equity of $38,582,093. Through its subsidiaries, FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG common stock to be issued to holders of Brown common stock in the merger.

Directors and Executive Officers

         The directors of FLAG as the surviving corporation of the merger will be:

      Dennis D. Allen         Kelly R. Linch
      Dr. A. Glenn Bailey     J. Preston Martin
      Leonard H. Bateman      J. Daniel Speight, Jr.
      H. Speer Burdette, III  John W. Stewart, Jr.
      Patti S. Davis          Donald M. Thigpen
      Fred A. Durand, III     Robert E. Thigpen, Jr.
      John S. Holle           Robert W. Walters
      James W. Johnson

         The executive officers of FLAG as the surviving corporation of the merger will be:

      John S. Holle           Chairman of the Board

      J. Daniel Speight, Jr.  President and Chief Executive Officer
      Patti S. Davis          Chief Financial Officer, Senior Vice President
                              and Assistant Secretary
      Ellison C. Rudd         Senior Vice President, Treasurer and Secretary
      J. Preston Martin       Senior Vice President
      Charles O. Hinely       Chief Operating Officer and Senior Vice President

         Upon completion of the merger of Empire with and into FLAG, Leonard H. Bateman, President and Chief Executive Officer of Empire, will be elected as a member of FLAG's Board of Directors. Upon the completion of the merger of Heart with and into FLAG, Donald M. Thigpen, President and Chief Financial Officer of Heart, and Robert E. Thigpen, a director of Heart, will be elected as members of FLAG's Board of Directors. Upon completion of the merger of Brown with and into Citizens, Dennis D. Allen, President and Chief Executive Officer of Brown, will be elected as a member of FLAG's Board of Directors. Additional persons may be elected as directors or executive officers following the merger. See "SUMMARY - Recent Developments in FLAG's Business."

         The following section sets forth certain information regarding each of the persons who, after the consummation of the merger, will be a director or executive officer of FLAG. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

         Dennis D. Allen. Mr. Allen has been a director of Brown since 1981 and has served as the President and Chief Executive Officer of Brown since 1991. Following the merger, Mr. Allen will serve as a member of the Board of Directors of FLAG . Mr. Allen is 42 years old.

         Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Dr. Bailey is 63 years old.

         Leonard H. Bateman. Mr. Bateman has served as President and Chief Executive Officer of Empire and Empire Banking Corp. since 1986. Following consummation of the merger of Empire and FLAG, Mr. Bateman will serve as a member of the Board of Directors of FLAG and as President and a director of Empire Banking Company. Mr. Bateman is 50 years old.

         H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Federal since 1993 and a director of FLAG since 1994. Following the merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Burdette is 45 years old.

         Patti S. Davis. Ms. Davis served as Executive Vice President and Chief Financial Officer of Middle Georgia since 1994 until Middle Georgia merged with FLAG in March 1998. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens since 1990. Following the consummation of the merger of Middle Georgia and FLAG, Ms. Davis has served as a Senior Vice President and as a member of the Board of Directors of FLAG and, since July 1998, has served as Chief Financial Officer of FLAG. In addition, Ms. Davis continues to act as Senior Vice President and Chief Financial Officer and a director of Citizens. Following the merger, Ms. Davis will continue to act in these capacities. Ms. Davis and J. Daniel Speight, Jr. are cousins. Ms. Davis is 41 years old.

         Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Federal since 1990 and director of FLAG since 1994. Following the merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Durand is 56 years old.

         Charles O. Hinely. Mr. Hinely has served as Senior Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principal of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the merger, Mr. Hinely will continue to serve as Senior Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.

         John S. Holle. Mr. Holle served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Federal since 1985 and Chairman of the Board of First Federal since 1990. Following the merger of FLAG and Middle Georgia, Mr. Holle has served as Chairman of the Board of FLAG and President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens. Mr. Holle also has been Chairman of the Board and President of First Federal's wholly-owned subsidiary, Piedmont, since 1986. Following the merger, Mr. Holle will continue to be the Chairman of the Board of FLAG and will continue to serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens following the merger. Mr. Holle is 47 years old.

         James W. Johnson. Mr. Johnson is the president of McCannie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment, and served as a director of Middle Georgia and Citizens since 1982 until the merger of FLAG and Middle Georgia. Following the merger of FLAG and Middle Georgia, Mr. Johnson has served as a member of the Board of Directors of FLAG and continues to serve as a director of Citizens. Following the merger, Mr. Johnson will continue in these capacities. Mr. Johnson is 56 years old.

         Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Federal since 1986 and a director of FLAG since 1994. Following the merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 55 years old.

         J. Preston Martin. Mr. Martin served as the President and Chief Executive Officer of Three Rivers and as President of Milan from 1986 until May 1998 when Three Rivers merged with and into FLAG. Mr. Martin currently serves as Senior Vice President, on the Boards of Directors of FLAG, Citizens and Milan and as President of Milan. Following the merger, Mr. Martin will continue to act in these capacities. Mr. Martin is 44 years old.

         Ellison C. Rudd. Mr. Rudd served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Federal since 1993 and Chief Financial Officer and Treasurer of First Federal since 1989 when he joined First Federal as a Vice President. Following the merger of FLAG and Middle Georgia and until July 1998, Mr. Rudd served as Senior Vice President and Chief Financial Officer of FLAG. Mr. Rudd currently serves as Senior Vice President, Secretary and Treasurer of FLAG. Following the merger, Mr. Rudd will continue to act in these capacities. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Federal. Mr. Rudd is 53 years old.

         J. Daniel Speight, Jr. Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens since 1984. Following the merger of FLAG and

Middle Georgia, Mr. Speight has served as the President and Chief Executive Officer of FLAG, and as a member of the Board of Directors of FLAG. In addition, Mr. Speight serves as President and Chief Executive Officer and a director of Citizens and as a director of First Federal. Following the merger of Empire with FLAG, Mr. Speight will serve as a director of Empire Banking Corp. Following the merger, Mr. Speight will continue to act in these capacities. Mr. Speight is 41 years old.

         John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Stewart is 63 years old.

         Donald M. Thigpen. Mr. Thigpen is Chief Executive Officer and a director of Heart. He also serves as President and a director of Mount Vernon Bank. Following the merger of Heart with FLAG, Mr. Thigpen will continue to serve as President and a director of Mount Vernon Bank and will serve as a director of FLAG. Mr. Thigpen is 56 years old.

         Robert E. Thigpen, Jr. Mr. Thigpen is a partner with the accounting firm Thigpen, Jones & Seaton & Co., P.C. located in Dublin, Georgia. Mr. Thigpen serves as Secretary and a director of Heart and Chief Financial Officer and a director of Mount Vernon Bank. Following the merger of Heart with FLAG, Mr. Thigpen will continue to serve as Chief Financial Officer and a director of Mount Vernon Bank and as a director of FLAG. Mr. Thigpen is 55 years old.

         Robert W. Walters. Mr. Walters retired in March 1996 as owner and director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Walters is 65 years old.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of FLAG and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG common stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                             Amount and
                                        Nature of Beneficial          Percent
          Name                               Ownership              of Class (%)
          ----                               ---------              ------------
(a)    Directors
       Dr. A. Glenn Bailey                    92,577        (1)           1.78
       H. Speer Burdette, III                 24,576        (2)            .47
       Patti S. Davis                        145,868        (3)           2.81
       Fred A. Durand, III                    27,657        (4)            .53
       John S. Holle                          87,991.1821   (5)           1.68
       James W. Johnson                      145,103        (6)           2.80
       Kelly R. Linch                         58,677        (7)           1.13
       Preston Martin                        288,000        (8)           5.57
       J. Daniel Speight, Jr.                261,588        (9)           4.99
       John W. Stewart, Jr.                   29,838.391   (10)            .58
       Robert W. Walters                     140,115.669   (11)           2.70

(b)    Executive Officers
       Charles O. Hinely                           0                         0
       Ellison C. Rudd                        34,522.1356  (12)            .67

(c)    All Directors and Executive
       Officers as a group
       (13 persons)                        1,336,463.377                 24.6

-------------------

(1) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (e) 18,867 shares of immediately exercisable options.

(2) Consists of (i) 1,402 shares held by Mr. Burdette, (ii) 674 shares held by a broker for the benefit of Mr. Burdette, (iii) 3,633 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and
         (iv) 18,867 shares of immediately exercisable options.

(3) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares of immediately exercisable options. Ms. Davis is also an executive officer of FLAG.

(4) Consists of (i) 8,625 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,867 shares of immediately exercisable options.

(5) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 238.392 shares issued to Mr. Holle pursuant to FLAG's dividend reinvestment plan,
         (iii) 27,702.7901 shares issued pursuant to First Federal's profit sharing plan, and (iv) 45,000 shares of immediately exercisable options. Mr. Holle is also an executive officer of FLAG.

(6) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, and (iii) 84,010 held by McCrannie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson.

(7) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr. Linch, and (iii) 18,867 shares of immediately exercisable options.

(8) Consists of (i) 192,000 shares held by Mr. Martin, and (ii) 96,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of FLAG.

(9) Consists of (i) 99,997 shares held by Mr. Speight, (ii) 49,998 shares held by a broker for the benefit of Mr. Speight, (iii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iv) 589 shares held by Mr. Speight as trustee for Anna Davis, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight,
         (vi) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vii) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (viii) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, and (ix) 63,000 shares of immediately exercisable options. Mr. Speight is also an executive officer of FLAG.

(10) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristran Daugherty, (iii) 1,469.901 shares issued to Mr. Stewart pursuant to FLAG's dividend reinvestment plan, (iv) .490 shares issued to Mr. Stewart as custodian for Tristran Daugherty pursuant to FLAG'S dividend reinvestment plan, and (v) 18,867 shares of immediately exercisable options.

(11) Consists of (i) 37,125 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         48.669 shares issued to Mr. Walter's as custodian for Myles D. Oliver pursuant to FLAG's dividend reinvestment plan, and (vi) 18,867 shares of immediately exercisable options.

(12) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, (iii) 14,897.1356 shares issued pursuant to First Federal's profit sharing plan, and (iv) 5,625 shares of immediately exercisable options.

Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG."

Voting Securities and Principal Shareholders of FLAG

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 5,174,807 outstanding shares of FLAG common stock as of June 30, 1998. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG common stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                           Amount and
                                       Nature of Beneficial      Percent of
         Name and Address                   Ownership             Class (%)
         ----------------                   ---------             ---------

         Donovan B. Bell, Jr.               289,440                 5.59
         2316 Peacock Drive
         Dublin, Georgia  31021

         Wendell S. Dunaway                 259,732(1)              5.01
         P.O. Box 1007
         Hawkinsville, Georgia 31036

         J. Preston Martin                  288,000(2)              5.57
         P.O. Box 38
         Mt. Zion Street
         Milan, Georgia 31091
--------------------

(1) Consists of (i) 258,835 shares owned by Mr. Dunaway, and (ii) 897 shares owned by Dunaway Brothers, as to which beneficial ownership is shared.

(2) Consists of (i) 192,000 shares held by Mr. Martin, and (ii) 96,000 shares held by a broker for the benefit of Mr.Martin.


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the six months ended June 30, 1998, and for each of the three years in the period ended December 31, 1997 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Brown after giving effect to the merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the merger occurred at June 30, 1998, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the merger were consummated on January 1, 1995, the earliest beginning of the period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the merger.

         The pro forma information does not purport to represent what FLAG's and Brown's combined results of operations actually would have been if the merger had occurred on January 1, 1995.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                    Pro           Other
                                                                       Pro Forma   Forma         Pending      Pro Forma   Pro Forma
                                                  FLAG     Brown      Adjustments Combined     Acquisitions   Adjustments  Combined
                                                  ----     -----      ----------- --------     ------------   -----------  --------
ASSETS

Cash and due from banks                        $ 11,724     1,680                   13,404       2,935                     16,339
Federal funds sold                               10,070       110                   10,180       4,080                     14,260
Interest-bearing deposits                         3,508      -                       3,508      -                           3,508
Securities available-for-sale, at fair value     66,712     1,756                   68,468      14,613                     83,081
Securities held to maturity                       2,720         -                    2,720       6,484                      9,204
Other investments                                 5,755      -                       5,755      -                           5,755
Loans held for sale                               6,306      -                       6,306      -                           6,306
Loans, net                                      306,527    22,213                  328,740      69,606                    398,346
Premises and equipment, net                      12,512     1,338                   13,850       2,500                     16,350
Other assets                                     17,044     1,562                   18,606       3,099                     21,705
                                               --------   -------                 --------      ------                   --------

        Total assets                           $442,878    28,659                  471,537     103,317                    574,854
                                                =======    ======                  =======     =======                    =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
     Noninterest-bearing                       $ 26,509     2,400                   28,909      14,490                     43,399
     Interest-bearing                           312,736    23,526                  336,262      73,610                    409,872
                                                -------    ------                  -------      ------                    -------
Total deposits                                  339,245    25,926                  365,171      88,100                    453,271
Other borrowings                                 55,830       500                   56,330       3,925                     60,255
Accrued expenses and other liabilities            9,221       560                    9,781         769                     10,550
                                              ---------  --------                ---------    --------                   --------

        Total liabilities                       404,296    26,986                  431,282      92,794                    524,076

Stockholders' Equity
Common stock 5,175                                  175        88       5,438          490       1,080         7,008
Additional paid-in capital                        8,817     1,180         (88)       9,909       3,754        (1,264)      12,399
Retained earnings                                24,381       327                   24,708       6,384                     31,092
Unrealized gains (losses) on
     securities available-for-sale, net of tax      209        (9)                     200          79                        279
                                               --------  ---------                --------    --------                   --------

                                                 38,582     1,673                   40,255      10,707                     50,778

Less treasury stock                                   -                                 -         (184)          184           -
     Total stockholders' equity                  38,582     1,673                   40,255      10,523                     50,778
                                               --------   -------                 --------    --------                   --------
        Total stockholders'
            equity and liabilities           $  442,878    28,659                  471,537     103,317                    574,854
                                                =======    ======                  =======     =======                    =======


See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
             Pro Forma Condensed Consolidated Statement of Earnings
                     For the Six Months Ended June 30, 1998
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                           Other
                                                                 Pro Forma     Pro Forma   Pending      Pro Forma     Pro Forma
                                             FLAG       Brown    Adjustments   Combined  Acquisitions   Adjustments   Combined
                                             ----       -----    -----------   --------  ------------   -----------   --------
Interest income                          $  17,674      1,472                    19,146       4,129                     23,275
Interest expense                             8,678        679                     9,357       2,150                     11,507
                                          --------     ------                     -----       -----                     ------
    Net interest income                      8,996        793                     9,789       1,979                     11,768

Provision for loan losses                      444         30                       474          47                        521
                                          --------    -------                   -------     -------                    --------
    Net interest income after
      provision for loan losses              8,552        763                     9,315       1,932                     11,247

Noninterest income:
    Fees and service charges                 1,826        102                     1,928         349                      2,277
    Net realized gains on
       the sale of assets                    1,023          7                     1,030           7                      1,037
    Other operating income                     869         37                       906          59                        965
                                          --------     ------                   -------      ------                     -------
Total noninterest income                     3,718        146                     3,864         415                      4,279

Noninterest expense:
    Salaries and employee benefits           4,355        325                     4,680         827                      5,507
    Net occupancy and equipment expenses     1,548        128                     1,676         293                      1,969
    Other operating expenses                 3,323        247                     3,570         459                      4,029
                                           -------      -----                   -------      ------                     ------
Total noninterest expense                    9,226        700                     9,926       1,579                     11,505

    Income before income taxes               3,044        209                     3,253         768                      4,021

Income tax expense                             929         64                       993         183                      1,176
                                          --------     ------                  --------      ------                     ------
    Net income                           $   2,115        145                     2,260         585                      2,845
                                             =====     ======                   =======      ======                     ======
    Net income per common
            share outstanding            $     .41        .83                       .42                                    .41
                                            ======     ======                    ======                                 ======
Weighted average outstanding shares          5,172        175                     5,435                                  6,997
                                           =======    =======                   =======                                 ======


See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
             Pro Forma Condensed Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                           Other
                                                                 Pro Forma     Pro Forma   Pending      Pro Forma     Pro Forma
                                             FLAG       Brown    Adjustments   Combined  Acquisitions   Adjustments   Combined
                                             ----       -----    -----------   --------  ------------   -----------   --------
Interest income                          $  30,643      2,828                    33,471       7,715                     41,186
Interest expense                            14,646      1,334                    15,980       3,992                     19,972
                                            ------      -----                    ------       -----                     ------
    Net interest income                     15,997      1,494                    17,491       3,723                     21,214

Provision for loan losses                      765        580                     1,345         275                      1,620
                                          --------     ------                   -------      ------                     ------
    Net interest income after
      provision for loan losses             15,232        914                    16,146       3,448                     19,594

Noninterest income:
    Fees and service charges                 3,568        215                     3,783         703                      4,486
    Net realized gains on
       the sale of assets                      910         -                        910          -                         910
    Other operating income                     854         56                       910         150                      1,060
                                           -------    -------                  --------      ------                      -----
Total noninterest income                     5,332        271                     5,603         853                      6,456

Noninterest expense:
    Salaries and employee benefits           7,256        614                     7,870       1,528                      9,398
    Net occupancy and equipment expenses     2,779        181                     2,960         589                      3,549
    Other operating expenses                 4,985        589                     5,575       1,001                      6,576
                                          --------    -------                   -------      ------                     ------

Total noninterest expense                   15,020      1,384                    16,405       3,118                     19,523

    Income (loss) before income taxes        5,544       (199)                    5,344       1,183                      6,527

Income tax expense (benefit)                 1,795        (68)                    1,727         216                      1,943
                                           -------   ---------                  -------      ------                     ------
    Net income (loss)                    $   3,749       (131)                    3,617         967                      4,584
                                           =======    ========                  =======      ======                     ======
    Net income (loss) per common
            share outstanding            $     .73       (.75)                      .67                                    .66
                                           =======    ========                  =======                                 ======
Weighted average outstanding shares          5,167        175                     5,429                                  6,972
                                           =======    ========                  =======                                 ======


See accompanying notes to pro forma condensed consolidated financial statements.



                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
             Pro Forma Condensed Consolidated Statement of Earnings
                      For the Year Ended December 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                           Other
                                                                 Pro Forma     Pro Forma   Pending       Pro Forma     Pro Forma
                                             FLAG       Brown    Adjustments   Combined  Acquisitions   Adjustments   Combined
                                             ----       -----    -----------   --------  ------------   -----------   --------
Interest income                          $  27,951      2,170                    30,121       6,734                     36,855
Interest expense                            13,194        962                    14,156       3,472                     17,628
                                            ------    -------                    ------       -----                     ------
    Net interest income                     14,757      1,208                    15,965       3,262                     19,227

Provision for loan losses                    3,744        100                     3,844         656                      4,500
                                           -------    -------                   -------      ------                     -------
    Net interest income after
      provision for loan losses             11,013      1,108                    12,121       2,606                     14,727

Noninterest income:
    Fees and service charges                 3,301        120                     3,421         587                      4,008
    Net realized gains on
       the sale of assets                      748          -                       748           4                        752
    Other operating income                     588         25                       613         218                        831
                                           -------    -------                  --------      ------                     ------
Total noninterest income                     4,637        145                     4,782         809                      5,591

Noninterest expense:
    Salaries and employee benefits           6,172        450                     6,622       1,385                      8,007
    Net occupancy and equipment expenses     2,228        141                     2,369         469                      2,838
    Other operating expenses                 5,618        413                     6,031         879                      6,910
                                           -------     ------                   -------     -------                     ------
Total noninterest expense                   14,018      1,004                    15,022       2,733                     17,755

    Income before income taxes               1,632        249                     1,881         682                      2,563

Income tax expense                             347         82                       429         132                        561
                                          --------    -------                  --------      ------                     ------
    Net income                           $   1,285        167                     1,452         550                      2,002
                                           =======     ======                   =======      ======                     ======
    Net income per common
            share outstanding            $     .25        .98                       .27                                    .29
                                           =======     ======                   =======                                 ======
Weighted average outstanding shares          5,124        175                     5,380                                  6,927
                                           =======    =======                   =======                                 ======


See accompanying notes to pro forma condensed consolidated financial statements.



                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
             Pro Forma Condensed Consolidated Statement of Earnings
                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                           Other
                                                                 Pro Forma     Pro Forma  Pending       Pro Forma     Pro Forma
                                             FLAG       Brown    Adjustments   Combined  Acquisitions   Adjustments   Combined
                                             ----       -----    -----------   --------  ------------   -----------   --------
Interest income                          $  27,311      1,166                    28,477       4,502                     32,979
Interest expense                            13,378        541                    13,919       2,022                     15,941
                                            ------    -------                    ------    --------                     ------
    Net interest income                     13,933        625                    14,558       2,480                     17,038

Provision for loan losses                      775         72                       847         643                      1,490
                                         ---------     ------                   -------     -------                     ------
    Net interest income after
      provision for loan losses             13,158        553                    13,711       1,837                     15,548

Noninterest income
    Fees and service charges                 2,971         68                     3,039         358                      3,397
    Net realized gains (losses) on
       the sale of assets                      350          5                       355         (17)                       338
    Other operating income                     385         16                       401          44                        445
                                          --------     ------                  --------    --------                     ------
Total noninterest income                     3,706         89                     3,795         385                      4,180

Noninterest expense:
    Salaries and employee benefits           5,749        276                     6,025         860                      6,885
    Net occupancy and equipment expenses     1,825         76                     1,901         252                      2,153
    Other operating expenses                 4,112        318                     4,430         547                      4,977
                                           -------     ------                  --------     -------                     ------
Total noninterest expense                   11,686        670                    12,356       1,659                     14,015

    Income (loss) before income taxes        5,178        (28)                    5,150         563                      5,713

Income tax expense (benefit)                 1,707        (15)                    1,692         (17)                     1,675
                                           -------     -------                   -------    -------                     ------
    Net income (loss)                    $   3,471        (13)                    3,458         580                      4,038
                                           =======     =======                  =======     =======                     ======
    Net income (loss) per common
            share outstanding            $     .68       (.12)                      .66                                    .59
                                           =======     =======                  =======                                 ======
Weighted average outstanding shares          5,088        175                     5,259                                  6,809
                                           =======     =======                  =======                                 ======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES

         Notes to Condensed Consolidated Pro Forma Financial Statements


(1) The unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 and condensed consolidated statements of earnings for the six months ended June 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the merger of Brown with and into FLAG accounted for as a pooling of interests, based on the exchange of 1.5 shares of FLAG common stock for each outstanding share of Brown common stock.

(2) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of FLAG intended to be presented at the 1999 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's 1998 proxy statement released to security holders in order to be included in FLAG's proxy statement and proxy relating to the 1999 annual meeting of shareholders. As of the date of the mailing of this Proxy Statement/Prospectus, FLAG's 1998 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 1999 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement will be set forth in FLAG's 1998 proxy statement.


                                     EXPERTS

         The restated consolidated financial statements of FLAG and subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein and in the Registration Statement, have been audited by Porter Keadle Moore, LLP, independent certified public accountants, which are included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of FLAG and subsidiary as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Robinson, Grimes and Company, P.C. independent certified public accountants. The financial statements audited by Robinson, Grimes and Company P.C., have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Middle Georgia Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration
Statement by reference, have been audited by Porter Keadle Moore, LLP, independent certified public accountants. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Three Rivers Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants. The financial statements audited by Thigpen, Jones, Seaton & Co., P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Brown as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, are contained herein and in the Registration Statement in reliance upon the report of Porter Keadle Moore, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the shares of FLAG common stock to be issued in the merger and certain tax consequences of the merger will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.


                                  OTHER MATTERS

         Management of Brown does not know of any matters to be brought before the Special Meeting other than those described above. If any other matters properly come before the Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.


                 WHERE YOU CAN FIND MORE INFORMATION ABOUT FLAG

         FLAG files annual, quarterly and special reports, proxy statements and other information with the SEC. You can receive copies of such reports, proxy and information statements, and other information, at prescribed rates, from the SEC by addressing written requests for to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, you can read such reports, proxy and information statements, and other information at the public reference facilities and at the regional offices of the SEC, Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

         FLAG has filed with the SEC a registration statement on Form S-4 to register the shares that FLAG will issue to Brown shareholders. This document is a part of the registration statement. This Proxy Statement/Prospectus does not include all of the information contained in the Registration statement. For further information about FLAG and the securities offered in this Proxy Statement/ Prospectus . You should review the registration statement. You can inspect or copy the registration statement, at prescribed rates, at the SEC's public reference facilities at the addresses listed above.

         The SEC allows FLAG to "incorporate by reference" information into the Proxy Statement/Prospectus, which means that FLAG can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Proxy Statement/Prospectus, except for any information superseded by information contained directly in this Proxy Statement/Prospectus or in later filed documents incorporated by reference in this Proxy Statement/Prospectus.

         This Proxy Statement/Prospectus incorporates by reference the documents listed below that FLAG previously filed with the SEC. These documents contain important information about FLAG and its finances. Some filings have been amended by later filings, which are also listed.

    (a) Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b)  Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (c) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

    (d) Current Reports on Form 8-K dated February 18, 1998, April 18, 1998, May 12, 1998, May 14, 1998, May 18, 1998, May 28, 1998, June 1, 1998,
         August 10, 1998, August 11, 1998 and August 19, 1998.

         FLAG also incorporates by reference additional documents that it may file with the SEC between the date of this Proxy Statement/Prospectus and the completion of the merger or the termination of the Merger Agreement. These additional documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         We are providing you with a copy of FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and a copy of FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998. These documents provide more information about FLAG and its finances.

         Shareholders may obtain documents incorporated by reference in this Proxy Statement/Prospectus by requesting them from:

                  Investor Relations
                  FLAG Financial Corporation
                  101 North Greenwood Street
                  LaGrange, Georgia
                  (telephone: (706) 845-5000)

         In order to ensure timely delivery of the documents, you should make a request for documents no later than __________, 1998.

                          INDEX TO BROWN FINANCIAL DATA

                                                                           Page
                                                                           ----
Consolidated Balance Sheets as of June 30, 1998 and 1997 (Unaudited).........F-2
Consolidated Statements of Earnings for the Six Months
     Ended June 30, 1998 and 1997 (Unaudited)................................F-3
Consolidated Statements of Comprehensive Income for the Six Months Ended
     June 30, 1998 and 1997 (Unaudited)......................................F-4
Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 1998 and 1997 (Unaudited)......................................F-5
Notes to Consolidated Financial Statements (Unaudited).......................F-6
Report of Independent Certified Public Accountants...........................F-7
Consolidated Balance Sheets as of December 31, 1997
     and 1996................................................................F-8
Consolidated Statements of Earnings for the Years Ended
     December 31, 1997, 1996 and 1995........................................F-9
Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended December 31, 1997, 1996 and 1995...................F-10
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995.......................................F-11
Notes to Consolidated Financial Statements..................................F-12

                          THE BROWN BANK AND SUBSIDIARY

                           Consolidated Balance Sheet

                             June 30, 1998 and 1997

                                     Assets

                                                      1998            1997
                                                      ----            ----

  Cash and due from banks                       $    1,679,868         853,589
  Federal funds sold                                   110,000            -
                                                  ------------     -----------

             Cash and cash equivalents               1,789,868         853,589

  Securities available-for-sale                      1,756,007       3,693,510
  Loans,net                                         22,213,264      21,250,336
  Premises and equipment,net                         1,338,374       1,241,759
  Accrued interest receivable and other assets       1,561,826       1,103,355
                                                    ----------      ----------

                                                $   28,659,339      28,142,549
                                                    ==========      ==========

                      Liabilities and Stockholders' Equity

  Deposits:
    Demand                                      $    2,399,609       1,674,729
    Interest-bearing demand                          3,323,090       3,649,028
    Savings                                            752,340       1,065,067
    Time                                            19,450,741      19,397,100
                                                    ----------      ----------

             Total deposits                         25,925,780      25,785,924

  Federal Home Loan Bank advances                      500,000              -
  Federal funds purchased                                   -          130,000
  Accrued interest payable and other liabilities       559,949         451,279
                                                    ----------      ----------

             Total liabilities                      26,985,729      26,367,203
                                                    ----------      ----------

  Shareholders' equity:
    Common stock                                       175,000         175,000
    Capital surplus                                  1,180,396       1,180,396
    Retained earnings                                  326,855         448,054
    Unrealized loss on securities available-for-sale    (8,641)        (28,104)
                                                    ----------      ----------

             Total shareholders' equity              1,673,610       1,775,346
                                                    ----------      ----------

                                               $    28,659,339      28,142,549
                                                    ==========      ==========

                          THE BROWN BANK AND SUBSIDIARY

                       Consolidated Statements of Earnings

                 For the Six Months Ended June 30, 1998 and 1997



                                                         1998             1997
                                                         ----             ----
  Interest income:
    Loans                                       $   1,406,359        1,197,898
    Federal funds sold                                 15,502           10,000
    Investment - taxable                               46,709           92,211
    Investment - nontaxable                             3,475            4,078
    Deposits with other banks                             269              332
                                                -------------    -------------

             Total interest income                  1,472,314        1,304,519
                                                    ---------        ---------

  Interest expense:
    Demand                                             48,280           57,713
    Savings                                             9,319           12,087
    Time                                              606,679          503,214
    Other                                              14,896            9,126
                                                  -----------     ------------
             Total interest expense                   679,174          582,140

             Net interest income                      793,140          722,379

  Provision for loan losses                            30,000           75,000
                                                   ----------       ----------
             Net interest income after
                provision for loan losses             763,140          647,379
                                                   ----------       ----------
  Non interest income:
  Service charges on deposits                         101,492           88,719
  Gain on sales of securities                          7,368             -
    Other                                              37,375           35,178
                                                   ----------       ----------
             Total non interest income                146,235          123,897
                                                    ---------        ---------

  Non interest expenses:
    Salaries and employee benefits                    324,576          261,410
    Occupancy                                         128,375          102,602
    Other                                             246,943          203,881
                                                  -----------       ----------
             Total non interest expense               699,894          567,893
                                                  -----------       ----------
             Income before income taxes               209,481          203,383

  Income tax expense                                   64,000           68,000
                                                  -----------      -----------
             Net earnings                   $         145,481          135,383
                                                  ===========      ===========
  Net earnings per share                    $            0.83             0.77
                                                  ===========      ===========
  Average shares outstanding                          175,000          175,000
                                                  ===========      ===========
                                      F-3

                          THE BROWN BANK AND SUBSIDIARY

                 Consolidated Statements of Comprehensive Income

                 For the Six Months Ended June 30, 1998 and 1997

                                   (Unaudited)



                                                       1998             1997
                                                       ----             ----

  Net earnings                                    $   145,481          135,383

  Other comprehensive income, net of tax:
    Unrealized gains (losses) on securities
          available-for-sale:
        Holding gains (losses) arising during
          period, net of tax of $4,217 and $6           9,651               17
     Realized gains and losses, net of tax
          of $1,842 and $0                             (5,526)              -
   Comprehensive income                             ----------       ---------
                                                  $   149,606          135,400
                                                    ==========       =========

                          THE BROWN BANK AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                 For the Six Months Ended June 30, 1998 and 1997


                                                         1998           1997
                                                         ----           ----
  Cash flows from operating activities:
    Net earnings                                   $    145,481        135,383
    Adjustments to reconcile net earnings to net
     cash provided by operating activities:
       Depreciation, amortization and accretion          55,446         37,237
       Provision for loan losses                         30,000         75,000
       Gain on sales of investment securities            (7,368)             -
       Change in other                                  (76,052)      (286,023)
                                                      ----------     ----------
             Net cash provided (used) by
                operating activities                    147,507        (38,403)
                                                      ----------     ----------
  Cash flows from investing activities:
    Proceeds from sales of securities
      available-for-sale                                503,938              -
    Proceeds from calls and maturities
      available-for-sale                                663,169        264,130
    Purchases of investments available-for-sale        (110,280)      (461,509)
    Net change in loans                               1,783,180     (2,639,537)
    Purchase of premises and equipment                 (177,376)      (181,968)
                                                      ----------     ----------
             Net cash provided (used) by
                investing activities                   2,662,631     (3,018,884)
                                                      ----------     ----------
  Cash flows from financing activities:
    Net change in deposits                            (2,381,607)     3,790,480
    Net change in fed funds purchased                          -       (700,000)
                                                      ----------     ----------
             Net cash provided (used) by
                financing activities                  (2,381,607)     3,090,480
                                                      ----------     ----------
  Net increase in cash                                   428,531         33,193
  Cash and cash equivalents at beginning
     of period                                         1,361,337        820,396
                                                      ----------     ----------
  Cash and cash equivalents at end of period       $   1,789,868        853,589
                                                      ==========     ==========

                          THE BROWN BANK AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                                   (Unaudited)

(1)  Basis of Presentation
     The consolidated financial statements include the accounts of The Brown Bank (the Bank) and its wholly-owned subsidiary, The Brown Bank Service Corporation. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein. All such adjustments are of a normal, recurring nature.

(2)  Recent Accounting Pronouncements

     During February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 simplifies current standards by eliminating the presentation of primary earnings per share (EPS) and requiring the presentation of basic EPS, which includes no potential common shares and thus no dilution. The Statement also requires entities with complex capital structures to present basic and diluted EPS on the face of the income statement and also eliminates the modified treasury stock method of computing potential common shares. The Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. Early application is not permitted. Upon adoption, restatement of all prior-period EPS data presented is required. Based upon the current capital structure of the Bank, this Statement will have no effect on the EPS calculation.

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS 131 specifies the presentation and disclosure of operating segment information reported in the annual report and interim reports issued to stockholders. The provisions of both statements will be effective for fiscal years beginning after December 15, 1997. The management of the Bank believes that the adoption of these statements will not have a material impact on the Bank's financial position, results of operations, or liquidity.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors and Stockholders
The Brown Bank


We have audited the accompanying consolidated balance sheets of The Brown Bank and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Brown Bank and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.






Atlanta, Georgia
March 27, 1998, except for note 12 as to which the date is May 14, 1998

                          THE BROWN BANK AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996


                                     Assets

                                                      1997              1996
                                                      ----              ----
  Cash and due from banks                       $    1,111,337          820,396
  Federal funds sold                                   250,000                -
                                                    ----------          -------
             Cash and cash equivalents               1,361,337          820,396

  Securities available-for-sale                      2,801,484        3,500,247
  Loans, net                                        24,026,444       18,685,799
  Premises and equipment, net                        1,214,176        1,092,887
  Accrued interest receivable and other assets       1,446,390          768,858
                                                   -----------     ------------
                                                $   30,849,831       24,868,187
                                                    ==========       ==========

                      Liabilities and Stockholders' Equity

  Deposits:
    Demand                                      $    1,881,718        1,751,048
    Interest-bearing demand                          3,389,451        3,225,463
    Savings                                            719,542          934,350
    Time                                            22,316,676       16,084,583
                                                    ----------       ----------
             Total deposits                         28,307,387       21,995,444

  Federal funds purchased                                    -          830,000
  Federal Home Loan Bank advances                      500,000                -
  Accrued interest payable and other liabilities       518,440          402,797
                                                   -----------     ------------
             Total liabilities                      29,325,827       23,228,241
                                                    ----------       ----------

  Commitments

  Stockholders' equity:
    Common stock, par value $1; authorized
     25,000,000 shares; issued and
     outstanding 175,000 shares                        175,000          175,000
    Additional paid in capital                       1,180,396        1,180,396
    Retained earnings                                  181,374          312,671
    Unrealized losses on securities
     available-for-sale, net of tax                    (12,766)         (28,121)
                                                   ------------     ------------
             Total stockholders' equity              1,524,004        1,639,946
                                                    ----------      -----------
                                                $   30,849,831       24,868,187
                                                    ==========       ==========


See accompanying notes to consolidated financial statements.

                          THE BROWN BANK AND SUBSIDIARY

                      Consolidated Statements of Operations

              For the Years Ended December 31, 1997, 1996 and 1995


                                               1997         1996          1995
                                               ----         ----          ----
  Interest income:
    Interest and fees on loans             $  2,610,117    1,968,520  1,038,961
    Interest on federal funds sold               18,391       14,289     17,381
    Interest on taxable securities              181,413      176,258     95,767
    Interest on tax-free securities              10,339            -          -
    Interest on deposits with other banks         7,588       11,108     14,342
                                            -----------  -----------   --------
             Total interest income            2,827,848    2,170,175  1,166,451
                                              ---------    ---------   --------
  Interest expense:
    Interest-bearing demand deposits            104,123      123,295     55,051
    Savings deposits                             22,634       26,877     20,440
    Time deposits                             1,173,534      791,523    461,830
    Other                                        33,691       19,904      4,038
                                            -----------  -----------   --------
             Total interest expense           1,333,982      961,599    541,359
                                              ---------   ----------   --------
             Net interest income              1,493,866    1,208,576    625,092

  Provision for loan losses                     580,000      100,000     72,400
                                             ----------   ----------   --------
             Net interest income after
                provision for loan losses       913,866    1,108,576    552,692
                                             ----------    ---------    -------
  Other income:
    Service charges                             214,952      119,938     68,002
    Securities gains                                -             -       5,391
    Other                                        56,254       24,776     16,164
                                            -----------  -----------  ---------
             Total other income                 271,206      144,714     89,557
                                             ----------   ----------   --------
  Other expenses:
    Salaries and employee benefits              613,649      450,568    276,606
    Occupancy                                   180,737      140,667     75,965
    Other operating                             589,495      412,815    318,154
                                             ----------   ----------    -------
             Total other expenses             1,383,881    1,004,050    670,725
                                              ---------    ---------    -------
             Earnings (loss) before
                income taxes                   (198,809)     249,240    (28,476)

  Income tax expense (benefit)                  (67,512)      81,857    (15,000)
                                            -----------   ----------   --------
             Net earnings (loss)          $    (131,297)     167,383    (13,476)
                                             ==========   ==========   ========
Net earnings per share                    $       (0.75)        0.98      (0.12)
                                             ==========   ==========   ========
Weighted average number of
  shares outstanding                            175,000      170,532    108,667
                                             ==========   ==========   ========


See accompanying notes to consolidated financial statements.

                          THE BROWN BANK AND SUBSIDIARY

           Consolidated Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 1997, 1996 and 1995




                                                                                            Unrealized
                                                                                             Losses on
                                                                                            Securities
                                                              Additional                     Available-
                                                  Common        Paid In       Retained       For-Sale,
                                                   Stock        Capital       Earnings      Net of Tax        Total
                                                   -----        -------       --------      ----------        -----
  Balance, December 31, 1994                    $  100,000      550,000        158,764        (76,829)        731,935

  Issuance of 55,555 shares, net of
    offering costs of $35,409                       55,555      464,586              -              -         520,141

  Change in net unrealized losses
    on securities available-for-sale                     -            -              -         33,799          33,799

  Net loss                                               -            -        (13,476)             -         (13,476)
                                                  --------    ---------        -------       --------        --------

  Balance, December 31, 1995                       155,555    1,014,586        145,288        (43,030)      1,272,399

  Issuance of 19,445 shares, net of
    offering costs of $9,195                        19,445      165,810              -              -         185,255

  Change in net unrealized losses
    on securities available-for-sale                     -            -              -         14,909          14,909
  Net earnings                                           -            -        167,383              -         167,383
                                                  --------    ---------        -------       --------       ---------
  Balance, December 31, 1996                       175,000    1,180,396        312,671        (28,121)      1,639,946

  Change in net unrealized losses on
    securities available-for-sale                        -            -              -         15,355          15,355

  Net loss                                               -            -       (131,297)             -        (131,297)
                                                  --------    ---------        -------       --------       ---------
  Balance, December 31, 1997                    $  175,000    1,180,396        181,374        (12,766)      1,524,004
                                                   =======    =========        =======         ======       =========



See accompanying notes to consolidated financial statements.

                          THE BROWN BANK AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

              For the Years Ended December 31, 1997, 1996 and 1995

                                                               1997          1996         1995
                                                               ----          ----         ----
                                                                 `
  Cash flows from operating activities:
    Net earnings (loss)                                  $   (131,297)      167,383      (13,476)
    Adjustments to reconcile net earnings (loss) to
     net cash provided by operating activities:
       Depreciation, amortization and accretion               100,845       107,335       55,150
       Provision for loan losses                              580,000       100,000       72,400
       Provision for deferred taxes                           (96,125)       63,212      (13,598)
       Writedown of other real estate                          -              1,406             -
       (Gain) loss on sale of premises and equipment           (3,890)        3,083             -
       Securities gains                                                -               -    (5,391)
       Change in:
         Accrued interest receivable                         (196,942)     (212,322)    (219,112)
         Accrued interest payable                             117,077        68,905      167,844
         Other assets                                        (248,905)      (83,455)     (55,249)
         Other liabilities                                     14,680         9,210       47,000
                                                           ----------    ----------   ----------
             Net cash provided by operating activities        135,443       224,757       35,568
                                                           ----------    ----------   ----------
  Cash flows from investing activities:
    Change in interest-bearing deposits with other banks            -       100,000       99,000
    Proceeds from sales of investment securities                    -             -      255,391
    Proceeds from maturities, paydowns and calls
     of investment securities                               1,776,662       109,045      504,120
    Purchases of investment securities                     (1,061,512)     (983,438)  (1,678,906)
    Change in loans                                        (5,982,396)   (6,087,545)  (8,073,847)
    Proceeds from sale of premises and equipment               12,500        15,000            -
    Purchases of premises and equipment                      (227,503)     (196,738)    (817,774)
    Purchase of first lien on other real estate               (78,082)            -      (68,643)
                                                           -----------   ----------   -----------
             Net cash used by investing activities         (5,560,331)   (7,043,676)  (9,780,659)
                                                           -----------   ----------   -----------
  Cash flows from financing activities:
    Change in deposits                                       6,311,943    5,571,961    9,834,475
    Change in federal funds purchased                         (830,000)     830,000            -
    Proceeds from Federal Home Loan Bank advances              500,000            -            -
    Payments for deferred compensation                         (16,114)      (4,360)      (2,880)
    Proceeds from issuance of common stock, net
      of offering costs                                              -      185,255      520,141
                                                             ---------    ---------   ----------
             Net cash provided by financing activities       5,965,829    6,582,856   10,351,736
                                                             ---------    ---------   ----------
  Net change in cash and cash equivalents                      540,941     (236,063)     606,645
  Cash and cash equivalents at beginning of year               820,396    1,056,459      449,814
                                                             ---------   ----------   ----------
  Cash and cash equivalents at end of year                $  1,361,337      820,396    1,056,459
                                                             =========   ==========   ==========
  Supplemental schedule of noncash investing
      and financing activities:
    Transfers from loans to other real estate             $     96,751       32,000            -
    Financed sale of other real estate                    $     35,000            -            -
    Change in unrealized losses on securities
      available-for-sale, net of tax                      $     15,355       14,909       33,799

  Cash paid during the year for:
    Interest                                              $  1,216,906      892,694      373,515
    Income taxes                                          $    -             35,000       50,189


See accompanying notes to consolidated financial statements.

                          THE BROWN BANK AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1)      Summary of Significant Accounting Policies

         Basis of Presentation
         ---------------------
         The consolidated financial statements include the accounts of The Brown Bank (the "Bank") and its wholly-owned subsidiary, The Brown Bank Service Corporation (the "Service Corp"). All significant intercompany accounts and transactions have been eliminated in consolidation.

         The Bank commenced business in 1946 upon receipt of its banking charter from the Georgia Department of Banking and Finance. In January 1995 the Bank converted its charter to a federal savings bank, and is primarily regulated by the Office of Thrift Supervision (the "OTS") and undergoes periodic examinations by this regulatory agency. The Bank provides a full range of commercial, mortgage and consumer banking services throughout Tattnall, Toombs and Candler Counties in southeast Georgia.

         In April 1996, the Bank obtained approval from the OTS to acquire a 100% interest in the Service Corp through the purchase of $10,000 of newly issued shares. The Service Corp was established for the purpose of marketing nontraditional products to the Bank's existing and prospective customers.

         The accounting principles followed by the Bank, and the methods of applying these principles, conform with generally accepted accounting principles (GAAP) and with general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these statements. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and the valuation allowance associated with the realization of deferred tax assets which are based on future taxable income.

         Investment Securities
         ---------------------
         The Bank classifies its securities in one of three categories: trading, available-for-sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities for which the Bank has the ability and intent to hold the security until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 1997 and 1996, the Bank has classified all of its securities as available for sale.

         Available for sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

         A decline in the market value of any available-for-sale securities below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

         Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

         Loans and Allowance for Loan Losses
         -----------------------------------
         Loans are stated at principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

                          THE BROWN BANK AND SUBSIDIARY

(1)      Summary of Significant Accounting Policies, continued

         Loans and Allowance for Loan Losses, continued
         ----------------------------------------------
         A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Interest income is recognized using the cash basis method of accounting during the period in which the loans are deemed to be impaired.

         The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses on existing loans that may become uncollectible.

         Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

         Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on judgements different than those of management.

         Premises and Equipment
         ----------------------
         Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to expense as incurred, whereas significant renewals and betterments are capitalized. The range of estimated useful lives for buildings and improvements is 15 to 40 years, and for furniture and equipment, 3 to 10 years.

         Income Taxes
         ------------
         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Bank's assets and liabilities results in a deferred tax asset, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax asset, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

                          THE BROWN BANK AND SUBSIDIARY

(1)      Summary of Significant Accounting Policies, continued

         Net Earnings Per Share
         ----------------------
         Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share" became effective for the Bank for the year ended December 31, 1997. This new standard specifies the computation, presentation and disclosure requirements for earnings per share and is designed to simplify previous earnings per share standards and to make domestic and international practices more compatible. Earnings per common share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. All earnings per common share amounts have been restated to conform to the provisions of SFAS No. 128.

         Net earnings per share is calculated as net earnings divided by average number of shares outstanding. The Bank has no potentially dilutive securities outstanding.

(2)      Investment Securities

         Investment securities available-for-sale at December 31, 1997 and 1996 are as follows:

                                                    December 31, 1997
                                                     Gross       Gross        Estimated
                                    Amortized     Unrealized   Unrealized       Fair
                                       Cost          Gains       Losses         Value
                                       ----          -----       ------         -----
   U.S. Treasury               $      498,597         622             -       499,219
   U.S. Government agencies         1,695,809       4,016        27,090     1,672,735
   Mortgage-backed securities         265,489       2,233           906       266,816
   State, county and municipals       358,610       4,104             -       362,714
                                   ----------     -------   -----------    ----------
                               $    2,818,505      10,975        27,996     2,801,484
                                    =========      ======      ========     =========



                                                     December 31, 1996
                                                     Gross       Gross        Estimated
                                    Amortized     Unrealized   Unrealized       Fair
                                       Cost          Gains       Losses         Value
                                       ----          -----       ------         -----
   U.S. Treasury               $      994,840       2,973             -       997,813
   U.S. Government agencies         2,203,287       5,014        47,319     2,160,982
   Mortgage-backed securities         339,615       3,500         1,663       341,452
                                   ----------     -------       -------    ----------
                               $    3,537,742      11,487        48,982     3,500,247
                                    =========      ======        ======     =========


         The amortized cost and fair value of securities available-for-sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                   Amortized        Estimated
                                                     Cost           Fair Value
                                                     ----           ----------
   Due within one year                         $    1,198,597       1,188,422
   Due after one year through five years            1,152,860       1,143,066
   Due after five years through ten years             201,559         203,180
   Mortgage-backed securities                         265,489         266,816
                                                   ----------      ----------
                                               $    2,818,505       2,801,484
                                                    =========       =========

                          THE BROWN BANK AND SUBSIDIARY

(2)      Investment Securities, continued

         No securities were sold during 1997 and 1996. Proceeds from sales of securities during 1995 were $255,391. Gross gains of $5,391 were realized on those sales.

         Securities with a carrying value of approximately $1,628,000 and $3,500,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits or for other purposes.

(3)      Loans

     Major classifications of loans at December 31, 1997 and 1996 are summarized as follows:

                                             1997               1996
                                             ----               ----
    Commercial and agricultural         $   4,459,310         3,065,606
    Real estate - mortgage                 13,946,009        11,355,063
    Real estate - construction                895,550           245,308
    Leases                                      4,449           151,284
    Consumer                                5,371,837         4,090,783
                                         ------------        ----------
      Total loans                          24,677,155        18,908,044
         Less allowance for loan losses       650,711           222,245
                                         ------------        ----------
              Total net loans           $  24,026,444        18,685,799
                                         ============        ==========

         The Bank grants loans and extensions of credit primarily to individuals and a variety of firms and corporations located in certain Georgia counties including Tattnall, Toombs and Candler. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved agricultural real estate and is dependent upon the agriculture market.

         Changes in the allowance for loan losses were as follows:

                                                   1997       1996       1995
                                                   ----       ----       ----

    Balance at beginning of year               $  222,245    127,723     58,161
    Amounts charged off                          (154,124)    (6,825)    (4,826)
    Recoveries on amounts previously charged off    2,590      1,347      1,988
    Provision charged to operations               580,000    100,000     72,400
                                                  -------    -------     -------
       Balance at end of year                  $  650,711    222,245     127,723
                                                  =======    =======     =======

         At December 31, 1997 and 1996, the recorded investment in loans that are considered to be impaired was approximately $1,483,000 and $387,000, respectively. The related allowance for loan losses for each of these years was approximately $373,000 and $58,000, respectively. The average investment in impaired loans during 1997 and 1996 was approximately $935,000 and $212,000, respectively.

(4)      Premises and Equipment

         Major classifications of premises and equipment are summarized as follows:

                                                 1997        1996

    Land                                  $     129,130      97,050
    Buildings and improvements                  781,091     761,139
    Furniture and equipment                     758,244     607,441
                                              ---------    --------
                                              1,668,465   1,465,630
  Less accumulated depreciation                 454,289     372,743
                                              ---------    --------
                                          $   1,214,176   1,092,887
                                              =========   =========

                          THE BROWN BANK AND SUBSIDIARY

(4)      Premises and Equipment, continued

         Depreciation expense was $96,757, $71,125 and $41,739 for the years ended December 31, 1997, 1996 and 1995, respectively.

(5)      Deposits

         The aggregate amount of time deposits, each with a minimum denomination of $100,000, was $6,478,816 and $3,847,276 at December 31, 1997 and
         1996, respectively.

         At December 31, 1997, the scheduled maturities of time deposits are as follows:

          1998                          $    21,156,739
          1999                                  882,187
          2000                                   52,750
          2001                                   15,000
          2002 and thereafter                   210,000
                                           ------------
                                        $    22,316,676

(6)      Federal Home Loan Bank Advances

         During 1995, the Bank entered into an agreement with the Federal Home Loan Bank (FHLB) to provide the Bank credit facilities. Any amounts advanced by the FHLB are secured under a blanket floating lien covered by all of the Bank's 1-4 family first mortgage loans. The Bank may draw advances up to 75% of the outstanding balance of these loans based on the agreement with the FHLB. At December 31, 1997, the Bank has a note payable under this agreement amounting to $500,000 with monthly interest at a fixed rate of 6.8% which matures in July 2007. The Bank had no borrowings from the FHLB outstanding as of December 31, 1996.

(7)      Income Taxes

         The components of income tax expense (benefit) for the years ended December 31, 1997, 1996 and 1995 are as follows:

                                                 1997       1996       1995
                                                 ----       ----       ----
         Current                             $   31,425     18,645     (1,402)
         Deferred                               (98,937)    63,212     (6,408)
         Reduction of valuation allowance             -          -     (7,190)
                                              ---------   --------     -------
                                             $  (67,512)    81,857    (15,000)
                                              =========   ========     =======

         The differences between income tax expense and the amount computed by applying the statutory federal income tax rate (34%) to earnings before income taxes are as follows:

                                                   1997       1996        1995
                                                   ----       ----        ----
Pretax income (loss) at statutory rates         $(67,595)    84,742      (9,682)
   Add (deduct):
       Increase in cash surrender value           (2,040)    (2,040)     (2,950)
       Non-deductible insurance premiums           3,280      3,280       3,280
       Change in valuation allowance                   -          -     (15,000)
       Benefit of net operating loss
          not recognized                               -          -       8,800
       Other                                      (1,157)    (4,125)       (552)
                                                --------    -------     -------
                                                $(67,512)    81,857      (9,904)
                                                  ======     ======      ======

                          THE BROWN BANK AND SUBSIDIARY

(7)      Income Taxes, continued

         The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset (liability) at December 31, 1997 and 1996.

                                                        1997             1996
                                                        ----             ----
   Deferred income tax assets:
       Allowance for loan losses                    $  214,820          66,376
       Deferred compensation payable                    34,915          40,592
       Contributions carryforward                           -            1,669
       Unrealized losses on securities
          available-for-sale                             4,255           9,374
       State tax loss carryforward                      56,436          49,369
       State income tax credits                         11,104           8,317
                                                      --------       ---------
             Total gross deferred tax assets           321,530         175,697
             Less: valuation allowance                 (41,670)        (20,865)
                                                      --------        --------
             Net deferred tax assets                   279,860         154,832
                                                       -------         -------
   Deferred income tax liabilities:
       Conversion from cash basis to accrual basis    (128,444)       (107,983)
       Premises and equipment                          (63,680)        (52,931)
                                                      --------        --------
             Total gross deferred tax liabilities     (192,124)       (160,914)
                                                       -------         -------
             Net deferred tax asset (liability)     $   87,736          (6,082)
                                                      ========        ========

         The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the benefits of these deductible differences will be realized, net of the existing valuation allowance at December 31, 1997.

         For tax purposes, the Bank has a state tax loss carryforward of approximately $1,425,000 and state tax credits of approximately $16,800 at December 31, 1997. The carryforwards expire beginning in 1999.

(8)      Related Party Transactions

         The Bank conducts transactions with directors and executive officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the Bank that loan transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 1997:

              Beginning balance               $    122,809
              New loans                            284,526
              Repayments                          (216,942)
                                                   -------
              Ending balance                  $    190,393
                                                   =======

                          THE BROWN BANK AND SUBSIDIARY

(9)      Commitments

         The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

         The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

         In most cases, the Bank requires collateral or other security to support financial instruments with credit risk. Commitments to extend credit at December 31, 1997 and 1996 were approximately $1,617,000 and $618,000, respectively.

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on management's credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit, or personal property.

(10)     Employee and Director Benefit Programs

         The Bank has a 401(k) plan which covers substantially all employees subject to certain minimum age and service requirements. Contributions to this plan by employees is voluntary; however, the Bank will match up to 5% of the employee's gross salary. Contributions to this plan charged to expense for the years ended December 31, 1997, 1996 and 1995 amounted to $19,945, $15,638 and $8,422, respectively.

         The Bank has a deferred compensation agreement with certain of its current Directors. In return for the Directors foregoing certain current fees, the agreement calls for the Bank to pay the participating Directors or their beneficiaries a specified monthly income for 10 years beginning at the earlier of age 65 (or later, depending on their age at the inception of the plan) or death. Compensation expense relating to this agreement was $4,592, $12,052 and $24,603 for 1997, 1996 and 1995, respectively.

(11)     Regulatory Matters

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined) and of Tangible capital to tangible assets. Management believes, as of December 31, 1997 and 1996, that the Bank meets all capital adequacy requirements to which it is subject.

                          THE BROWN BANK AND SUBSIDIARY

(11)    Regulatory Matters, continued

        As of December 31, 1997, the most recent notification from the OTS categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. Since that notification, management has made certain adjustments to the allowance for loan losses which resulted in the Bank being at less than the 8% stated requirement to be considered adequately capitalized. This change in the institution's category at December 31, 1997 is mitigated by its achievement of adequately capitalized classification as of March 31, 1998.

        The Bank's actual capital amounts and ratios are presented below.

                                                                                         To Be Well
                                                                                       Capitalized Under
                                                                  For Capital          Prompt Corrective
                                             Actual            Adequacy Purposes       Action Provisions
                                       Amount      Ratio       Amount      Ratio      Amount        Ratio
                                       ------      -----       ------      -----      ------        -----
  As of December 31, 1997:
    Total Capital
     (to Risk Weighted Assets)     $  1,845,000     7.5%      1,966,000     >8.0%    2,457,000     >10.0%
                                                                            -                      -
    Tier 1 Capital
     (to Risk Weighted Assets)     $  1,537,000     6.3%        983,000     >4.0%    1,474,000     > 6.0%
                                                                            -                      -
    Tier 1 Capital
     (to Adjusted Assets)          $  1,537,000     5.0%      1,243,000     >4.0%    1,554,000     > 5.0%
                                                                            -                      -
    Tangible Capital
     (to Tangible Assets)          $  1,537,000     5.0%        466,000     >1.5%        N/A          N/A
                                                                            -
  As of December 31, 1996:
    Total Capital
     (to Risk Weighted Assets)     $  1,890,000     10.6%     1,425,000     >8.0%     1,781,000    >10.0%
                                                                            -                      -
    Tier 1 Capital
     (to Risk Weighted Assets)     $  1,668,000      9.4%       712,000     >4.0%     1,069,000    > 6.0%
                                                                            -                      -
    Tier 1 Capital
     (to Adjusted Assets)          $  1,668,000      6.7%       995,000     >4.0%     1,243,000    > 5.0%
                                                                            -                      -
    Tangible Capital
     (to Tangible Assets)          $  1,668,000      6.7%       373,000     >1.5%        N/A          N/A
                                                                            -
  As of December 31, 1995:
    Total Capital
     (to Risk Weighted Assets)     $  1,443,152     12.6%       916,055     >8.0%     1,145,000    >10.0%
                                                                            -                      -
    Tier 1 Capital
     (to Risk Weighted Assets)     $  1,315,429     11.5%       458,028     >4.0%     687,000      > 6.0%
                                                                            -                      -
    Tier 1 Capital
     (to Adjusted Assets)          $  1,315,429      7.3%       720,997     >4.0%     901,000      > 5.0%
                                                                            -                      -
    Tangible Capital
     (to Tangible Assets)          $  1,315,429      7.3%       270,374     >1.5%     N/A             N/A
                                                                            -



        Thrift regulations limit the amount of dividends the Bank can pay to the shareholders without prior regulatory approval. These limitations are a function of excess regulatory capital and net earnings in the year the dividend is declared. In 1998, the Bank can pay dividends totalling approximately $38,500 plus net earnings during 1998.

                          THE BROWN BANK AND SUBSIDIARY

(12)     Business Combination

         During May 1998, the Board of Directors of the Bank approved a merger agreement between the Bank and FLAG Financial Corporation (FLAG) whereby all of the Bank's outstanding common stock would be acquired by FLAG in a business combination accounted for as a pooling of interests. FLAG, a multi-bank holding company headquartered in LaGrange, Georgia, is the parent company of First Federal Savings Bank of LaGrange, Citizens Bank (headquartered in Vienna) and Bank of Milan. Pursuant to the merger agreement, each share of Bank common stock will be converted into 1.5 shares of FLAG common stock (262,500 shares in total). The merger agreement is subject to the approval of regulatory authorities and The Brown Bank shareholders.

                                   APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                   BY AND BETWEEN FLAG FINANCIAL CORPORATION,

                                  CITIZENS BANK

                               AND THE BROWN BANK


                            DATED AS OF JULY 24, 1998

                             TABLE OF CONTENTS
                                                                      Page
                                                                      ----

ARTICLE 1.        TRANSACTIONS AND TERMS OF MERGER.......................2

   1.1     Merger........................................................2
   1.2     Time and Place of Closing.....................................2
   1.3     Effective Time................................................2


ARTICLE 2.        TERMS OF MERGER........................................2

   2.1     Charter.......................................................2
   2.2     Bylaws........................................................2
   2.3     Directors and Officers........................................3


ARTICLE 3.        MANNER OF CONVERTING SHARES............................3

   3.1     Conversion of Shares..........................................3
   3.2     Anti-Dilution Provisions......................................3
   3.3     Shares Held by BROWN BANK or FLAG.............................4
   3.4     Dissenting Shareholders.......................................4
   3.5     Fractional Shares.............................................4


ARTICLE 4.        EXCHANGE OF SHARES.....................................4

   4.1     Exchange Procedures...........................................4
   4.2     Rights of Former Shareholders of BROWN BANK...................5


ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF BROWN BANK...........6

   5.1     Organization, Standing, and Power.............................6
   5.2     Authority of BROWN BANK; No Breach By Agreement...............6
   5.3     Capital Stock.................................................7
   5.4     BROWN BANK Subsidiaries.......................................8
   5.5     Financial Statements..........................................8
   5.6     Absence of Undisclosed Liabilities............................9
   5.7     Absence of Certain Changes or Events..........................9
   5.8     Tax Matters...................................................9
   5.9     Allowance for Possible Loan Losses...........................11
   5.10    Assets.......................................................11

   5.11    Intellectual Property........................................12
   5.12    Environmental Matters........................................12
   5.13    Compliance with Laws.........................................13
   5.14    Labor Relations..............................................14
   5.15    Employee Benefit Plans.......................................14
   5.16    Material Contracts...........................................16
   5.17    Legal Proceedings............................................17
   5.18    Reports......................................................17
   5.19    Statements True and Correct..................................17
   5.20    Accounting, Tax and Regulatory Matters.......................18
   5.21    Charter Provisions...........................................18
   5.22    Board Recommendation.........................................18
   5.23    Y-2K.........................................................18


ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG AND CITIZENS...18

   6.1     Organization, Standing, and Power............................18
   6.2     Authority of FLAG and CITIZENS; No Breach By Agreement.......19
   6.3     Capital Stock................................................20
   6.4     FLAG Subsidiaries............................................20
   6.5     SEC Filings, Financial Statements............................21
   6.6     Absence of Undisclosed Liabilities...........................21
   6.7     Absence of Certain Changes or Events.........................22
   6.8     Tax Matters..................................................22
   6.9     Allowance for Possible Loan Losses...........................23
   6.10    Assets.......................................................24
   6.11    Intellectual Property........................................24
   6.12    Environmental Matters........................................25
   6.13    Compliance with Laws.........................................25
   6.14    Labor Relations..............................................26
   6.15    Employee Benefit Plans.......................................26
   6.16    Material Contracts...........................................28
   6.17    Legal Proceedings............................................29
   6.18    Reports......................................................29
   6.19    Statements True and Correct..................................29
   6.20    Accounting Tax and Regulatory Matters........................30
   6.21    Charter Provisions...........................................30
   6.22    Board Recommendation.........................................30
   6.23    Y2K..........................................................30

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION..............31

   7.1     Affirmative Covenans of BROWN BANK...........................31
   7.2     Negative Covenants of BROWN BANK.............................31
   7.3     Affirmative Covenants of FLAG................................33
   7.4     Negative Covenants of FLAG...................................33
   7.5     Adverse Changes in Condition.................................33
   7.6     Reports......................................................34


ARTICLE 8.        ADDITIONAL AGREEMENTS.................................34

   8.1     Registration Statement.......................................34
   8.2     Nasdaq Listing...............................................34
   8.3     Shareholder Approval.........................................34
   8.4     Applications.................................................35
   8.5     Filings with State Offices...................................35
   8.6     Agreement as to Efforts to Consummate........................35
   8.7     Investigation and Confidentiality............................35
   8.8     Press Releases...............................................36
   8.9     Certain Actions..............................................36
   8.10    Accounting and Tax Treatment.................................37
   8.11    Charter Provisions...........................................37
   8.12    Agreements of Affiliates.....................................37
   8.13    Employee Benefits and Contracts..............................38
   8.14    Indemnification..............................................38


ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.....39

   9.1     Conditions to Obligations of Each Party......................39
   9.2     Conditions to Obligations of FLAG............................41
   9.3     Conditions to Obligations of BROWN BANK......................42


ARTICLE 10.       TERMINATION...........................................43

   10.1    Termination..................................................43
   10.2    Effect of Termination........................................44
   10.3    Non-Survival of Representations and Covenants................44

ARTICLE 11.       MISCELLANEOUS.........................................44

   11.1    Definitions..................................................44
   11.2    Expenses.....................................................52
   11.3    Brokers and Finders..........................................53
   11.4    Entire Agreement.............................................53
   11.5    Amendments...................................................53
   11.6    Waivers......................................................53
   11.7    Assignment...................................................54
   11.8    Notices......................................................54
   11.9    Governing Law................................................55
   11.10   Counter Parts................................................55
   11.11   Captions, Articles and Sections..............................55
   11.12   Interpretations..............................................55
   11.13   Enforcement of Agreement.....................................55
   11.14   Severability.................................................56

                                LIST OF EXHIBITS

Exhibit
Number          Description
------          -----------

1.   Form of Agreement of Affiliates of THE BROWN BANK. (SS 8.12, SS 9.2(f)).

2.   Matters as to which Morris,  Manning & Martin,  L.L.P.  will opine.
     (SS 9.2(d)).

3.   Form of Claims Letter (SS 9.2(g)).

4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (SS 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 24, 1998, by and among FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and CITIZENS BANK ("CITIZENS"), a commercial bank organized under the laws of the State of Georgia and located in Vienna, Georgia, and a wholly-owned subsidiary of FLAG, and THE BROWN BANK ("BROWN BANK"), a federally-chartered savings bank whose home office is located in Cobbtown, Georgia.

                                    Preamble
                                    --------

     This Agreement provides for the acquisition of BROWN BANK by FLAG, pursuant to the merger of BROWN BANK with and into CITIZENS, a wholly-owned subsidiary of FLAG. The respective Boards of Directors of BROWN BANK, CITIZENS and FLAG are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. At the effective time of such merger, the outstanding shares of the capital stock of BROWN BANK shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of BROWN BANK shall become shareholders of FLAG, and CITIZENS shall conduct the business and operations of BROWN BANK. The transactions described in this Agreement are subject to (a) approval of the shareholders of BROWN BANK, (b) approval of FLAG, as the sole shareholder of CITIZENS, (c) approval of the Federal Deposit Insurance Corporation and the Georgia Department of Banking and Finance,
(d) notice to the Office of Thrift  Supervision of the merger of BROWN BANK, and
(e) satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 hereof.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1.
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

     1.1 Merger. Subject to the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Bank Merger Act (12 U.S.C.
Section 1828(c)) and Title 7 of the Official Code of Georgia Annotated (the "OCGA"), BROWN BANK will merge with and into CITIZENS (the "Merger"), and the outstanding shares of BROWN BANK Common Stock will be converted into the right to receive shares of FLAG Common Stock. CITIZENS shall be the Surviving Bank resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of BROWN BANK, CITIZENS, and FLAG, as set forth herein.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of BROWN BANK have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in SS 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

     2.1  Charter.   The  Articles  of   Incorporation  of  CITIZENS  in  effect
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank until duly amended or repealed.

     2.2 Bylaws. The Bylaws of CITIZENS in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Bank until duly amended or repealed.

     2.3 Directors and Officers.

     (a) The directors of the Surviving Bank shall be (i) the directors of the Surviving Bank immediately prior to the Effective Time and (ii) Dennis D. Allen, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

     (b) The executive officers of the Surviving Bank shall be (i) the executive officers and of the Surviving Bank immediately prior to the Effective Time and
(ii) Dennis D. Allen, together with such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank.

     (c) At the Effective Time, the directors of BROWN BANK immediately prior to the Effective Time shall become advisory directors to CITIZENS with respect to the Candler and Tattnall County operations of CITIZENS, which operations will conduct business under the trade name "BROWN BANK".



                                   ARTICLE 3.
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of BROWN BANK, or the shareholders of the foregoing, the shares of BROWN BANK shall be converted as follows:

     (a) Each share of capital stock of CITIZENS issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of BROWN BANK Common Stock (excluding shares held by any BROWN BANK Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.5 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held By BROWN BANK or FLAG. Each of the shares of BROWN BANK Common Stock held by any BROWN BANK Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shareholders. Any holder of shares of BROWN BANK Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Part 552 of the OTS Regulations, 12 C.F.R. Section 552.14, shall be entitled to receive the value of such shares in cash as determined pursuant to such Regulatory provision; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of Part 552 of the OTS Regulations and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of BROWN BANK fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of BROWN BANK Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of BROWN BANK Common Stock held by him. If and to the extent required by applicable Law, BROWN BANK will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of BROWN BANK Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange Procedures. Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of BROWN BANK Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of BROWN BANK Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of BROWN BANK Common Stock represented by Certificates that are not registered in the transfer records of BROWN BANK, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of BROWN BANK Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of BROWN BANK Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of BROWN BANK Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of BROWN BANK shall constitute ratification of any reasonable Exchange Agent appointed by FLAG.

     4.2 Rights of Former Shareholders of BROWN BANK. At the Effective Time, the stock transfer books of BROWN BANK shall be closed as to holders of BROWN BANK Common Stock immediately prior to the Effective Time and no transfer of BROWN BANK Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of BROWN BANK Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by BROWN BANK in respect of such shares of BROWN BANK Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of BROWN BANK shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of BROWN BANK Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.


                                   ARTICLE 5.
                  REPRESENTATIONS AND WARRANTIES OF BROWN BANK
                  --------------------------------------------

     BROWN BANK hereby represents and warrants to FLAG as follows:

     5.1 Organization, Standing, and Power. BROWN BANK is a federal savings bank duly organized, validly existing, and in good standing under the Laws of the United States, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. BROWN BANK is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. The minute book and other organizational documents for BROWN BANK have been made available to FLAG for its review and, except as disclosed in Section 5.1 of BROWN BANK Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2 Authority of BROWN BANK; No Breach By Agreement.

     (a) BROWN BANK has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of BROWN BANK, subject to the approval of this Agreement by the holders of two-thirds of the outstanding voting stock of BROWN BANK, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by BROWN BANK. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of BROWN BANK, enforceable against BROWN BANK in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by BROWN BANK, nor the consummation by BROWN BANK of the transactions contemplated hereby, nor compliance by BROWN BANK with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of BROWN BANK's Charter or Bylaws or the certificate or articles of incorporation or bylaws of any BROWN BANK
Subsidiary or any resolution adopted by the board of directors or the shareholders of any BROWN BANK Entity, or (ii) except as disclosed in Section
5.2 of BROWN BANK Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any BROWN BANK Entity under, any Contract or Permit of any BROWN BANK Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any BROWN BANK Entity or any of their respective material Assets (including any FLAG Entity or any BROWN BANK Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any BROWN BANK Entity being reassessed or revalued by any Taxing authority).

     (c)  Other  than  in  connection  or  compliance  with  the  provisions  of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by BROWN BANK of the Merger and the other transactions contemplated in this Agreement.

     5.3 Capital Stock.

     (a) As of the date of this Agreement, the authorized capital stock of BROWN BANK consists of 25,000,000 shares of BROWN BANK Common Stock, of which 175,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of BROWN BANK are duly and validly issued and outstanding and are fully paid and nonassessable under the HOLA. None of the outstanding shares of capital stock of BROWN BANK has been issued in violation of any preemptive rights of the current or past shareholders of BROWN BANK.

     (b) Except as set forth in Section 5.3(a), there are no shares of capital stock or other equity securities of BROWN BANK outstanding and no outstanding Equity Rights relating to the capital stock of BROWN BANK.

     5.4 BROWN BANK Subsidiaries. BROWN BANK has disclosed in Section 5.4 of BROWN BANK Disclosure Memorandum all of BROWN BANK Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of BROWN BANK Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section
5.4 of BROWN BANK Disclosure Memorandum, BROWN BANK or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each BROWN BANK Subsidiary. No capital stock (or other equity interest) of any BROWN BANK Subsidiary is or may become required to be issued (other than to another BROWN BANK Entity) by reason of any Equity Rights, and there are no Contracts by which any BROWN BANK Subsidiary is bound to issue (other than to another BROWN BANK Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any BROWN BANK Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any BROWN BANK Subsidiary (other than to another BROWN BANK Entity). There are no Contracts relating to the rights of any BROWN BANK Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any BROWN BANK Subsidiary. All of the shares of capital stock (or other equity interests) of each BROWN BANK Subsidiary held by a BROWN BANK Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by BROWN BANK Entity free and clear of any Lien. Except as disclosed in Section 5.4 of BROWN BANK Disclosure Memorandum, each BROWN BANK Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each BROWN BANK Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. The minute book and other organizational documents for each BROWN BANK Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of BROWN BANK Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 Financial Statements. Each of BROWN BANK Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of BROWN BANK and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements as of March 31, 1998 were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence  of  Undisclosed  Liabilities.  No BROWN  BANK  Entity has any
Liabilities that are reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of BROWN BANK as of December 31, 1997 or March 31, 1998, included in BROWN BANK Financial Statements or reflected in the notes thereto. No BROWN BANK Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in BROWN BANK Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of BROWN BANK Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, and (ii) BROWN BANK Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of BROWN BANK provided in Article 7.

     5.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any BROWN BANK Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of BROWN BANK, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a BROWN BANK Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, except as reserved against in BROWN BANK Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of BROWN BANK Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of BROWN BANK Entities, except for any such Liens which are not reasonably likely to have a BROWN BANK Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of BROWN BANK Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of BROWN BANK Entities for the period or periods through and including the date of the respective BROWN BANK Financial Statements that has been made and is reflected on such BROWN BANK Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of BROWN BANK Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of BROWN BANK Disclosure Memorandum, none of BROWN BANK Entities is a party to any Tax allocation or sharing agreement and none of BROWN BANK Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was BROWN BANK) or has any Liability for Taxes of any Person (other than BROWN BANK and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of BROWN BANK Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of BROWN BANK Disclosure Memorandum, none of BROWN BANK Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of BROWN BANK Entities that occurred during or after any Taxable Period in which BROWN BANK Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No BROWN BANK Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting BROWN BANK Entities have been or will be timely made.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of BROWN BANK included in the most recent BROWN BANK Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of BROWN BANK included in BROWN BANK Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of BROWN BANK Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by BROWN BANK Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a BROWN BANK Material Adverse Effect.

     5.10 Assets.

     (a) Except as disclosed in Section 5.10 of BROWN BANK Disclosure Memorandum or as disclosed or reserved against in BROWN BANK Financial Statements delivered prior to the date of this Agreement, BROWN BANK Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a BROWN BANK Material Adverse Effect. All tangible properties used in the businesses of BROWN BANK Entities are usable in the ordinary course of business consistent with BROWN BANK's past practices.

     (b) All Assets which are material to BROWN BANK's business on a consolidated basis, held under leases or subleases by any of BROWN BANK Entities, are held under valid Contracts enforceable against BROWN BANK in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) BROWN BANK Entities currently maintain the insurance policies described in Section 5.10(c) of BROWN BANK Disclosure Memorandum. None of BROWN BANK Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any BROWN BANK Entity under such policies.

     (d) The Assets of BROWN BANK Entities include all material Assets required to operate the business of BROWN BANK Entities as presently conducted.

     5.11 Intellectual Property. Each BROWN BANK Entity owns or has a license to use all of the Intellectual Property used by such BROWN BANK Entity in the ordinary course of its business. Each BROWN BANK Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such BROWN BANK Entity in connection with such BROWN BANK Entity's business operations, and such BROWN BANK Entity has the right to convey by sale or license any Intellectual Property so conveyed. No BROWN BANK Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of BROWN BANK, threatened, which challenge the rights of any BROWN BANK Entity with respect to Intellectual Property used, sold or licensed by such BROWN BANK Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of BROWN BANK, the conduct of the business of BROWN BANK Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of BROWN BANK Disclosure Memorandum, no BROWN BANK Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property

     5.12 Environmental Matters.

     (a) Except as disclosed in Section 5.12 of BROWN BANK Disclosure Memorandum, to the Knowledge of BROWN BANK, each BROWN BANK Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of BROWN BANK, threatened, before any court, governmental agency, or authority or other forum in which any BROWN BANK Entity or any of its Operating Properties or Participation Facilities (or BROWN BANK in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any BROWN BANK Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, nor, to the Knowledge of BROWN BANK, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of BROWN BANK Disclosure Memorandum, during the period of (i) any BROWN BANK Entity's ownership or operation of any of their respective current Assets, or (ii) any BROWN BANK Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of BROWN BANK, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. Except as disclosed in Section 5.12 of BROWN BANK Disclosure Memorandum, prior to the period of (i) any BROWN BANK Entity's ownership or operation of any of their respective current properties, (ii) any BROWN BANK Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of BROWN BANK, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     5.13 Compliance with Laws. BROWN BANK is duly incorporated as a federal savings bank under the HOLA. Each BROWN BANK Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, and, to the Knowledge of BROWN BANK, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. Except as disclosed in Section 5.13 of BROWN BANK Disclosure Memorandum, none of BROWN BANK Entities:

     (a) is in Default under any of the provisions of its Charter, Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any BROWN BANK Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, or (iii) requiring any BROWN BANK Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

     5.14 Labor Relations. No BROWN BANK Entity is the subject of any Litigation asserting that it or any other BROWN BANK Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other BROWN BANK Entity to bargain with any labor organization as to wages or conditions of employment, nor is any BROWN BANK Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any BROWN BANK Entity, pending or threatened, or to the Knowledge of BROWN BANK, is there any activity involving any BROWN BANK Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 Employee Benefit Plans.

     (a) BROWN BANK has disclosed in Section 5.15 of BROWN BANK Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any BROWN BANK Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "BROWN BANK Benefit Plans"). Each BROWN BANK Benefit Plan which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "BROWN BANK ERISA Plan." Each BROWN BANK ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as a "BROWN BANK Pension Plan." No BROWN BANK Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All BROWN BANK Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. Each BROWN BANK ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and BROWN BANK has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of BROWN BANK, no BROWN BANK Entity has engaged in a transaction with respect to any BROWN BANK Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any BROWN BANK Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     (c) No BROWN BANK Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any BROWN BANK Pension Plan, (ii) no change in the actuarial assumptions with respect to any BROWN BANK Pension Plan, and
(iii) no increase in benefits under any BROWN BANK Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any BROWN BANK Pension Plan nor any "single employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any BROWN BANK Entity, or the single-employer plan of any entity which is considered one employer with BROWN BANK under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of
Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a BROWN BANK Material Adverse Effect. No BROWN BANK Entity has provided, or is required to provide, security to a BROWN BANK Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any BROWN BANK Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a BROWN BANK Material Adverse Effect. No BROWN BANK Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA
(regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a BROWN BANK Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any BROWN BANK Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.15 of BROWN BANK Disclosure Memorandum, no BROWN BANK Entity has any Liability for retiree health and life benefits under any of BROWN BANK Benefit Plans and there are no restrictions on the rights of such BROWN BANK Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a BROWN BANK Material Adverse Effect.

     (f) Except as disclosed in Section 5.15 of BROWN BANK Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any BROWN BANK Entity from any BROWN BANK Entity under any BROWN BANK Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any BROWN BANK Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any BROWN BANK Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on BROWN BANK Financial Statements to the extent required by and in accordance with GAAP.

     5.16 Material Contracts. Except as disclosed in Section 5.16 of BROWN BANK Disclosure Memorandum or otherwise reflected in BROWN BANK Financial Statements, none of BROWN BANK Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any BROWN BANK Entity or the guarantee by any BROWN BANK Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any BROWN BANK Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among BROWN BANK Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any BROWN BANK Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and
(vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by BROWN BANK with the SEC (assuming BROWN BANK were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "BROWN BANK Contracts"). With respect to each BROWN BANK Contract and except as disclosed in Section 5.16 of BROWN BANK Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no BROWN BANK Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect; (iii) no BROWN BANK Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of BROWN BANK, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of BROWN BANK Disclosure Memorandum, no officer, director or employee of any BROWN BANK Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any BROWN BANK Entity. All of the indebtedness of any BROWN BANK Entity for money borrowed is prepayable at any time by such BROWN BANK Entity without penalty or premium.

     5.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of BROWN BANK, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any BROWN BANK Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any BROWN BANK Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any BROWN BANK Entity, that are reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. Section 5.17 of BROWN BANK Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any BROWN BANK Entity is a party and which names a BROWN BANK Entity as a defendant or cross-defendant or for which, to the Knowledge of BROWN BANK, any BROWN BANK Entity has any potential Liability.

     5.18 Reports. Since January 1, 1995, or the date of organization if later, each BROWN BANK Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any BROWN BANK Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any BROWN BANK Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any BROWN BANK Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a BROWN BANK Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 Accounting, Tax and Regulatory Matters. No BROWN BANK Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 Charter Provisions. Each BROWN BANK Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any BROWN BANK Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BROWN BANK Entity that may be directly or indirectly acquired or controlled by them.

     5.22 Board Recommendation.

     The Board of Directors of BROWN BANK, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of BROWN BANK Common Stock approve this Agreement.

     5.23 Y-2K.

     BROWN BANK has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 6.
               REPRESENTATIONS AND WARRANTIES OF FLAG AND CITIZENS
               ---------------------------------------------------

     FLAG and CITIZENS respectively hereby represent and warrant to BROWN BANK as follows:

     6.1 Organization, Standing, and Power. Each of FLAG and CITIZENS is duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and each has the corporate power and authority to carry on their business as now conducted and to own, lease and operate their material Assets. Each of FLAG and CITIZENS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG and for CITIZENS have been made available to BROWN BANK for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Boards of Directors and shareholders thereof.

     6.2 Authority of FLAG and CITIZENS; No Breach By Agreement.

     (a) Each of FLAG and CITIZENS has the corporate power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG and CITIZENS. This Agreement represents a legal, valid, and binding obligation of FLAG and CITIZENS, enforceable against each Party in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG and by CITIZENS, nor the consummation by FLAG and by CITIZENS of the transactions contemplated hereby, nor compliance by FLAG and by CITIZENS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's or CITIZENS' Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any FLAG Entity or any resolution adopted by the board of directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG or by CITIZENS of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock.

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of BROWN BANK Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of BROWN BANK Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

     (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG Subsidiaries. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to BROWN BANK for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC Filings, Financial Statements.

     (a) FLAG has timely filed and made available to BROWN BANK all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities. No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1997 and March 31, 1998, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changs in Events. Since December 31, 1997, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios
(including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10 Assets

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 Intellectual Property. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12 Environmental Matters.

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) To the Knowledge of FLAG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 Compliance with Laws. FLAG is duly registered as a bank holding company under the Federal and state bank holding company statutes. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to BROWN BANK.

     6.14 Labor Relations. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.

     (a) FLAG has disclosed in Section 6.12 of the FLAG Disclosure Memorandum and has delivered or made available to BROWN BANK prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure. Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.12 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Material Contracts. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to BROWN BANK (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG

Contract  and  except  as  disclosed  in  Section  6.16 of the  FLAG  Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section
6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 Reports. Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to BROWN BANK pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 Accounting, Tax and Regulatory Matters. No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendation. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders.

     6.23 Y-2K.

     Each FLAG Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FLAG Disclosure Memorandum sets forth a summary of the steps taken by FLAG to ensure such compliance. FLAG has entered into an agreement with Phoenix International Ltd., Inc. ("Phoenix") to license the Phoenix Retail Banking System, and FLAG is scheduled to convert each of the existing FLAG Entities, as well as the BROWN BANK Subsidiaries, to the Phoenix Retail Banking System prior to March 31, 1999. Phoenix has represented to FLAG that the Phoenix Retail Banking System is year 2000 compliant.

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of BROWN BANK. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, BROWN BANK shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of BROWN BANK. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, BROWN BANK covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Charter, Articles of Incorporation, Bylaws or other governing instruments of any BROWN BANK entity, or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a BROWN BANK Entity to another BROWN BANK Entity) in excess of an aggregate of $100,000 (for BROWN BANK Entities on a consolidated basis) except in the ordinary course of the business of BROWN BANK Subsidiaries consistent with past practices (which shall include, for BROWN BANK Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any BROWN BANK Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of BROWN BANK Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any BROWN BANK Entity, or declare or pay any dividend or make any other distribution in respect of BROWN BANK's capital stock; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of BROWN BANK Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of BROWN BANK Common Stock or any other capital stock of any BROWN BANK Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any BROWN BANK Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of BROWN BANK Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any BROWN BANK Subsidiary (unless any such shares of stock are sold or otherwise transferred to another BROWN BANK Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned BROWN BANK Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any BROWN BANK Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of BROWN BANK Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of BROWN BANK Disclosure Memorandum; and enter into or amend any severance agreements with officers of any BROWN BANK Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any BROWN BANK Entity except in accordance with past practice disclosed in Section 7.2(g) of BROWN BANK Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any BROWN BANK Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that BROWN BANK Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any BROWN BANK Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any BROWN BANK Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of BROWN BANK Disclosure Memorandum, settle any Litigation involving any Liability of any BROWN BANK Entity for material money damages or restrictions upon the operations of any BROWN BANK Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 Affirmative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of BROWN BANK shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 Negative Covvenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of BROWN BANK shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of BROWN BANK Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

     7.5 Adverse Changes in Condition. Each of FLAG and BROWN BANK agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports. Each of FLAG and BROWN BANK and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1 Registration Statement. As soon as reasonably practicable after execution of this Agreement, FLAG shall prepare and file the Registration
Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. BROWN BANK shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action. FLAG and BROWN BANK shall make all necessary fillings with respect to the Merger under the Securities Laws.

     8.2 Nasdaq Listing. FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of BROWN BANK Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Shareholder Approval. BROWN BANK shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of BROWN BANK shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of BROWN BANK, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to BROWN BANK's shareholders, under applicable law), and the Board of Directors and officers of BROWN BANK shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of BROWN BANK, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to BROWN BANK shareholders, under applicable law).

     8.4 Applications. FLAG and CITIZENS shall promptly prepare and file, and BROWN BANK shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having Jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, FLAG shall cause to be filed with the Georgia Department of Banking and Finance the Articles of Merger and the Applications required under the Laws and Regulations of the State of Georgia.

     8.6 Agrement as to Efforts in Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep each of the other Parties advised of all material developments relevant to its business and to consummation of the Merger and shall permit each of the other Parties to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by each of the other Parties concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give each of the other Parties notice as soon as practicable after any determination by it of any fact or occurrence relating to any other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a BROWN BANK Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.8 Press Releases. Prior to the Effective Time, BROWN BANK and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, no BROWN BANK Entity nor any Representatives thereof retained by any BROWN BANK Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of BROWN BANK, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to BROWN BANK's shareholders, under applicable Law, no BROWN BANK Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but BROWN BANK may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. BROWN BANK shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal. Promptly upon the occurrence thereof, BROWN BANK shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any BROWN BANK Entity that may be directly or indirectly acquired by them.

     8.12 Agreements of Affiliates. BROWN BANK has disclosed in Section 8.12 of BROWN BANK Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of BROWN BANK for purposes of Rule 145 under the 1933 Act. BROWN BANK shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of BROWN BANK Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of CITIZENS and BROWN BANK have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of BROWN BANK shall not be transferable until such time as financial results covering at least 30 days of combined operations of CITIZENS and BROWN BANK have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of BROWN BANK pursuant to this Agreement to enforce the provisions of this Section 8.12, subject to the provisions of Section 8.1 of this Agreement. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of BROWN BANK Entities employee benefits under BROWN BANK's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of BROWN BANK Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of BROWN BANK Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of BROWN BANK shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of BROWN BANK shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of BROWN BANK shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of BROWN BANK Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by BROWN BANK Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for a BROWN BANK welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of BROWN BANK Disclosure Memorandum to FLAG between any BROWN BANK Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under BROWN BANK Benefit Plans.

     8.14 Indemnification.

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from a BROWN BANK Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by BROWN BANK's Charter and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph (a)of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time),
(i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of BROWN BANK shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. FLAG, as the sole shareholder of CITIZENS, shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of BROWN BANK Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of BROWN BANK with respect to such exchange (except to the extent of any cash received), and (iii) neither BROWN BANK nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of BROWN BANK and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters. Dennis D. Allen, Rhonda Hendrix, and Barbara L. Rich shall have negotiated a mutually satisfactory employment relationship with FLAG, and any previously existing agreements between each of Mr. Allen, Ms. Hendrix, and Ms. Rich and BROWN BANK concerning employment, severance, consulting and any other compensation, including post termination payments subsequent to a change in ownership, shall have been terminated.

     9.2 Conditions to Obligations of FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of BROWN BANK set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of BROWN BANK set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a BROWN BANK Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of BROWN BANK to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. BROWN BANK shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to BROWN BANK and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by BROWN BANK's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Morris, Manning & Martin, L.L.P., counsel to BROWN BANK, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of BROWN BANK the affiliates letter referred to in Section 8.12 and Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of BROWN BANK shall have executed and delivered to FLAG letters in substantially the form of Exhibit 3.

     9.3 Conditions to Obligations of BROWN BANK. The obligations of BROWN BANK to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by BROWN BANK pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG and of CITIZENS set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.16 and 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to BROWN BANK (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as BROWN BANK and its counsel shall request.

     (d) Opinion of Counsel. BROWN BANK shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to BROWN BANK, as to the matters set forth in Exhibit 4.

                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of BROWN BANK, CITIZENS, and FLAG, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time.

     (a) By mutual consent of FLAG and BROWN BANK; or

     (b) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by any other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a BROWN BANK Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by any other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By any Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of BROWN BANK fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By any Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.5(b) shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.

                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

     11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and BROWN BANK Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "BROWN BANK Common Stock" shall mean the $1.00 par value common stock of BROWN BANK.

     "BROWN BANK Disclosure Memorandum" shall mean the written information entitled "BROWN BANK Disclosure Memorandum" delivered prior to execution of this Agreement, to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "BROWN BANK Entities" shall mean, collectively, BROWN BANK and all BROWN BANK Subsidiaries.

     "BROWN BANK Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of BROWN BANK as of March 31, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated statements of condition of BROWN BANK (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to March 31, 1998.

     "BROWN  BANK  Material  Adverse  Effect"  shall  mean an  event,  change or occurrence  which,  individually  or together  with any other  event,  change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of BROWN BANK and its Subsidiaries, taken as a whole, or (ii) the ability of BROWN BANK to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that a "BROWN BANK Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of BROWN BANK (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "BROWN BANK Subsidiaries" shall mean the Subsidiaries of BROWN BANK, which shall include BROWN BANK Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of BROWN BANK in the future and held as a Subsidiary by BROWN BANK at the Effective Time.

     "Certificate of Merger" shall mean the Certificate of Merger to be executed by CITIZENS and BROWN BANK and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement, to BROWN BANK describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of March 31, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of BROWN BANK in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HOLA" shall mean the Home Owners' Loan Act of 1933, as amended.

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to a BROWN BANK Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such BROWN BANK Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "OTS" shall mean the Office of Thrift Supervision.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either BROWN BANK, CITIZENS, or FLAG, and "Parties" shall mean BROWN BANK, CITIZENS, and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of BROWN BANK in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of BROWN BANK to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Bank" shall mean CITIZENS as the surviving bank resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or "Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

         Allowance                             Section 5.9
         BROWN BANK Benefit Plans              Section 5.15(a)
         BROWN BANK Contracts                  Section 5.16
         BROWN BANK ERISA Plan                 Section 5.15(a)
         BROWN BANK Pension Plan               Section 5.15(a)
         Certificates                          Section 4.1
         Closing                               Section 1.2
         Effective Time                        Section 1.3
         ERISA Affiliate                       Section 5.15(c)
         Exchange Agent                        Section 4.1
         Exchange Ratio                        Section 3.1(b)
         FLAG Benefit Plans                    Section 6.15(a)
         FLAG ERISA Plan                       Section 6.15(a)
         FLAG Pension Plan                     Section 6.15(a)
         FLAG SEC Reports                      Section 6.5(a)
         Merger                                Section 1.1
         Tax Opinion                           Section 9.1(e)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     (b) If this  Agreement is terminated by FLAG pursuant to Sections  10.1(b),
(c) or (d)(ii), BROWN BANK shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) If this Agreement is terminated by BROWN BANK pursuant to Sections 10.1(b) or (c), FLAG shall pay to BROWN BANK an amount equal to the lesser of $100,000 or BROWN BANK's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by BROWN BANK or by FLAG, each of BROWN BANK and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of BROWN BANK Common Stock, there shall be made no amendment that, pursuant to Section 552.13(h) of the OTS Regulations, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of BROWN BANK Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by BROWN BANK, to waive or extend the time for the compliance or fulfillment by BROWN BANK of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, BROWN BANK, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG or by CITIZENS, to waive or extend the time for the compliance or fulfillment by FLAG or by CITIZENS, of any and all of its obligations under this

Agreement, and to waive any or all of the conditions precedent to the obligations of BROWN BANK under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of BROWN BANK.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                    BROWN BANK:         BROWN BANK
                                        Railroad Street
                                        Cobbtown, Georgia  30420
                                        Telecopy Number: (912) 934-0105
                                        Attention:  Dennis D. Allen

               Copy to Counsel:         Morris, Manning & Martin, L.L.P.
                                        1600 Atlanta Financial Center
                                        3343 Peachtree Road, NE
                                        Atlanta, GA 30326
                                        Telecopy Number: (404) 365-9532
                                        Attention:  T. Daniel Brannan, Esq.

                          FLAG:         FLAG Financial Corporation
                                        101 North Greenwood St.
                                        LaGrange, GA 30240
                                        Telecopy Number: (706) 845-5155
                                        Attention:  J. Daniel Speight, Jr.

                      CITIZENS:         Citizens Bank
                                        100 Union Street
                                        Vienna, GA  31092
                                        Telecopy Number:  (912) 268-7383
                                        Attention:  J. Daniel Speight, Jr.

               Copy to Counsel:         Powell  Goldstein  Frazer  & Murphy LLP
                                        Sixteenth Floor
                                        191 Peachtree Street, N.E.
                                        Atlanta, GA 30303
                                        Telecopy Number: (404) 572-5958
                                        Attention:  Walter G. Moeling IV, Esq.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                   SIGNATURES TO AGREEMENT AND PLAN OF MERGER


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                FLAG FINANCIAL CORPORATION



                                By:      /s/J. Daniel Speight, Jr.
                                         -----------------------------------
                                         J. Daniel Speight, Jr.
                                         President & Chief Executive Officer



                                CITIZENS BANK



                                By:      /s/J. Daniel Speight, Jr.
                                         ----------------------------------
                                         J. Daniel Speight, Jr.
                                         President



                                THE BROWN BANK



                                By:      /s/Dennis D. Allen
                                         ---------------------------------
                                         Dennis D. Allen
                                         President

                                    Exhibit 1


12.1     AFFILIATE AGREEMENT



FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA  30240

Attention:  J. Daniel Speight, Jr.

Gentlemen:

     The undersigned is a shareholder of THE BROWN BANK, a federal savings bank, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of July 24, 1998 (the "Agreement"), by and among FLAG, CITIZENS BANK ("CITIZENS"), and THE BROWN BANK. Under the terms of the Agreement, THE BROWN BANK will be merged into and with CITIZENS, a wholly-owned subsidiary of FLAG (the "Merger"), and the shares of the $1.00 par value common stock of THE BROWN BANK ("BROWN BANK Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to THE BROWN BANK he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipate that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restrictions on Disposition.

     The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of BROWN BANK Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of CITIZENS and THE BROWN BANK. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

     (a) At any meeting of shareholders of THE BROWN BANK called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by THE BROWN BANK of the Merger
Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

     (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of BROWN BANK Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of BROWN BANK Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of THE BROWN BANK held to approve the Merger.

     (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
(2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act.

     Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for THE BROWN BANK.

     6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock, together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8. Certain Actions. The undersigned covenants and agrees with FLAG that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Candler and Tatnall Counties, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, THE BROWN BANK, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, THE BROWN BANK, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

     (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

     (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

     (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

     The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of THE BROWN BANK acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

     9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of THE BROWN BANK and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten-percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten-percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                        SIGNATURES CONTAINED ON NEXT PAGE

     This   Affiliate   Agreement  is  executed  as  of  the  _________  day  of
________________, 1998.

                                   Very truly yours,


                                   _________________________________________
                                   Signature

                                   _________________________________________
                                   Print Name
                                   _________________________________________
                                   Address:
                                   _________________________________________

                                   _________________________________________


                                   [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                   _________________________________________
                                   Name

                                   _________________________________________
                                   Name

                                   _________________________________________
                                   Name


AGREED TO AND ACCEPTED as of
the _______ day of _____________________, 1998.

FLAG FINANCIAL CORPORATION


By: _____________________________________

                                    Exhibit 2


     13.1 MATTERS AS TO WHICH MORRIS, MANNING & MARTIN, L.L.P. WILL OPINE

     1. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of THE BROWN BANK or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which THE BROWN BANK is a party or by which THE BROWN BANK is bound.

     2. The Agreement has been duly and validly executed and delivered by THE BROWN BANK and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of THE BROWN BANK enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     3. The authorized capital stock of THE BROWN BANK consists of 25,000,000 shares of the BROWN BANK Common Stock, of which 175,000 shares were issued and outstanding as of _______________________, 1998. The shares of the BROWN BANK Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable under the OTS Regulations. To our knowledge, except as set forth above, or as disclosed in Section 5.3 of the BROWN BANK Disclosure Memorandum, as of ______________, 1998, there were no shares of capital stock or other equity securities of THE BROWN BANK outstanding and no outstanding Equity Rights relating to the capital stock of THE BROWN BANK.

                                    Exhibit 3



                                            ____________________, 1998




FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

         RE:      THE BROWN BANK

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of July 24, 1998, by and among FLAG Financial Corporation, Citizens Bank, and The Brown Bank.

     In my capacity as an officer or a director of The Brown Bank, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under The Brown Bank's Charter or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.

                                       Very truly yours,


                                       _____________________________________
                              14.1     Signature of Officer or Director


                                       _____________________________________
                              14.2     Name of Officer or Director



                                       _____________________________________
                                       Position at The Brown Bank

                                    Exhibit 4


           MATTERS AS TO WHICH POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   WILL OPINE


     1. FLAG Financial Corporation ("FLAG") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by THE BROWN BANK, constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of ____________ 1998, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding as of _____________________ 1998. The shares of FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section
6.3 of the FLAG Disclosure Memorandum,  as of  _________________________,  1998,
there were no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of THE BROWN BANK as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.

                                   APPENDIX B

                               DISSENTER'S RIGHTS

Pursuant to 12 C.F.R. Section 552.14 of the Regulations of the Office of Thrift Supervision

                          TITLE 12 -- BANKS AND BANKING
      CHAPTER V -- OFFICE OF THRIFT SUPERVISION, DEPARTMENT OF THE TREASURY
                   SUBCHAPTER A -- ORGANIZATION AND PROCEDURES
     PART 552 -- INCORPORATION, ORGANIZATION, AND CONVERSION OF FEDERAL STOCK
                                  ASSOCIATIONS

                                12 C.F.R. 552.14

         Section 552.14 Dissenter and appraisal rights.

         (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with Section 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock:
Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to Section 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

         (c)      Procedure

                  (1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

                  (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

                  (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

                           (i) Give written  notice by mail to  stockholders  of
                  constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                           (ii) Make a written offer to each  stockholder to pay
                  for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                           (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and
                  (c)(6) of this section (set out in the notice) must be satisfied.

         The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

                  (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

                  (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

                  (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

                  (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

                  (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

                  (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

                  (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

                  (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding in which the director was made a party by reason of the fact he is or was a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of the directors' liability to the corporation (except under the four situations described above). The indemnification provisions are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for a similar amount of indemnification for the officers of FLAG. In the Bylaws of FLAG, shareholders are entitled to notification of any indemnification paid to the directors. The GBCC's provisions for indemnification are summarized below.

         Section 14-2-851 of the GBCC empowers a corporation to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in connection with such proceeding, if he: (i) conducted himself in good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation (for example, this Section states that a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies this requirement), and (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. This Section further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standards of conduct described above. This Section also provides that a corporation is not permitted to indemnify any director of the corporation under this Section in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards of conduct as outlined in this Section), nor may a corporation indemnify a director under this Section in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that improper personal benefit was received by him (whether or not the conduct involved action in his official capacity).

         Section 14-2-852 requires a corporation to indemnify a director against reasonable expenses incurred by the director in connection with any proceeding to which he was a party because he was a director of the corporation where the director is wholly successful, on the merits or otherwise, in the defense of such proceeding.

         Section 14-2-853 empowers a corporation to advance funds to a director, before the final disposition of a proceeding to which he was a party because he was a director of the corporation, in order to pay for or reimburse the reasonable expenses incurred by the director if the director delivers to the corporation a written affirmation to the corporation of his belief that he has satisfied the relevant standard of conduct described in Section 14-2-851 (or that the proceeding involves conduct for which a director's liability has been eliminated under the corporation's articles of incorporation), and a written undertaking by the director to repay any funds so advanced (which must be an unlimited general obligation of the director, but which need not be secured, and which may be accepted by the corporation without reference to the financial ability of the director to repay the advancement) if it is ultimately determined that the director is not entitled to indemnification under the provisions of the GBCC. This Section further provides that any advancement of expenses to be made pursuant to this Section must be authorized (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom will constitute a quorum for such purposes) or by a majority of the members of a committee consisting of two or more disinterested directors who are appointed by such a vote; or (b) if there are fewer than two disinterested directors, by majority vote of a quorum of the Board of Directors, in which authorization the directors who do not qualify as disinterested directors may take part; or (ii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the authorization.

         Section 14-2-854 provides that a director who is a party to a proceeding by virtue of the fact that he is a director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification or the advancement of expenses. Once a court receives such an application, and after the court gives any notice which it deems necessary, the court considering the application must order indemnification or advance for expenses (i) if the court determines that the director is entitled to such indemnification, or (ii) if the court determines that, taking into account all of the relevant circumstances, it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director failed to satisfy the standards of conduct set forth in Section 14-2-851, failed to comply with the requirements of Section 14-2-853, or was adjudged liable in any proceeding by or in right of the corporation or any proceeding initiated on the basis that improper personal benefit was received by the director (provided that, if the director is adjudged so liable, the indemnification must be limited to the reasonable expenses incurred by the director in connection with such proceeding). In addition, Section 14-2-851 states that, if the court determines that the director is entitled to indemnification or advance for expenses, the court may also direct the corporation to pay the director's reasonable expenses incurred in connection with obtaining such court-ordered indemnification or advance for expenses.

         Section 14-2-855 states that a corporation may not indemnify a director under Section 14-2-851 unless such indemnification is authorized thereunder and a determination is made that the indemnification of the director in a particular proceeding is permissible due to the fact that the director has satisfied the relevant standard of conduct set forth in Section 14-2-851. Such a determination must be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all such disinterested directors (a majority of whom constitutes a quorum for such purposes) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel selected in the manner described in (i) above, or, if there are fewer than two disinterested directors, selected by the board of directors (including the directors who are not considered disinterested directors); or (iii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the determination. The authorization of indemnification and evaluation as to the reasonableness of the expenses involved with such indemnification must be obtained in the same manner as the determination that indemnification is permissible (as described above), except that, if there are fewer than two disinterested directors, or the determination as to the permissibility of the indemnification is made by special legal counsel, then the authorization of such indemnification and the evaluation as to the reasonableness of the expenses involved must be made by the board of directors (in which authorization and evaluation directors who do not qualify as disinterested directors may participate).

         Section 14-2-856 states that, if authorized by the corporation's articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation will be permitted to indemnify a director made a party to a proceeding (including a proceeding brought by or in right of the corporation), without regard to the other limitations on indemnification contained within Title 14, Chapter 2, Article 8, Part 5 of the GBCC, but any director, who at the time does not qualify as a disinterested director with respect to an existing or threatened proceeding that would be covered by such authorization, will not be permitted to vote the shares owned or voted under the control of such director with respect to such authorization. However, Section 14-2-856 further states that no corporation may indemnify a director under Section 14-2-856 for any liability incurred in a proceeding in which the director is adjudged liable to the corporation (or is subjected to injunctive relief in favor of the corporation): (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or omissions involving intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC (relating to unlawful distributions); or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized in the manner described above, a corporation may advance or reimburse expenses incurred by the director in advance of final disposition of the proceeding only if the director delivers a written affirmation to the corporation which indicates his good faith belief that his conduct does not fall within any of the four categories of conduct listed above, and a written undertaking by the director (executed personally or on his behalf) to repay any advances made to him by the corporation if it is ultimately determined that the director is not entitled to indemnification under this Section.

         Section 14-2-857 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is made a party to a proceeding by virtue of his status as an officer of the corporation. A corporation's officers may be indemnified to the same extent as the corporation's directors (as discussed above), and any officer who is not also a director (or who was made a party to a proceeding solely due to an act or omission committed in his role as an officer) may be indemnified to any further extent as provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct which constitutes: (i) an appropriation, in violation of his duties as an officer, of any business opportunity of the corporation; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832; or (iv) the receipt of an improper personal benefit. In addition, this Section provides that a corporation may indemnify and advance expenses to its employees or agents (who are not also directors) to the extent provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract (so long as such indemnification or advancement of expenses is consistent with public policy).

         Section 14-2-858 provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee or agent of the corporation serves at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or advance expenses against such liability under the provisions of Title 14, Chapter 2, Article 8, Part 5 of the GBCC.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


Item 21. Exhibits And Financial Statement Schedules

         (a)        Exhibits

Exhibit
Number              Description of Exhibits
------              -----------------------

     2.1        -   Agreement and Plan of Merger, dated as of July 24, 1998, by and  among  FLAG,  Citizens  Bank  and  Brown  (included  in
                    Appendix   A   to   the   Proxy   Statement/Prospectus   and
                    incorporated by reference herein).

     2.2        -   Agreement and Plan of Merger dated as of July 30, 1998, by and between FLAG and Empire Bank Corp. (incorporated by reference herein from the registrant's Current Report on Form 8-K filed August 10, 1998)

     2.3        -   Agreement and Plan of Merger dated as of August 19, 1998, by and  between  FLAG and  Heart of  Georgia  Bancshares,  Inc.
                    (incorporated  by  reference  herein  from the  registrant's
                    Current Report on Form 8-K filed August 25, 1998)

     4.1        -   Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the  registrant's
                    Annual  Report  on Form  10-K  for  the  fiscal  year  ended
                    December 31, 1993)

     4.2        -   Bylaws  of  FLAG,  as  amended  (incorporated  herein  by
                    reference from Exhibit  3.1(ii) of the  registrant's  Annual
                    Report on Form 10-K for the fiscal year ended  December  31,
                    1993)

      5         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent)

      8         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding federal income tax matters (including consent)

     10.1       -   Employment Agreement between J. Daniel Speight, Jr. and the
                    Company dated as of April 1, 1998*+

     10.2       -   Employment Agreement between John S. Holle and the Company dated as of April 1, 1998*+

     10.3       -   Employment Agreement between Ellison C. Rudd and the Company dated as of April 1, 1998*+

     10.4       -   Employment Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5       -   Separation Agreement between Charles O. Hinely and the
                    Company dated April 1, 1998*+

     10.6       -   Separation Agreement between J. Preston Martin and the
                    Company dated May 13, 1998*+

     10.7       -   Split Dollar Insurance Agreement between J. Daniel Speight,
                    Jr. and Citizens Bank dated November 2, 1992*+

     10.8       -   Director Indexed Retirement Program for Citizens Bank dated
                    January 13, 1995*+

     10.9       -   Form  of Executive  Agreement  (pursuant to Director Indexed
                    Retirement Program for Citizens Bank)for individuals listed on exhibit cover page*+

    10.10       -   Form of Flexible Premium Life  Insurance Endorsement  Method
                    Split Dollar Plan Agreement (pursuant  to  Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11       -   Tax  Sharing  Agreement  dated  March  1, 1994,  among  the
                    Company,  the  Bank  and  Piedmont  Mortgage  Service,  Inc.
                    (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.12       -   Director  Indexed Fee Continuation Program for First Federal
                    Savings Bank of LaGrange effective February 3, 1995*+

    10.13       -   Form of Director Agreement (pursuant to Director Indexed Fee
                    Construction  Program  for  First  Federal  Savings  Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.14       -   Form of Flexible Premium Life Insurance  Endorsement  Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Fee  Continuation  Program of First Federal  Savings Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.15       -   Form of Indexed Executive Salary Continuation Plan Agreement
                    by and between First Federal Savings Bank of LaGrange and individuals listed on exhibit coverage page*+

    10.16       -   Form of Flexible Premium Life  Insurance  Endorsement Method
                    Split Dollar Plan  Agreement  (pursuant to Executive  Salary
                    Continuation   Plan  for  First  Federal   Savings  Bank  of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.17       -   Indexed Executive Salary Continuation Plan Agreement by  and
                    between First  Federal  Savings Bank of LaGrange and William
                    F. Holle, Jr. dated February 3, 1995*+

    10.18       -   FLAG Financial  Corporation 1994  Employees  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19       -   FLAG Financial  Corporation 1994  Directors  Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1993)*

      11        -   Statement regarding Computation of Per Share Earnings+

      13        -   Registrant's Annual Report for the fiscal year ended
                    December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21        -   Subsidiaries of the registrant +

     23.1       -   Consent of Porter Keadle Moore, LLP (with respect to
                    financial statements of FLAG Financial Corporation)

     23.2       -   Consent of Robinson, Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation)

     23.3       -   Consent of Porter Keadle Moore, LLP (with respect to
                    financial statements of Middle Georgia Bankshares, Inc.)

     23.4       -   Consent of Thigpen, Jones, Seaton & Co., P.C. (with respect to financial statements of Three Rivers Bancshares, Inc.)

     23.5       -   Consent of Porter Keadle Moore, LLP (with respect to
                    financial statements of The Brown Bank)

     23.6       -   Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8)

      24        -   Powers of Attorney (appears on the signature  page  to  this
                    Registration Statement)

     99.1       -   Form of Proxy of Brown

     99.2 FLAG Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (without exhibits)

     99.3           FLAG Quarterly Report on Form 10-Q  for  the  quarter  ended
                    June 30, 1998

         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.


Item 22.          Undertakings

         (a)       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)    To include any prospectus required by Section 10
                  (a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                         (iii) To include any material  information with respect
                  to the plan of  distribution  not previously  disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on October 14, 1998.


                                           FLAG FINANCIAL CORPORATION



                                      By:  /s/ J. Daniel Speight, Jr.
                                           --------------------------
                                           J. Daniel Speight, Jr.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Daniel Speight, Jr. and John S. Holle, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on October 14, 1998.


           Signature                                Title
           ---------                                -----

 /s/ Dr. A. Glenn Bailey                      Director
 ----------------------------
           Dr. A. Glenn Bailey


/s/ H. Speer Burdette, III                    Director
-----------------------------
           H. Speer Burdette, III


/s/ Patti S. Davis                            Director, Senior Vice President,
------------------------------                Chief Financial Officer and
           Patti S. Davis                     Director(principal financial and
                                              accounting officer)

/s/ Fred A. Durand, III                       Director
------------------------------
           Fred A. Durand, III


/s/ John S. Holle                             Chairman of the Board and Director
------------------------------
           John S. Holle


/s/ James W. Johnson                          Director
------------------------------
           James W. Johnson


                                              Director
------------------------------
           Kelly R. Linch


                                              Director
------------------------------
           J. Preston Martin


/s/ Ellison C. Rudd                           Senior Vice President, Secretary
------------------------------                and Treasurer
           Ellison C. Rudd


/s/ J. Daniel Speight                         President, Chief Executive Officer
------------------------------                and Director(principal executive
           J. Daniel Speight                  officer)



/s/ John W. Stewart, Jr.                      Director
----------------------------
           John W. Stewart, Jr.


                                              Director
-----------------------------
           Robert W. Walters

                                  EXHIBIT INDEX


Exhibit
Number                            Description of Exhibits
------                            -----------------------

     2.1        -   Agreement and Plan of Merger, dated as of July 24, 1998, by and  among  FLAG,  Citizens  Bank  and  Brown  (included  in
                    Appendix   A   to   the   Proxy   Statement/Prospectus   and
                    incorporated by reference herein)

     2.2        -   Agreement and Plan of Merger dated as of July 30, 1998, by and between FLAG and Empire Bank Corp. (incorporated by reference herein from the registrant's Current Report on Form 8-K filed August 10, 1998)

     2.3        -   Agreement and Plan of Merger dated as of August 19, 1998, by and  between  FLAG and  Heart of  Georgia  Bancshares,  Inc.
                    (incorporated  by  reference  herein  from the  registrant's
                    Current Report on Form 8-K filed August 25, 1998)

     4.1        -   Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the  registrant's
                    Annual  Report  on Form  10-K  for  the  fiscal  year  ended
                    December 31, 1993)

     4.2        -   Bylaws  of  FLAG,  as  amended  (incorporated  herein  by
                    reference from Exhibit  3.1(ii) of the  registrant's  Annual
                    Report on Form 10-K for the fiscal year ended  December  31,
                    1993)

      5         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent)

      8         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP regarding federal income tax matters (including consent)

     10.1       -   Employment Agreement between J. Daniel Speight, Jr. and the
                    Company dated as of April 1, 1998*+

     10.2       -   Employment Agreement between John S. Holle and the Company dated as of April 1, 1998*+

     10.3       -   Employment Agreement between Ellison C. Rudd and the Company dated as of April 1, 1998*+

     10.4       -   Employment Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5       -   Separation Agreement between Charles O. Hinely and the
                    Company dated April 1, 1998*+

     10.6       -   Separation Agreement between J. Preston Martin and the
                    Company dated May 13, 1998*+

     10.7       -   Split Dollar Insurance Agreement between J. Daniel Speight,
                    Jr. and Citizens Bank dated November 2, 1992*+

     10.8       -   Director Indexed Retirement Program for Citizens Bank dated
                    January 13, 1995*+

     10.9       -   Form of Executive Agreement (pursuant to Director Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.10       -   Form of Flexible Premium Life Insurance Endorsement Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

    10.11       -   Tax Sharing Agreement dated March 1, 1994, among the
                    Company,  the  Bank  and  Piedmont  Mortgage  Service,  Inc.
                    (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

    10.12       -   Director Indexed Fee Continuation Program for First Federal
                    Savings Bank of LaGrange effective February 3, 1995*+

    10.13       -   Form of Director Agreement (pursuant to Director Indexed Fee
                    Construction  Program  for  First  Federal  Savings  Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.14       -   Form of Flexible Premium Life Insurance Endorsement Method
                    Split Dollar Plan  Agreement  (pursuant to Director  Indexed
                    Fee  Continuation  Program of First Federal  Savings Bank of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.15       -   Form of Indexed Executive Salary Continuation Plan Agreement
                    by and between First Federal Savings Bank of LaGrange and individuals listed on exhibit coverage page*+

    10.16       -   Form of Flexible Premium Life Insurance Endorsement Method
                    Split Dollar Plan  Agreement  (pursuant to Executive  Salary
                    Continuation   Plan  for  First  Federal   Savings  Bank  of
                    LaGrange) for individuals listed on exhibit cover page*+

    10.17       -   Indexed Executive Salary Continuation Plan Agreement by and
                    between First  Federal  Savings Bank of LaGrange and William
                    F. Holle, Jr. dated February 3, 1995*+

    10.18       -   FLAG Financial Corporation 1994 Employees Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

    10.19       -   FLAG Financial Corporation 1994 Directors Stock Incentive
                    Plan (Incorporated herein by reference from Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended
                    December 31, 1993)*

      11        -   Statement regarding Computation of Per Share Earnings+

      13        -   Registrant's Annual Report for the fiscal year ended
                    December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21        -   Subsidiaries of the registrant +

     23.1       -   Consent of Porter Keadle Moore, LLP (with respect to
                    financial statements of FLAG Financial Corporation)

     23.2       -   Consent of Robinson, Grimes and Company, P.C. (with respect to financial statements of FLAG Financial Corporation)

     23.3       -   Consent of Porter Keadle Moore LLP (with Respect to
                    financial statements of Middle Georgia Bankshares, Inc.)

     23.4       -   Consent of Thigpen, Jones, Seaton & Co., P.C. (with respect to financial statements of Three Rivers Bancshares, Inc.)

     23.5       -   Consent of Porter Keadle Moore, LLP (with respect to
                    financial statements of The Brown Bank)

     23.6       -   Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8)

      24        -   Powers of Attorney (appears on the signature page to this
                    Registration Statement)

     99.1       -   Form of Proxy of Brown

     99.2 FLAG Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (without exhibits)

     99.3           FLAG Quarterly Report on Form 10-Q for the quarter ended
                    June 30, 1998

         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.